Back to Form 8-K

Exhibit 10.1

Original Contract Number: 093-HUS-WCC-2
Amendment Number:
Maximum Contact Value:

Contractor Contact Person and Telephone: Kathleen M. Brennan, 860-424-5693

Purchase Of Service - 1/09/06

STATE OF CONNECTICUT
DEPARTMENT OF SOCIAL SERVICES
HUMAN SERVICE CONTRACT

CONTRACT SUMMARY

The State of Connecticut Department:	Department of Social Services
Street:	25 Sigourney Street
City: Hartford	State: CT	Zip: 06106
Tel:	860 - 424 5693
hereinafter “the Department”, hereby enters into a contract with
Contractor’s Name:	WellCare of Connecticut, Inc.
Street: City: State: Zip:	127 Washington Avenue North Haven CT 06473
Tel #:	203-239 7444 x 3019
Hereinafter “the Contractor” , for the provision of services outlined herein in Part I
Term of Contract:	This contract is in effect from 07/01/2005 through 6/30/2007
Statutory Authority:	The Department in authorized to enter into this contract pursuant to § 4 -8 17b-266 of the Connecticut General Statutes.
Set-Aside Status	Contract ☐ IS ☒ IS NOT a set aside Contractors pursuant to § 32-9e of the Connecticut General Statutes.
Effective date
This contract shall become effective only as of the date of signature by the Department’s authorized official(s) and, where applicable, the date of approval by the Attorney General. Upon such execution, this contract shall be deemed effective for the entire Term specified above. This contract may be Amended subject to Part II, Section E1 of this contract.

Table of Contents

I Scope of Services, Contract Performance, Budget, Reports and Other Program- and Department-Specific Provisions

II. Mandatory Terms and Conditions

A. Client-Related Safeguards
1. Inspection of Work Performed
2. Safeguarding Client Information
3. Reporting of Client Abuse or Neglect
B. Contractor Obligations
1. Credits and Rights in Data
2. Organizational Information, Conflict of Interest, IRS Form 990
3. Prohibited Interest
4. Offer of Gratuities
5. Related Party Transactions
6. Organizational Information
7. Insurance
8. Reports
9. Delinquent Reports
10. Workforce Analysis
11. Record Keeping and Access
12. Audit Requirements
13. Litigation
14. Lobbying
C. Statutory and Regulatory Compliance
1. Compliance with Law and Policy
2. Federal Funds
3. Facility Standards and Licensing Compliance
4. Suspension or Debarment
5. Non-discrimination Regarding Sexual Orientation
6. Executive Orders 3, 16, 17 and 7b (NEW)
7. Non-discrimination and Affirmative Action
8. Americans With Disabilities Act of 1990
9. Utilization of Minority Business Enterprises
10. Priority Hiring
11. Non- smoking
12. Government Function; Freedom of Information
13. HIPAA Requirements
D. Miscellaneous Provisions
1. Liaison
2. Choice of Law and Choice of Forum
3. Subcontracts
4. Mergers and Acquisitions
5. Equipment
6. Independent Capacity of Contractor
7. Settlement of Disputes and Claims Commission
E. Revisions, Reductions, Default and Cancellation
1. Contract Revisions and Amendments
2. Contract Reduction
3. Default by Contractor
4. Non-enforcement Not to Constitute Waiver
5. Cancellation and Recoupment
6. Transition after Termination or Expiration of Contract
7. Program Cancellation

I. SCOPE OF SERVICES, CONTRACT PERFORMANCE, BUDGET, REPORTS AND
OTHER PROGRAM-SPECIFIC PROVISIONS

The Contractor shall provide the following specific services for the HUSKY B Program(s) and agrees to comply with the terms and conditions set forth as required by the Department, including but not limited to the requirements and measurements for scope of services, contract performance, quality assurance, reports, terms of payment and budget. No provisions shall be contained in this Part I which negate, supersede or contradict any provision of Part II. In the event of any such inconsistency between Part I and Part II, the provisions of Part II shall control.

2/12/03 HUSKY B
PART I: GENERAL CONTRACT TERMS FOR MCOS
PART II: STANDARD CONNECTICUT CONTRACT TERMS
1.	DEFINITIONS
2.	DELEGATIONS OF AUTHORITY
3.	FUNCTIONS AND DUTIES OF THE MCO
3.01	Provision of Services
3.02	Non-Discrimination
3.03	Gag Rules/Integrity of Professional Advice to Members
3.04	Coordination and Continuation of Care
3.05	Emergency Services
3.06	Geographic Coverage
3.07	Choice of Health Professional
3.08	Provider Network
3.09	Network Adequacy and Maximum Enrollment Levels
3.10	Provider Contracts
3.11	Provider Credentialing and Enrollment
3.12	Specialist Providers and the Referral Process
3.13	PCP Selection, Scheduling and Capacity
3.14	Family Planning Access and Confidentiality
3.15	Pharmacy Access
3.16	Mental Health and Substance Abuse Access
3.17	Children's Issues and Preventive Care and Services
3.18	Well-Care Services for Adolescents
3.19	HUSKY Plus
3.20	Prenatal Care
3.21	Dental Care
3.22	Pre-Existing Conditions
3.23	Prior Authorization
3.24	Newborn Enrollment and Minimum Hospital Stays
3.25	Acute Care Hospitalization at Time of Enrollment or Disenrollment
3.26	Open Enrollment
3.27	Special Disenrollment
3.28	Linguistic Access
3.29	Services to Members
3.30	Information to Potential Members
3.31	DSS Marketing Guidelines
3.32	Health Education
3.33	Quality Assessment and Performance Improvement
3.34	Inspection of Facilities
3.35	Examination of Records
3.36	Medical Records
3.37	Audit Liabilities
3.38	Clinical Data Reporting
3.39	Utilization Management
3.40	Financial Records
3.41	Insurance
3.42	Subcontracting for Services
3.43	Timely Payment of Claims
3.44	Insolvency Protection
3.45	Fraud and Abuse

4.	MCO Responsibility Concerning Payments Made On Behalf Of The Member
4.01	Deductibles, Coinsurance, Annual Benefit Maximums, and Lifetime Benefit Maximums
4.02	Payments for Noncovered Services
4.03	Cost-Sharing Exemption for American Indian/Native American Children
4.04	Copayments
4.05	Copayments Prohibited
4.06	Maximum Annual Limits for Copayments
4.07	Tracking Copayments
4.08	Amount of Premium Paid
4.09	Billing and Collecting the Premium Payments
4.10	Notification of Premium Payments Due
4.11	Notification of Non-payment of the Premium Payments
4.12	Past Due Premium Payments Paid
4.13	Resumption of Services if the Child is Re-enrolled
4.14	Overpayment of Premium
4.15	Member Premium Share Paid by Another Entity
4.16	Tracking Premium Payments

5.	LIMITED COVERAGE OF SOME GOODS AND SERVICES AND ALLOWANCES
5.01	Limited Coverage of Some Goods and Services

6.	FUNCTIONS AND DUTIES OF THE DEPARTMENT
6.01	Eligibility Determinations
6.02	Ineligibility Determinations
6.03	Enrollment / Disenrollment
6.04	Lock-In / Open Enrollment
6.05	Capitation Payments to the MCO
6.06	Newborn Retroactive Adjustments
6.07	Information

7.	DECLARATIONS AND MISCELLANEOUS PROVISIONS
7.01	Competition not Restricted
7.02	Nonsegregated Facilities
7.03	Offer of Gratuities
7.04	Employment/Affirmative Action Clause
7.05	Confidentiality
7.06	Independent Capacity
7.07	Liaison
7.08	Governmental Function and Freedom of Information
7.09	Waivers
7.10	Force Majeure
7.11	Financial Responsibilities of the MCO
7.12	Captilization and Reserves
7.13	Members Held Harmless
7.14	Compliance with Applicable Laws, Rules and Policies
7.15	Federal Requirements and Assurances
7.16	Civil Rights
7.17	Statutory Requirements
7.18	Disclosure of Interlocking Relationships
7.19	DEPARTMENT'S Data Files

7.20	Hold Harmless
7.21	Executive Orders

8.	MCO RESPONSIBILITIES CONCERNING INTERNAL AND EXTERNAL APPEALS
8.01	MCO Responsibilities Concerning Internal and External Appeals and Notices of Denial
8.02	Internal Appeal Process Required
8.03	Denial Notice
8.04	Internal Appeal Process
8.05	Written Appeal Decision
8.06	Expedited Review
8.07	External Appeal Process through the DOI
8.08	Provider Appeal Process

9.	CORRECTION ACTION AND CONTRACT TERMINATION
9.01	Performance Review
9.02	Settlement of Disputes
9.03	Administrative Errors
9.04	Suspension of New Enrollment
9.05	Sanctions
9.06	Payment Withhold, Class C Sanctions
9.07	Emergency Services Denials
9.08	Termination for Default
9.09	Termination for Mutual Convenience
9.10	Termination for Financial Instability of the MCO
9.11	Termination for Unavailability of Funds
9.12	Termination for Collusion in Price Determination
9.13	Termination Obligations of Contracting Parties
9.14	Waiver of Default

10.	OTHER PROVISIONS
10.01	Severability
10.02	Effective Date
10.03	Order of Precedence
10.04	Correction of Deficiencies
10.05	This is not a Public Works Contract

11.	APPENDICES
A.	HUSKY B Covered Benefits
B.	HUSKY Plus Behavioral
C.	HUSKY Plus Physical
D.	Provider Credentialing and Enrollment Requirements
E.	American Academy of Pediatrics Recommendations for Preventative Pediatric Health Care
F.	DSS Marketing Guidelines
G	Quality Improvement System for Managed Care
H.	Unaudited Quarterly Financial Reports
I.	Capitation Payment Amounts
J.	Recategorization Chart

12.	SIGNATURES

12/12/03 HUSKY B

PART I: GENERAL CONTRACT TERMS FOR MCOs

1. DEFINITIONS

As used throughout this contract, the following terms shall have the meanings set forth below.

ACS State Healthcare or ACS: The organization contracted by the DEPARTMENT to perform certain administrative and operational functions for the HUSKY A and B programs. Contracted functions include HUSKY application processing, HUSKY B eligibility determinations, passive billing and enrollment brokering.

Abuse: MCO and/or provider practices that are inconsistent with sound fiscal, business, or medical practices, and result in an unnecessary cost to the HUSKY program, or the reimbursement for services that are not medically necessary or that fail to meet professionally recognized standards for health care, or a pattern of failing to provide medically necessary services required by this contract. Member practices that result in unnecessary cost to the HUSKY program, also constitute abuse.

Allowance: The amount that a managed care organization (MCO) is responsible to pay a provider towards the cost of a limited covered benefit.

American Indian/Alaska Native (AI): (1) A member of a Federally recognized Indian tribe, band, or group; (2); an Eskimo or Aleut other Alaska Native enrolled by the Secretary of the Interior pursuant to the Alaska Native Claims Settlement Act, 43 U.S.C. 1601 et seq.; or (3) a person who is considered by the Secretary of HHS to be an Indian for any purpose.

Applicant Any of the following individuals who are applying for coverage under HUSKY B on behalf of a child, pursuant to Section 17b-290 of the Connecticut General Statutes:

1.	a natural parent, adoptive parent, legal guardian, caretaker relative, foster parent, or a stepparent who is over eighteen years of age and who lives with the child for whom he or she is applying;
2.	a non-custodial parent who is under order of a court or family support magistrate to provide health insurance for his or her child;
3.	a child who is eighteen (18) years of age who is applying on his or her own behalf or on behalf of a minor dependent with whom he or she lives; and
4.
a child who is emancipated in accordance with the provisions of Sections 46b-150 to 46b-150e, inclusive, of the Connecticut General Statutes, who is applying on his or her own behalf or on behalf of a minor dependent with whom he or she lives.

A child is an applicant until the child receives coverage under HUSKY B.

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Capitation Rate: The amount paid per Member by the DEPARTMENT to each managed care organization (MCO) on a monthly basis.

Capitation Payment: The individualized monthly payment made by the DEPARTMENT to the MCO on behalf of Members.

Child: For the purposes of the HUSKY B program, an individual under nineteen (19) years of age, as defined in Section 17b-290 of the Connecticut General Statutes.

Child Health Assistance: Payment for part or all of the cost of health benefits coverage provided to targeted low-income children for the services listed at 42 CFR 457.402.

Child Preventive Care: Preventive care and services which include periodic and well-child visits, routine immunizations, health screenings and routine laboratory tests.

Children with Special Health Care Needs: Children at elevated risk for (biologic or acquired) chronic physical, developmental, behavioral, or emotional conditions and who also require health and related (not educational or recreational) services of a type and amount not usually required by children of the same age.

Clean Claim: A bill for service(s) or goods, a line item of services or all services and/or goods for a recipient contained on one bill which can be processed without obtaining additional information from the provider of service(s) or a third party. A clean claim does not include a claim from a provider who is under investigation for fraud or abuse or a claim under review for medical necessity.

CMS: Centers for Medicare and Medicaid Services (CMS), formerly known as the Health Care Financing Administration (HCFA), a division within the United States Department of Health and Human Services.

Coinsurance: The sharing of health care expenses by the insured and an insurer in a specified ratio, as defined in Section 17b-290 of the Connecticut General Statutes.

Commissioner: The Commissioner of the Department of Social Services, as defined in Section 17b-290 of the Connecticut General Statutes.

Complaint: A written or oral communication from a Member expressing dissatisfaction with some aspect of the MCO's services.

Consultant: A corporation, company, organization or person or their affiliates retained by the DEPARTMENT to provide assistance in administering the HUSKY B program, not the MCO or subcontractor.

Contract Administrator: The DEPARTMENT employee responsible for fulfilling the administrative responsibilities associated with this managed care project.

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Contract Services: Those goods and services including limited benefits, which the MCO is required to provide Members under this contract.

Copayment: A payment made by or on behalf of a Member for a specified covered benefit under HUSKY B, as defined in Section 17b-290 of the Connecticut General Statutes.

Cost-sharing: An arrangement made by or on behalf of a Member to pay a portion of the cost of health services and share costs with the DEPARTMENT and the MCO, which includes copayments, premiums, deductibles and coinsurance, as defined in Section 17b-290 of the Connecticut General Statutes.

Date of Application: The date on which an application for the HUSKY B program is received by the DEPARTMENT or its agent, containing the applicant's signature.

Day: Except where the term business day is expressly used, all references in this contract will be construed as calendar days.

Deductible: The amount of out-of-pocket expenses that would be paid for health services by or on behalf of a Member before becoming payable by the insurer, as defined in Section 17b-290 of the Connecticut General Statutes.

DEPARTMENT: The Department of Social Services (DSS), State of Connecticut.

DSM IV or Diagnostic and Statistical Manual of Mental Disorders, Fourth Edition: The current listing of descriptive terms and identifying codes for reporting a classification of mental and substance abuse disorders.

Durable Medical Equipment (DME): Equipment furnished by a supplier or a home health agency that:
1. Can withstand repeated use;
2. Is primarily and customarily used to serve a medical purpose;
3. Generally is not useful to an individual in the absence of an illness or injury; and
4. Is appropriate for use in the home.

Emergency or Emergency Medical Condition: A medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in placing the health of the individual (or with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy, serious impairment to body functions or serious dysfunction of any body organ or part.

12/12/03 HUSKY B

Emergency Services: Covered inpatient and outpatient services that are: 1) furnished by a qualified provider and 2) needed to evaluate or stabilize an emergency medical condition.

External Quality Review Organization (EQRO): An entity responsible for conducting reviews of the quality outcomes, timeliness of the delivery of care, and access to items and services for which the MCO is responsible under this contract.

Family: For the purposes of this contract, the family is defined as the household that includes the child and the following individuals who live with the child:
1) all of the child's siblings who are under nineteen (19) years of age, including full and half, and siblings who are HUSKY A Members;
2) natural and adoptive parents of the child;
3) the spouse of the child; and
4) stepparent and stepsiblings of the child, except when the inclusion of the stepparent and stepsiblings in the filing unit make the child ineligible for HUSKY B.

Federal Poverty Level (FPL): The poverty guidelines updated annually in the Federal Register by the U.S. Department of Health & Human Services under authority of 42 U.S.C. Section 9902.

Formulary: A list of selected pharmaceuticals felt to be the most useful and cost effective for patient care, developed by a pharmacy and therapeutics committee at the MCO.

Fraud: Intentional deception or misrepresentation, or reckless disregard or willful blindness, by a person or entity with the knowledge that the deception, misrepresentation, disregard or blindness could result in some unauthorized benefit to himself or some other person, including any act that constitutes fraud under applicable federal or state law.

Free-look Period: The ninety (90) day period of time, occurring from the date of onset of a lock-in period of the Member with the earliest date of enrollment in the MCO, during which time a family of which the Member is a part, shall have the opportunity to choose another MCO. Such period is contingent upon no Members of the family having previously been enrolled in the MCO chosen by the family.

FQHC-Sponsored MCO: An MCO that is more than fifty (50) percent owned by Connecticut Federally Qualified Health Centers (FQHC), certified by the Department of Social Services to enroll HUSKY B Members.

Global Plan of Care: The treatment plan that integrates the needed services from the benefit packages of the HUSKY B and the HUSKY Plus programs when a medically eligible Member is concurrently receiving services from HUSKY B and either or both of the HUSKY Plus programs.

12/12/03 HUSKY B

Health Plan Employer Data and Information Set (HEDIS): A standardized performance measurement tool that enables users to evaluate the quality of different MCOs based on the following categories: effectiveness of care; MCO stability; use of services; cost of care; informed health care choices; and MCO descriptive information.

HHS: The United States Department of Health and Human Services.

HUSKY, Part A, or HUSKY A: For purposes of this contract, HUSKY PART A includes all those coverage groups previously covered in Connecticut Access, subject to expansion of eligibility groups pursuant to Section 17b-266 of the Connecticut General Statutes.

HUSKY Plan, Part B or HUSKY B: The health insurance plan for children established pursuant to Title XXI of the Social Security Act, the provisions of Sections 17b-289 to 17b-303, inclusive, of the Connecticut General Statutes, and Section 16 of Public Act 97-1 of the October special session.

HUSKY Plus Programs: Two (2) supplemental physical and behavioral health programs pursuant to Section 17b-294 of the Connecticut General Statutes, for medically eligible Members of the HUSKY B program in Income Bands 1 and 2, whose medical needs cannot be accommodated within the HUSKY Plan, Part B.

HUSKY Plus Behavioral Plan; The program for Members of the HUSKY B program in Income Bands 1 and 2, with intensive behavioral health needs.

HUSKY Plus Physical Health Plan: The program for Members of the HUSKY B program in Income Bands 1 and 2, with intensive physical health needs.

ICD9-CM ("The International Classification of Disease.  Revision, Clinical Modification."): A widely recognized system of disease classification developed and published by the National Center for Health Statistics.

Immigrant: A non-citizen or North American Indian born in Canada who is lawfully admitted into the United States for the express purpose of maintaining permanent residence.

Income: As defined in Section 17b-290 of the Connecticut General Statutes. Income as calculated in the same manner as under the Medicaid program pursuant to Section 17b-261 of the Connecticut General Statutes.

Income Band 1: Families with household incomes over 185% and up to and including 235% of the federal poverty level.

Income Band 2: Families with household incomes over 235% and up to and including 3 00% of the federal poverty level.

12/12/03 HUSKY B

Income Band 3: Families with household incomes over 300% of the federal poverty level.

In-network providers or network providers: Providers who have contracted with the MCO to provide services to Members.

Institution: An establishment that furnishes food, shelter and some treatment or services to four (4) or more persons unrelated to the proprietor.

Limited Benefits: Goods and services that are covered only up to a specified dollar limit.

Lock-in: Limitations on Member changes of managed care organizations for a period of time, not to exceed twelve (12) months.

Lock-out: The period of time HUSKY B Members are not permitted to participate in an MCO due to nonpayment of a premium owed to the MCO in which they were enrolled.

Managed Care Organization (MCO): The organization signing this agreement with the Department of Social Services.

Marketing: Any communication from an MCO to a HUSKY B recipient who is not enrolled in that MCO, that can be reasonably interpreted as intended to influence the recipient to enroll or reenroll in that particular MCO or either to not enroll in, or disenroll from, another MCO.

Maximum Annual Aggregate Cost-sharing: The maximum amount which the family is required to pay (out-of-pocket) for services under HUSKY B. These payments include copayments and premiums.

Medicaid: The Connecticut Medical Assistance Program operated by the Connecticut Department of Social Services under Title XIX of the Federal Social Security Act, and related State and Federal rules and regulations.

Medical Appropriateness or Medically Appropriate: Health care that is provided in a timely manner and meets professionally recognized standards of acceptable medical care;
is delivered in the appropriate medical setting; and is the least costly of multiple, equally-effective alternative treatments or diagnostic modalities.

Medically Necessary or Medical Necessity: Health care provided to correct or diminish the adverse effects of a medical condition or mental illness; to assist an individual in attaining or maintaining an optimal level of health; to diagnose a condition; or prevent a medical condition from occurring.

12/12/03 HUSKY B

Member: For the purposes of HUSKY B, a child who has been deemed eligible for the HUSKY B program pursuant to Section 17b-290 of the Connecticut General Statutes. For the purposes of this contract. Members of the HUSKY B program are enrollees as defined by Section 17b-290(l 1) of the Connecticut General Statutes.

National Committee on Quality Assurance (NCQA): A not-for-profit organization that develops and defines quality and performance measures for managed care, thereby providing an external standard of accountability.

Non-citizen: A person who is not a citizen of the United States.

Open Enrollment Period: A sixty (60) day period, which ends on the fifteenth (15th) of the last month of the lock-in period, during which time the applicant will be given the opportunity to change plans for any reason.

Out-of-network Provider: A provider that has not contracted with the MCO.

Passive Billing: Automatic capitation payments generated by the DEPARTMENT or its agent based on enrollment.

Peer Review Organization or PRO: The professional medical organization certified by HCFA/CMS which conducts peer review of medical care.

Premium: Any required payment made by an individual to offset or pay in full the capitation rate under HUSKY B, as defined in Section 17b-290 of the Connecticut General Statutes.

Preventive Care and Services: a) Child preventive care, including periodic and interperiodic well-child visits, routine immunizations, health screenings and routine laboratory tests; b) prenatal care, including care of all complications of pregnancy; c) care of newborn infants, including attendance at high-risk deliveries and normal newborn care; d) WIC evaluations as applicable e) child abuse assessment required under Sections 17a-106a and 46-b-129a of the Connecticut General Statutes; f) preventive dental care for children; and g) periodicity schedules and reporting based on the standards specified by the American Academy of Pediatrics.

Primary and Preventive Health Care Services: The services of licensed health care professionals which are provided on an outpatient basis, including routine well-child visits; diagnosis and treatment of illness and injury; laboratory tests; diagnostic x-rays; prescription drugs; radiation therapy; chemotherapy; hemodialysis; emergency room services; and outpatient alcohol and substance abuse services.

Primary Care Provider (PCP): A licensed health professional responsible for performing or directly supervising the primary care services of Members.

12/12/03 HUSKY B

Prior Authorization: The process of obtaining prior approval as to the medical necessity or appropriateness of a service or plan of treatment.

Redetermination: The periodic determination of eligibility of the eligible beneficiary for HUSKY B performed by the DEPARTMENT or its agent.

Risk: The possibility of monetary loss or gain by the MCO resulting from service costs exceeding or being less than the capitation rates negotiated by the DEPARTMENT.

Routine Cases: A symptomatic situation (such as a chronic back condition) for which the Member is seeking care, but for which treatment is neither of an emergency nor an urgent nature.

State Children's Health Insurance Program (SCHIP): Services provided in accordance with Title XXI of the Social Security Act.

State-Funded HUSKY Plan, Part B or State-Funded HUSKY B: A program which is funded solely by the State of Connecticut and which provides the same benefits as HUSKY B.

Subcontract: Any written agreement between the MCO and another party to fulfill any requirements of this contract.

Subcontractor: A party contracting with the MCO to manage or arrange for one or more of the health care services provided by the MCO pursuant to this contract, but excluding services provided by a vendor.

Title V: For purposes of this contract, a state and federally funded program based at the Centers for Children with Special Health Care Needs at Connecticut Children's Medical Center and Yale Center for Children with Special Health Care.

Title XXI: The provisions of Title 42 United States Code Sections 1397aa et seq., providing funds to enable states to initiate and expand the provision of child health assistance to uninsured, low-income children.

Urgent Cases: Illnesses or injuries of a less serious nature than those constituting emergencies but for which treatment is required to prevent a serious deterioration in the Member's health and cannot be delayed without imposing undue risk on the Member's well-being until the Member is able to secure services from his/her regular physician(s).

Vendor: Any party with which the MCO has subcontracted to provide administrative services or goods.

Well-Care Visits: Routine physical examinations, immunizations and other preventive services that are not prompted by the presence of any adverse medical symptoms.

12/12/03 HUSKY B

WIC: The federal Special Supplemental Food Program for Women, Infants and Children administered by the Department of Public Health, as defined in Section 17b-290 of the Connecticut General Statutes.

12/12/03 HUSKY B

2. DELEGATIONS OF AUTHORITY

Connecticut's Department of Social Services is the single state agency responsible for administering the HUSKY B program. No delegation by either party in administering this contract shall relieve either party of responsibility for carrying out the terms of the contract.

12/12/03 HUSKY B

3. FUNCTIONS AND DUTIES OF THE MCO

The MCO agrees to the following duties.

3.01 Provision of Services

a. The MCO shall provide to Members enrolled under this contract, directly or through arrangements with others, all the covered services described in Appendix A of this contract.

b.
The MCO shall ensure that utilization management/review and coverage decisions concerning acute or chronic care services to each Member are made on an individualized basis in accordance with the contractual definitions for Medical Appropriateness or Medically Appropriate at Part I Section 1, Definitions. The MCO shall also ensure that its contracts with network providers requires that the decisions of network providers affecting the delivery of acute or chronic care services to Members are made in accordance with the contractual definitions for Medical Appropriateness or Medically Appropriate and Medically Necessary and Medical Necessity.

c.
The MCO shall require twenty-four (24) hour accessibility to qualified medical personnel to Members in need of urgent or emergency care. The MCO may provide such access to medical personnel through either: 1) a hotline staffed by physicians, physicians on-call or registered nurses; or 2) a PCP on-call system. Whether the MCO utilizes a hotline or PCPs on-call, Members shall gain access to medical personnel within thirty (30) minutes of their call. The MCO Member handbook and MCO taped telephone message shall instruct Members to go directly to an emergency room if the Member needs emergency care. If the Member needs urgent care and has not gained access to medical personnel within thirty (30) minutes, the Member shall be instructed to go to the emergency room. The DEPARTMENT will randomly monitor the availability of such access.

d.
Changes to HUSKY B covered services mandated by Federal or State law, or adopted by amendment to the State Plan for SCHIP, subsequent to the signing of this contract will not affect the contract services for the term of this contract, unless (1) agreed to by mutual consent of the DEPARTMENT and the MCO, or (2) unless the change is necessary to continue federal financial participation or due to action of a state or federal court of law. If SCHIP coverage were expanded to include new services, such services would be paid for outside the capitation rate through a separate financial arrangement with the MCO, which may include reimbursement to the MCO directly. The DEPARTMENT may opt to reimburse the MCO directly based on claims paid by the MCO. The rate of reimbursement will be negotiated between the DEPARTMENT and the MCO. If SCHIP covered services were changed to exclude services, the DEPARTMENT may determine that such services will no longer be covered under HUSKY B and the DEPARTMENT will propose a contract amendment to reduce the capitation rate accordingly.  In the event that the DEPARTMENT and the MCO are unable to agree on a contract amendment, the DEPARTMENT and the MCO shall negotiate a termination agreement to facilitate the transition of the MCO's Members to another MCO within a period of no less than ninety (90) days.

12/12/03 HUSKY B

3.02 Non-Discrimination

a.  The MCO shall comply with all Federal and State laws relating to non-discrimination and equal employment opportunity, including but not necessarily limited to the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq.: 47 U.S.C. Section 225; 47 U.S.C. Section 611; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e; Title IX of the Education Amendments of 1972; Title VI of the Civil Rights Act, 42 U.S.C. 2000d et seq.: the Civil Rights Act of 1991; Section 504 of the Rehabilitation Act, 29 U.S.C. Section 794 et seq.; the Age Discrimination in Employment Act of 1975, 29 U.S.C. Sections 621-634; regulations issued pursuant to those Acts; and the provisions of Executive Order 11246 dated September 26, 1965 entitled "Equal Employment Opportunity" as amended by Federal Executive Order 11375, as supplemented in the United States Department of Labor Regulations (41 CFR pt. 60-1 et seq., Obligations of Contractors and Subcontractors). The MCO shall also comply with Sections 4a-60, 4a-61, 17b-520, 31-5 Id, 46a-64, 46a-71, 46a-75 and 46a-81 of the Connecticut General Statutes.

The MCO shall also comply with the HCFA Civil Rights Compliance Policy, which mandates that all Members have equal access to the best health care, regardless of race, color, national origin, age, sex, or disability.

The HCFA Civil Rights Compliance Policy further mandates that the MCO shall ensure that its subcontractors and providers render services to Members in a non-discriminatory manner. The MCO shall also ensure that Members are not excluded from participation in or denied the benefits of the HUSKY programs because of prohibited discrimination.

The MCO acknowledges that in order to achieve the civil rights goals set forth in the HCFA Civil Rights Compliance Policy, CMS has committed itself to incorporating civil rights concerns into the culture of its agency and its programs and has asked all of its partners, including the DEPARTMENT and the MCO, to do the same. The MCO further acknowledges that CMS will be including the following civil rights concerns into its regular program review and audit activities: collecting data on access to and participation of minority and disabled Members; furnishing information to Members, subcontractors, and providers about civil rights compliance; reviewing CMS publications, program regulations, and instructions to assure support for civil rights; and initiating orientation and

12/12/03 HUSKY B

training programs on civil rights. The MCO shall provide to the DEPARTMENT or to CMS upon request, any data or information regarding these civil rights concerns.

Within the resources available through the capitation rate, the MCO shall allocate financial resources to ensure equal access and prevent discrimination on the basis of race, color, national origin, age, sex, or disability.

b. Unless otherwise specified in this contract, the MCO shall provide covered services to HUSKY B Members under this contract in the same manner as those services are provided to other Members of the MCO, although delivery sites, covered services and provider payment levels may vary. The MCO shall ensure that the locations of facilities and practitioners providing health care services toMembers are sufficient in terms of geographic convenience to low-income areas, handicapped accessibility and proximity to public transportation routes, where available. The MCO and its providers shall not discriminate among Members ofHUSKY B and other Members of the MCO.

3.03 Gag Rules/Integrity of Professional Advice to Members

The MCO shall comply with the provisions of Connecticut General Statutes Section 38a-478k concerning gag clauses, and with 42 CFR. 457.985, concerning the integrity of professional advice to Members, including interference with providers' advice to Members and information disclosure requirements related to physician incentive plans.

3.04 Coordination and Continuation of Care

a.  The MCO shall have systems in place to provide well-managed patient care, which satisfies the DEPARTMENT that appropriate patient care is being provided, including at a minimum:

1. Management and integration of health care through a PCP, gatekeeper or other means.

2. Systems to assure referrals for medically necessary, specialty, secondary and tertiary care.

3. Systems to assure provision of care in emergency situations, including an education process to help assure that Members know where and how to obtain medically necessary care in emergency situations.

4. A system by which Members may obtain a covered service or services that the MCO does not provide or for which the MCO does not arrange because it would violate a religious or moral teaching of the religious institution or organization by which the MCO is owned, controlled, sponsored or affiliated.

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5. Coordination and provision of well-child care services in accordance with the schedules for immunizations and periodicity of well-child care services as established by the DEPARTMENT and recommended by the American Academy of Pediatrics.

6. Coordinating with and providing a case manager to the HUSKY Plus Physical program, as indicated in Section 3.19 of this contract.

7. If notified, PCPs shall participate in the review and authorization of Individual Education Plans for Members receiving School Based Child Health services and Individual Family Service Plans for Members receiving services from the Birth to Three program.

3.05 Emergency Services

a.
The MCO shall provide all emergency services twenty-four (24) hours each day, seven (7) days a week or arrange for the provision of said services twenty-four (24) hours each day, seven (7) days a week through its provider network.

b.	Emergency services shall be provided without regard to prior authorization or the emergency care provider's contractual relationship with the MCO.

c.	The MCO shall not limit the number of emergency visits.

d.	The MCO shall cover emergency care services furnished to a Member by a provider whether or not the provider is a part of the Member's MCO provider network at the time of the service.

e.	The MCO shall cover emergency care services provided while the Member is out of the State of Connecticut, including emergency care incurred while outside the country.

f.	The MCO shall cover all services necessary to determine whether or not an emergency condition exists, even if it is later determined that the condition was not an emergency.

g.
The MCO may not retroactively deny a claim for an emergency screening examination because the condition, which appeared to be an emergency medical condition under the prudent layperson standard, turned out to be non-emergent in nature.

h. The determination of whether the prudent layperson standard is met must be made on a case-by-case basis. The only exception to this general rule is that the MCO may approve coverage on the basis of an ICD-9 code.

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i.
If the screening examination leads to a clinical determination by the examining physician that an actual emergency does not exist, then the nature and extent of payment liability will be based on whether the Member had acute symptoms under the prudent layperson standard at the time of presentation.

j.	Once the Member's condition is stabilized, the MCO may require authorization for a hospital admission or follow-up care.

k.
The MCO must cover post-stabilization services attendant to the primary presenting diagnosis that were either approved by the MCO or were delivered by the emergency service provider when the MCO failed to respond to a request for pre-approval of such services within one hour of the request to approve post-stabilization care, or could not be contacted for pre-approval.

1.
If there is a disagreement between a hospital and an MCO concerning whether the patient is stable enough for discharge or transfer from the emergency room, the judgment of the attending physician(s) actually caring for the Member at the treating facility prevails and is binding on the MCO. This subsection shall not apply to a disagreement concerning discharge or transfer following an inpatient admission. The MCO may establish arrangements with hospitals whereby the MCO may send one of its own physicians or may contract with appropriate physicians with appropriate emergency room privileges to assume the attending physician's responsibilities to stabilize, treat, and transfer the patient.

m.
When a Member's PCP or other plan representative instructs the Member to seek emergency care in-network or out-of-network, the MCO is responsible for payment for the screening examination and for other medically necessary emergency services, without regard to whether the patient meets the prudent layperson standard described above.

n.
If a Member believes that a claim for emergency services has been inappropriately denied by the MCO, the Member may seek recourse through the MCO's internal appeal process and the Department of Insurance's (DOI) external review process pursuant to Section 8, MCO Responsibilities Concerning Notices of Action, Appeals and Administrative Hearings of this contract

o.
When the MCO reimburses emergency services provided by an in-network provider, the rate of reimbursement will be subject to the contractual relationship that has been negotiated with said provider. When the MCO reimburses emergency services provided by an out-of-network provider within Connecticut, the rate of reimbursement will be no less than the fees established by the DEPARTMENT for the Medicaid fee-for-service program. When the MCO reimburses emergency services provided by an out-of-network provider outside of Connecticut, the MCO may negotiate a rate of reimbursement with said provider.

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3.06 Geographic Coverage

a.
The MCO shall serve Members statewide. The MCO shall ensure that its provider network includes access for each Member to PCPs, Obstetric/Gynecological Providers and mental health providers at a distance of no more than fifteen (15) miles for PCPs and Obstetric/Gynecological Providers and no more than twenty (20) miles for general dentists and mental health providers as measured by the Public Utility Commission. The MCO shall ensure that its provider network has the capacity to deliver or arrange for all the goods and services reimbursable under this contract.

b.  On a monthly basis, the MCO will provide the DEPARTMENT or its agent with a list of all contracted network providers. The list shall be in a format and contain such information as the DEPARTMENT may specify.

Performance Measure: Geographic Access. The DEPARTMENT will randomly monitor geographic access by reviewing the mileage to the nearest town containing a PCP for every town in which the MCO has Members.

3.07 Choice of Health Professional

The MCO must inform each Member about the full panel of participating providers in their network. To the extent possible and appropriate, the MCO must offer each Member covered under this contract the opportunity to choose among participating providers.

3.08 Provider Network

a.
The MCO shall maintain a provider network capable of delivering or arranging for the delivery of all covered benefits to all Members. In addition, the MCO's provider network shall have the capacity to deliver or arrange for the delivery of all covered benefits reimbursable under this contract regardless of whether all the covered benefits are provided through direct provider contracts. The MCO shall submit a file of its most current provider network listing to the DEPARTMENT or its agent. The file shall be submitted, at a minimum, once a month in the format specified by the DEPARTMENT.

b.
The MCO shall notify the DEPARTMENT or its agent, in a timely manner, of any changes made in the MCO's provider network. The monthly file submitted to the DEPARTMENT or its agent should not contain any providers who are no longer in the MCO's network. The DEPARTMENT will randomly audit the provider network file for accuracy and completeness and take corrective action with the MCO if the provider network file fails to meet these requirements.

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3.09 Network Adequacy and Maximum Enrollment Levels

Until further notice, in order to assess network adequacy and establish maximum enrollment levels for HUSKY B, the DEPARTMENT shall assess the MCO's capacity for the HUSKY B program using HUSKY A as a surrogate measure. The DEPARTMENT will use the following methodology for assessment:

a.
On a quarterly basis, except as otherwise specified the DEPARTMENT, the DEPARTMENT shall evaluate the adequacy of the MCO's provider network. Such evaluations shall use ratios of Members to specific types of providers based on fee-for-service experience in order to ensure that access in the MCO is at least equal to access experienced in the fee-for-service Medicaid program for a similar population. For each county the maximum ratio of Members to each provider type shall be:

1.  adult PCPs, including general practice specialists counted at 60.8%, internal medicine specialists counted at 88.9%, family practice specialists counted at 66.9%, nurse practitioners of the appropriate specialties, and physician assistants, 387 Members per provider;

2.  children's PCPs, including pediatric specialists counted at 100%, general practice specialists counted at 39.2%, internal medicine specialists counted at 11.1%, family practice specialists counted at 3 3.1%, nurse practitioners of the appropriate specialties, and physician assistants, 301 Members per provider;
obstetrics and gynecology providers, including obstetrics and gynecology specialists, nurse midwives, and nurse practitioners of the appropriate specialty, 835 Members per provider;

3.  dental providers, including general and pediatric dentists counted at 100%, and dental hygienists counted at 50%, 486 Members per provider; and

4.  behavioral health providers, including psychiatrists, psychologists, social workers, and psychiatric nurse practitioners, 459 Members per provider.

b.
Based on the adequacy of the MCO's provider network, the DEPARTMENT may establish a maximum HUSKY (HUSKY A and B) enrollment level for all HUSKY Members for the MCO on a county-specific basis. The DEPARTMENT shall provide the MCO with written notification no less than thirty (30) days prior to the effective date of the maximum enrollment level.

c.
Subsequent to the establishment of this limit, if the MCO wishes to change its maximum enrollment level in a specific county, the MCO must notify the DEPARTMENT thirty (30) days prior to the desired effective date of the change. If the change is an increase, the MCO must demonstrate an increase in their provider network which would allow the MCO to serve additional HUSKY (combined A and B) Members. To do so the MCO must provide the DEPARTMENT with the signature pages from the executed provider contracts and/or signed letters of intent. The DEPARTMENT will not accept any other proof or documentation as evidence of a provider's participation in the MCO's provider network. The DEPARTMENT shall review the existence of additional capacity for confirmation no later than thirty (30) days following notice by the MCO. An increase will be effective the first of the month after the DEPARTMENT confirms additional capacity exists.

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d.
In the event the DEPARTMENT deems that the MCO's provider network is not capable of accepting additional enrollments, the DEPARTMENT may exercise its rights under Section 9 of this contract, including but not limited to the rights under Section 9.04, Suspensions of New Enrollments.

3.10 Provider Contracts

All provider contracts in the MCO'S provider network shall, at a minimum, include each of the following provisions:

a.
MCO network providers serving HUSKY Members must meet the minimum requirements for participation in the HUSKY program stated in the Regulations of Connecticut State Agencies, Section 17b-262-522 - 17b-262-533, as applicable.

b.  MCO Members shall be held harmless, excluding appropriate cost-sharing for the costs of all HUSKY covered goods and services provided;

c.  Providers must provide evidence of and maintain adequate malpractice insurance. For physicians, the minimum malpractice coverage requirements are $1 million per individual episode and $3 million in the aggregate;

d.  Specific terms regarding provider reimbursement as specified in Timely Payment of Claims, Section 3.43 of this contract.

e.  Specific terms concerning each party's rights to terminate the contract;

f.  That any risk shifted to individual providers does not jeopardize access to care or appropriate service delivery;

g.  The exclusion of any provider that has been suspended from Medicare or a Medicaid program in any state; and

h.  For PCPs, the provision of "on-call" coverage through arrangements with other PCPs.

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3.11 Provider Credentialing and Enrollment

a.
The MCO shall establish minimum credentialing criteria and shall formally re-credential all professional participating providers in their network at least once every two (2) years or such other time period as established by the NCQA. The MCO shall create and maintain a credentialing file for each participating provider that contains evidence that all credentialing requirements have been met. The file shall include copies of all relevant documentation including licenses. Drug Enforcement Agency (DBA) certificates and provider statements regarding lack of impairment. Credentialing files shall be subject to inspection by the DEPARTMENT or its agent.

b. The MCO's credentialing and re-credentialing criteria for professional providers shall include at a minimum:

1. Appropriate license or certification as required by Connecticut law;
2. Verification that providers have not been suspended or terminated from participation in Medicare or the Medicaid program in any state;
3. Verification that providers of covered services meet minimum requirements for Medicaid participation;
4. Evidence of malpractice or liability insurance, as appropriate;
5. Board certification or eligibility, as appropriate;
6. A current statement from the provider addressing:
a. lack of impairment due to chemical dependency/drug abuse;
b. physical and mental health status;
c. history of past or pending professional disciplinary actions, sanctions, or license limitations;
d. revocation and suspension of hospital privileges; and e. a history of malpractice claims.
7. Evidence of compliance with Clinical Laboratory Improvement
Amendments of 1988 (CLIA), Public Law 100-578, 42 USC Section 1395aa et seq. and 42 CFR pt. 493 (as amended, 68 Fed. Reg. 3639-3714 (2003)).

c.  The MCO may require more stringent credentialing criteria. Any other criteria shall be in addition to the minimum criteria set forth above.

d. Additional MCO credentialing/recredentialing criteria for PCPs shall include, but not be limited to:

1. Adherence to the principles of Ethics of the American Medical Association, the American Osteopathic Association or other appropriate professional organization;
2. Ability to perform or directly supervise the ambulatory primary care services of Members;

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3. Membership on the medical staff with admitting privileges to at least one accredited general hospital or an acceptable arrangement with a PCP with admitting privileges;
4. Continuing medical education credits;
5. A valid DBA certification; and
6. Assurances that any Advanced Practice Registered Nurse (APRN), Nurse Midwives or Physician Assistants are performing within the scope of their licensure.

e.
For purposes of credentialing and recredentialing, the MCO shall perform a check on all PCPs and other participating providers by contacting the National Practitioner Data Bank (NPDB). The DEPARTMENT will notify the MCO immediately if a provider under contract with the MCO is subsequently terminated or suspended from participation in the Medicare or Medicaid programs. Upon such notification from the DEPARTMENT or any other appropriate source, the MCO shall immediately act to terminate the provider from participation.

f.
The MCO may delegate credentialing functions to a subcontractor. The MCO is ultimately responsible and accountable to the DEPARTMENT for compliance with the credentialing requirements. The MCO shall demonstrate and document to the DEPARTMENT the MCO's significant oversight of its subcontractors performing any and all provider credentialing, including facility or delegated credentialing. The MCO and any such entity shall be required to cooperate in the performance of financial, quality or other audits conducted by the DEPARTMENT or its agent(s). Any subcontracted entity shall maintain a credentialing file for each participating provider, as set forth above.

g.  The MCO must adhere to the additional credentialing requirements set forth in Appendix D.

3.12 Specialist Providers and the Referral Process

a.
The MCO shall contract with a sufficient number and mix of specialists so that the Member population's anticipated specialty care needs can be substantially met within the MCO's network of providers. The MCO will also be required to have a system to refer Members to out-of-network specialists if appropriate participating specialists are not available. The MCO shall make specialist referrals available to its Members when it is medically necessary and medically appropriate and shall assume all financial responsibility for any such referrals whether they are in-network or out-of-network. The MCO must have policies and written procedures for the coordination of care and the arrangement, tracking and documentation of all referrals to specialty providers.

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b.
For Members enrolled in HUSKY Plus, the MCO is required to coordinate the specialty care services and specialty provider referral process with the HUSKY Plus programs to ensure access to care. Refer to Section 3.19 for specific guidance on the referral process.

3.13 PCP Selection, Scheduling and Capacity

a.
The MCO shall provide Members with the opportunity to select a PCP within thirty (30) days of enrollment. The MCO shall assign a Member to a PCP when a Member fails to choose a PCP within thirty (30) days after being requested to do so. The assignment must be appropriate to the Member's age, gender, and residence.

b.  The MCO shall ensure that the PCPs in its network adhere to the following PCP scheduling practices:

1. Emergency cases shall be seen immediately or referred to an emergency facility;
2. Urgent cases shall be seen within forty-eight (48) hours of PCP notification;
3. Routine cases shall be seen within ten (10) days of PCP notification;
4. Well-care visits shall be scheduled within six (6) weeks of PCP notification;
5. All well-child visits, comprehensive health screens and immunizations shall be scheduled in accordance with the American Academy of Pediatrics' (AAP) periodicity schedule and the Advisory Committee on Immunization Practice's (ACIP) immunization schedules; and
6. Waiting times at PCP sites are kept to a minimum.

c.
The MCO shall report quarterly on each PCP's panel size, group practice and hospital affiliations in a format specified by the DEPARTMENT. The DEPARTMENT will aggregate reports received from all MCOs for both HUSKY A and HUSKY B. In the event that the DEPARTMENT finds a PCP with more than 1,200 HUSKY (combined HUSKY A and HUSKY B) panel Members, the DEPARTMENT will notify the MCO if the PCP is part of the MCO's network. The DEPARTMENT expects that the MCO will take appropriate action to ensure that patient access to the MCO is assured.

d.	The MCO shall maintain a record of each Member's PCP assignments for a period of two (2) years.

e.  The MCO shall educate each Member on the benefits of a usual source of care.

f.   If the Member has not received any primary care services, the MCO shall contact the Member to encourage regular well-care visits.

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Performance Measure: PCP Appointment Availability. The DEPARTMENT or its agent will routinely monitor appointment availability as measured by b(l) through b(5) by using test cases to arrange appointments of various kinds with selected PCPs.

3.14 Family Planning Access and Confidentiality

a.
The MCO shall notify and give each Member, including adolescents, the opportunity to use family planning services without requiring a referral or authorization. The MCO shall make a reasonable effort to subcontract with all local family planning clinics and providers, including those funded by Title X of the Public Health Services Act.

b. The MCO shall keep family planning information and records for each individual patient confidential, even if the patient is a minor.

c.
Pursuant to federal law, 42 U.S.C. Section 1397ee(c)(l) and (7), 42 CFR 457.475 and the State of Connecticut's State Child Health Plan under Title XXI of the Social Security Act, ("the HUSKY Plan"), the DEPARTMENT may seek federal funding for abortions only if the pregnancy is the result of an act of rape or incest or necessary to save the life of the mother. The MCO shall cover all abortions that fall within these circumstances.

d.  The DEPARTMENT and the MCO shall enter into a separate contract for abortions that do not qualify for federal matching funds.

e.  The MCO shall not charge copayments for any abortion.

Sanction: If the MCO fails to comply with the provisions in (c), and fails to accurately maintain and submit accurate records of those abortions which meet the federal definition for funding, the DEPARTMENT may impose a Class A sanction, pursuant to Section 9.05.

3.15 Pharmacy Access

a. Pharmacies must be available and accessible on a statewide basis. The MCO shall:

1. Maintain a comprehensive provider network of pharmacies that will within available resources assure twenty-four (24) hour access to a full range of pharmaceutical goods and services;

2. Have established protocols to respond to urgent requests for medications;

3. Monitor and take steps to correct excessive utilization of regulated substances;

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4.
Have established protocols in place to assure the timely provision of pharmacy goods and to determine client eligibility and MCO affiliation services (by contacting the DEPARTMENT or its agent via telephone or fax) when there is a discrepancy between the information in the MCO's eligibility system and information given to the pharmacists by the Member, the Member's physician or other third party; and

5. Monitor quality assurance measures to assure that Member abuse of pharmacy benefits is corrected in a timely fashion.

b.
The MCO shall require that its provider network of pharmacies offers medically necessary goods and services to the MCO's Members. The MCO may have a drug management program that includes a prescription drug formulary. If the MCO has a drug formulary, the MCO shall have a prior authorization process to permit access at a minimum to all medically necessary and appropriate drugs covered for the Medicaid fee-for-service population. The MCO drug formulary must include only Food and Drug Administration approved drug products and be sufficiently broad enough in scope to meet the needs of the MCO's Members. The MCO drug formulary shall consist of a reasonable selection of drugs which do not require prior approval for each specific therapeutic drug class.

c.
The MCO shall submit a copy of its formulary to the DEPARTMENT no later than thirty (30) days after the effective date of this contract. The MCO shall submit any subsequent deletions to the formulary to the DEPARTMENT thirty (30) days prior to making any change. The MCO shall also submit subsequent additions to the formulary immediately without seeking prior approval by the DEPARTMENT. The DEPARTMENT reserves the right to identify deficiencies in the content or operation of the formulary. In this instance, the MCO shall have thirty (30) days to address in writing the identified deficiencies to the department's satisfaction. The MCO may request to meet with the DEPARTMENT prior to the submission of the written response.

d.
The MCO shall ensure that Members using maintenance drugs (drugs usually prescribed to treat long-term or chronic conditions including, but not limited to, diabetes, arthritis and high blood pressure) are informed in advance, but no less than thirty (30) days in advance of any changes to the prescription drug formulary related to such maintenance drugs if the Member using the drug will not be able to continue using the drug without a new authorization.

e.  The MCO shall require that its provider network of pharmacies adheres to the provisions of Connecticut General Statutes Section 20-619 (b) and (c) related to generic substitutions.

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3.16 Mental Health and Substance Abuse Access

a.
The MCO shall provide, to its Members, all behavioral health care services (mental health and substance abuse) covered by the HUSKY B program that are medically necessary and medically appropriate. These services may be provided by the MCO through contracts with providers of services or through subcontracted relationships with specialized behavioral health management entities. A Member will not need a PCP referral to obtain services; self-referral will be sufficient to obtain an initial service visit. The MCO may require authorization for an ongoing course of treatment.

b.  Notwithstanding any contractual arrangement with a specialized management agency, the MCO is wholly responsible to ensure that medically necessary and medically appropriate services are provided to its HUSKY B Members.

c.
The MCO shall contract with a consultant or employ a doctoral level mental health professional staff person within the plan with appropriate qualifications, credentials and decision making authority who will have specific responsibilities for exercising oversight of the delivery of behavioral health services by the plan or its subcontractors. Such person shall be responsible for promoting efforts to better integrate and coordinate the provision of behavioral health care with other services. The individual shall be available by phone for consultation on an as needed basis, dedicated to the Connecticut Members, as well as have an extensive understanding of the provisions of this contract.

d.
In reference to services for children with psychiatric/mental health and substance abuse needs, the MCO and any subcontracted entity is required to contract with and refer to qualified HUSKY B providers.

e.
The MCO and any subcontractor entity will cooperate in the identification and improvement of processes working toward the development and standardization of administrative procedures. The MCO and any subcontracted entity shall take steps to promote successful provider-Member relationships and will monitor the effectiveness of these relationships.

f.
The MCO is responsible for monitoring the performance of its network providers and for monitoring and ensuring contract compliance and HUSKY B policy/compliance with any subcontracted entity. Such monitoring will ensure that providers and subcontractors observe all contractual and policy requirements as well as measuring performance relating to such areas as access to care and ensuring quality of care. The MCO and any subcontracted entity are required to cooperate in the performance of financial, quality or other audits conducted by the DEPARTMENT or its agent(s).

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3.17 Children's Issues and Preventive Care and Services

The MCO shall ensure access to preventive care and services of the HUSKY B benefit package as follows:

a.
The MCO shall provide preventive care and services consisting of the services described in this section and in accordance with the standards and schedules specified in Appendixes A and E. Any changes in the standards and schedule subsequent to the effective date of this contract shall be provided to the MCO sixty (60) days before the effective date of the change. The MCO shall not require prior authorization of preventive care and services. Preventive care and services consist of the following:

1. Child preventive care consisting of:
a.  periodic well-child visits based on the schedule for such visits recommended by the American Academy of Pediatrics (AAP), see Appendix E, American Academy of Pediatrics Recommendations for Preventative Periodic Health Care;
b.  office visits related to periodic well-child visits;
c.  routine childhood immunizations based on the recommendations of the Advisory Committee on Immunization Practices (ACIP), see Appendix A;
d.  health screenings; and e. routine laboratory tests.

2. Prenatal Care, including care of all complications of pregnancy;
3. All healthy newborn inpatient physician visits, including routine inpatient and outpatient screenings and attendance at high-risk deliveries;
4. WIC evaluations, as applicable;
5. Child abuse assessments required under Sections 17a-106a and 46b-129a of the Connecticut General Statutes;
6. Preventive dental care based on the recommendations of the American Academy of Pediatric Dentistry (AAPD) and consisting of:
a. Oral exams and prophylaxis;
b. Fluoride treatments;
c. Sealants, and
d. X-rays

b.
The MCO shall provide office visits related to periodic well-child visits when medically necessary to determine the existence of a physical or mental illness or condition. The MCO shall not require prior authorization of such visits:

c.	The MCO shall provide periodic well-child visits that at a minimum, include:

1. a comprehensive health and developmental history (including assessment of both physical and mental health development and assessment of nutritional status);

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2. a comprehensive unclothed or partially draped physical exam;
3. appropriate immunizations as set forth in the ACIP recommendations and schedule at Appendix A;
4. laboratory tests, as set forth in the AAP recommendations and schedule at Appendix E;
5. vision and hearing screenings as set forth in the AAP schedule at Appendix E;
6. dental assessments as set forth in the AAP recommendations and schedule at Appendix E; and
7. health education, including anticipatory guidance.

d. No later than sixty (60) days after enrollment in the plan and annually thereafter, the MCO shall use a combination of oral and written methods including methods for communicating with Members with limited English proficiency. Members who cannot read, and Members who are visually or hearing impaired, to:

1. Inform its Members about the availability of preventive care and services;
2. Inform its Members about the importance and benefits of preventive care and services;
3. Inform its Members about how to obtain preventive care and services; and
4. Inform its Members that assistance with scheduling appointments is available, and inform them how to obtain this assistance.

The MCO shall require PCPs to obtain all available vaccines free of charge from the Department of Public Health under the state-funded Vaccines for Children program

3.18 Well-Care Services for Adolescents

On or before February 1, 2004, the MCO shall submit an action plan to improve the delivery of well-child care to adolescents. This plan shall include measures to increase the volume of well-child screenings provided to adolescent members and to improve the quality and the completeness of those screenings according to the guidelines provided by the American Academy of Pediatrics. Emphasis should be placed on improving health risk assessment and anticipatory guidance during these visits. Following the submission of these plans, the MCOs will meet with the department and representatives of other state agencies to develop a best practice model for the delivery of adolescent health care.

3.19 HUSKY PLUS a. Overview

1.
HUSKY Plus is comprised of two (2) supplemental health insurance programs which provide services to children whose special medical needs cannot be accommodated within the benefit package offered under HUSKY B. One of the HUSKY Plus programs provides supplemental coverage to children with intensive physical health needs (HUSKY Plus Physical) , while the other program

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supplements coverage for those children with intensive behavioral health needs (HUSKY Plus Behavioral)

2.	HUSKY Plus Physical is administered by the Centers for Children with Special Health Care Needs at Connecticut Children's Medical Center.

HUSKY Plus Behavioral services are provided by the MCO in which the Member is enrolled. The MCO shall provide the services described in Appendix B to Members eligible for HUSKY Plus Behavioral.

3.
HUSKY Plus is available for children with special health care needs who are enrolled in HUSKY B and fall within income bands 1 and 2. HUSKY B Members who fall into income band 3 are excluded from the HUSKY Plus program. .

4.
The MCO shall have final decision-making authority for those services for which they are at financial risk. The HUSKY Plus Physical program shall have final decision-making authority for those supplemental services for which they are at financial risk. The HUSKY Plus Physical program shall be the documented payor of last resort.

5.
Any dispute between the participating MCO and the HUSKY Plus Physical program concerning the responsibility for reimbursement of a service authorized under the treatment plan shall be referred to the DEPARTMENT for resolution.

b. MCO's Responsibility to Maximize HUSKY Plus Physical Services

The MCO shall coordinate care with HUSKY Plus Physical so as to maximize the Member's coverage of special health needs. Such coordination shall include, but not be limited to, a monthly conference, either in person or by telephone or other interactive means, between the MCO case manager, the HUSKY Plus case manager, and the Member or his/her representative.

c. HUSKY B MCO Case Management Responsibilities

The HUSKY Plus case management team will develop a global plan of care when a Member is receiving HUSKY Plus services. A case manager with appropriate qualifications, credentials and decision-making authority shall be assigned by the MCO to the HUSKY Plus case management team.

The global plan of care shall be based on the comprehensive diagnostic needs assessment, periodic reassessments, and treatment plans from the MCO and HUSKY Plus programs providing services to the Member.

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The global plan of care shall integrate HUSKY B services as set forth in Appendix A and HUSKY Plus services as set forth in Appendices B and C. The MCO shall be responsible for managing the utilization of HUSKY B services contained in the global plan of care.

The MCO case manager shall actively participate with the HUSKY Plus case management team to ensure that all medically necessary HUSKY Plus program services identified in the global plan of care, which are also covered in the HUSKY B benefit package, are exhausted first under HUSKY B.

d. Disenrollment

The MCO shall assign a liaison who will coordinate all communication related to disenrollment to the HUSKY Plus programs.

e. Quality Assurance

The MCO shall provide summary data reports to the DEPARTMENT or its agent in an agreed upon format on the utilization of physical and/or behavioral health services for HUSKY Plus Members on an as needed basis, but no more frequently.

The MCO shall designate a representative to the HUSKY Plus Physical Quality Assurance Subcommittees.

f. Payment

The MCO shall seek prior authorization from the DEPARTMENT for all HUSKY Plus Behavioral Services. The DEPARTMENT shall designate a contact person for such authorization process. The DEPARTMENT shall compensate the MCO for the cost of each authorized service. The MCO shall not request, and the DEPARTMENT shall not authorize any additional funds for administration of the HUSKY Plus Behavioral services.

Sanction: If the MCO fails to have a procedure to identify potential HUSKY Plus Members or fails to assign a case manager to the HUSKY Plus Physical program, the DEPARTMENT may impose a strike towards a Class A sanction pursuant to Section 9.05.

3.20 Prenatal Care

a. In order to promote healthy birth outcomes, the MCO or its contracted providers shall:

1. Identify enrolled pregnant women as early as possible in the pregnancy;
2. Conduct prenatal risk assessments in order to identify high-risk pregnant women, arrange for specialized prenatal care and support services tailored to risk status, and begin care coordination that will continue throughout the pregnancy and early weeks postpartum;

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3. Refer enrolled pregnant women to the WIC program, as applicable;
4. Offer case management services with obtaining prenatal care appointments, WIC services, as applicable, and other support services as necessary;
5. Offer prenatal health education materials and/or programs aimed at promoting health birth outcomes;
6. Offer HIV testing and counseling and all appropriate prophylaxis and treatment to all enrolled pregnant women;
7. Refer any pregnant Member who is actively abusing drugs or alcohol to a behavioral health subcontractor or provider of behavioral health/substance abuse services and treatment; and
8. Educate new mothers about the importance of the postpartum visit and well-baby care.

Performance Measure: Early access to prenatal care: Percentage of enrolled women who had a live birth, who were continuously enrolled in the MCO for 280 days prior to delivery who had a prenatal visit on or between 176 to 280 days prior to delivery.

Performance Measure: Adequacy of prenatal care: Percentage of women with live births who were continuously enrolled during pregnancy who had more than eighty (80) percent of the prenatal visits recommended by the American College of Obstetrics and Gynecology, adjusted for gestational age at enrollment and delivery.

3.21 Dental Care

a. The MCO shall contract with a sufficient number of dentists throughout the state to assure access to oral health care. The MCO shall;

1.	Maintain an adequate dental provider network throughout the state's eight (8) counties;

2.
For the purpose of enrollment capacity a dental hygienist meeting the criteria of Connecticut General Statutes Section 20-1261 with two (2) years experience, working in an institution (other than hospital), a community health center, a group home or a school setting shall be counted as fifty (50) percent of a general dentist. If the MCO's provider network includes dental hygienists acting independently within their scope of practice to provide preventive services to Members, the MCO shall require that dental hygienists make appropriate referrals to in-network dentists for appropriate restorative and diagnostic services;

3.
Implement plan that includes a systematic approach for enhancing access to dental care through monitoring appointment availability, provision of training to providers around issues of cultural diversity and any other specialized programs

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4.
Implement incentives and/or sanctions to ensure that access standards are met with respect to dental screens and appointment availability. The MCO shall ensure that the scheduling of a routine dental visit is six (6) weeks;

5.
Certify that all dentists in the MCO's network shall take Members and that MCO's HUSKY Members shall be assured the same access to providers as non-HUSKY Members. Nothing in this section shall preclude the implementation of limits on panel size by providers;

6.	Implement procedures to provide all Members with the opportunity to choose a general dentist;

7.	Educate Members about the importance of regular dental care, with a focus on accessing preventive care such as screenings and cleanings at least twice a year; and

8.	Provide for sufficient access to dental services for different age groups.

3.22 Pre-Existing Conditions

There is no exclusion for pre-existing conditions.

The MCO shall assume responsibility for all HUSKY B covered services as outlined in Appendix A for each Member as of the effective date of coverage under the contract.

3.23 Prior Authorization

Prior authorization of services covered in the HUSKY B benefit package shall be determined by the MCO based on individual care plans, medical necessity and medical appropriateness, except that the following services in the benefit package shall not require prior authorization.

(1) preventive care, including:
(a) periodic and well-child visits;
(b) immunizations; and
(c) prenatal care;

(2) preventive family planning services including:
(a) reproductive health exams;
(b) Member counseling;
(c) Member education;

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(d)  lab tests to detect the presence of conditions affecting reproductive health; and
(e)  screening, testing and treatment of pre and post-test counseling for sexually transmitted diseases and HIV, and

(3) emergency ambulance services or emergency care.

Further details about HUSKY B prior authorization requirements are set forth in Appendix A.

3.24 Newborn Enrollment and Minimum Hospital Stays

a.
The MCO shall accept Membership of a newborn child as of the child's date of birth, if the application is submitted on behalf of the child with in thirty (30) days of the child's date of birth in accordance with C.G.S. 17b-292(f). Additionally, the MCO shall be responsible for providing coverage of the benefit package beginning with the child's date of birth.

b.
The MCO shall comply with requirements of the Newborns' and Mothers' Health Protection Act of 1996 regarding requirements for minimum hospital stays for mothers and newborns in accordance with 45 CFR. 146.130 and 148.170.

c.	The MCO shall provide the newborn Member's family with reasonable notice of any premium to be paid for the first months of coverage, as provided by section 4.09.

3.25 Acute Care Hospitalization at Time of Enrollment or Disenrollment

a.	The MCO is responsible to ensure continuation of care for acute care requiring an inpatient stay at a hospital.

b.	The MCO shall be responsible for inpatient coverage as of the effective date of enrollment for newly enrolled HUSKY B Members who were uninsured.

c.
The MCO shall be responsible to provide continuing coverage for an inpatient hospital stay up to the point of discharge for any Member who was admitted as an inpatient in a hospital while enrolled in the MCO and is disenrolled from the MCO for any reason during the same inpatient stay, except as provided in paragraph g below.

d.	The continuation of care for the disenrolled Member shall only pertain to the daily inpatient rate charged by such hospital providing the Member's inpatient care.

e.	The MCO shall participate in and coordinate the discharge planning process with the MCO involved in the Member's care for Members who fall within sections b, c, and d above.

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f.
As outlined in Appendix J, upon recategorization of a Member's eligibility from the HUSKY A to the HUSKY B program, the MCO shall provide continued coverage for an inpatient hospital stay as part of the HUSKY A coverage as of the effective date of the individual's enrollment into the MCO as a HUSKY B Member. In the instances where the inpatient stay was covered through the HUSKY A reinsurance program at the time of recategorization, the HUSKY A reinsurance ends effective the date of disenrollment of the individual as a HUSKY A Member.

g.
As outlined in Appendix J, upon recategorization of Members eligibility from the HUSKY B to the HUSKY A program, the MCO shall provide continued coverage for an inpatient hospital stay as part of the HUSKY A coverage as of the effective date of the individual's enrollment into the MCO as a HUSKY A Member. In the instances where the inpatient stay qualifies for HUSKY A reinsurance, the reinsurance day count starts with the individual's effective date of enrollment as a HUSKY A Member.

3.26 Open Enrollment

a.	The MCO shall conduct continuous open enrollment during which the MCO shall accept recipients eligible for coverage under this contract.

b.
The MCO shall not discriminate in enrollment activities on the basis of health status or the recipient's need for health care services or on any other basis, and shall not attempt to discourage or delay enrollment with the MCO or encourage disenrollment from the MCO of eligible HUSKY B Members.

c.
If the MCO discovers that a Member's new or continued enrollment was in error, the MCO shall notify the DEPARTMENT or its agent within sixty (60) days of the discovery or sixty (60) days from the date that the MCO had the data to determine that the enrollment was in error, whichever occurs first. Disenrollment of the Member will be made retroactive to the month during which the Member's circumstances changed to cause ineligibility, or if the Member never met eligibility requirements, to the date of initial enrollment. Failure to notify the DEPARTMENT or its agent within the parameters defined in this section will result in the retention of the Member by the MCO for the erroneous retroactive period of enrollment.

3.27 Special Disenrollment

a.
The MCO may request in writing and the DEPARTMENT may approve disenrollment for specific persons when there is good cause. The request shall cite the specific event(s), date(s) and other pertinent information substantiating the MCO's request. Additionally, the MCO shall submit any other information concerning the MCO's request that the DEPARTMENT may require in order to make a determination in the case.

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b.	Good cause is defined as a case in which a Member:

1.
Exhibits uncooperative or disruptive behavior. If, however, such behavior results from the Member's special needs, good cause may only be found if the Member's continued enrollment seriously impairs the MCO's ability to furnish services to either the particular Members; or

2.	Permits others to use or loans his or her Membership card to others to obtain care or services.

c. The following shall not constitute good cause:

1. extensive or expensive health care needs;
2. a change in the member's health status;
3. me Member's diminished mental capacity; or
4. uncooperative or disruptive behavior related to a medical condition, except as described in b. 1., above.

d. The DEPARTMENT will notify an MCO prior to enrollment if a Member was previously disenrolled for cause from another MCO pursuant to this section.

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3.28 Linguistic Access

a.
The MCO shall take appropriate measures to ensure adequate access to services by Members with limited English proficiency. These measures shall include, but not be limited to the promulgation and implementation of policies on linguistic accessibility for MCO staff, network providers and subcontractors; the identification of a single individual at the MCO for ensuring compliance with linguistic accessibility policies; identification of persons with limited English proficiency as soon as possible following enrollment; provisions for translation services; and the provision of a Member handbook, and information in languages other than English.

b.
Member educational materials must also be available in languages other than English and Spanish when more than five (5) percent of the MCO's HUSKY B Members served by the MCO speaks the alternative language, provided, however, this requirement shall not apply if the alternative language has no written form. The MCO may rely upon initial enrollment and monthly enrollment data from the DEPARTMENT or its agent to determine the percentage of Members who speak alternative languages. All Member educational materials must be made available in alternate formats to the visually impaired.

c.	The MCO shall also take appropriate measures to ensure access to services by persons with visual and hearing disabilities

Sanction: For each documented instance of failure to provide appropriate linguistic accessibility to Members, the DEPARTMENT may impose a strike towards a Class A sanction pursuant to Section 9.

3.29 Services to Members

a.
The MCO shall have in place an ongoing process of Member education which includes, but is not limited to, development of a Member handbook; provider directory; newsletter; and other Member educational materials. All written materials and correspondence to Members shall be culturally sensitive and written at no higher than a seventh grade reading level. All Member educational materials must be in both English and Spanish.

b.	The MCO shall mail the Member handbook and provider directory to Members within one week of enrollment notification. The Member handbook shall address and explain, at a minimum, the following:
1. Covered services;
2. Restrictions on services (including limitations and services not covered);
3. Prior authorization process;
4. Definition of and distinction between emergency care and urgent care;

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5. Policies on the use of emergency and urgent care services including a phone number which can be used for assistance in obtaining emergency care;
6. How to access care twenty-four (24) hours;
7. Assistance locating an appropriate provider;
8. Member rights and responsibilities;
9. Member services, including hours of operation;
10. Enrollment, disenrollment and plan changes;
11. Procedures for selecting and changing PCP;
12. Availability of provider network directory and updates;
13. Limited liability for services from out-of-network providers;
14. Access and availability standards;
15. Special access and other MCO features of the health plan's program;
16. Family planning services;
17. Case management services targeted to Members as medically necessary and appropriate;
18. Copayments;
19. Allowances;
20. Maximum annual aggregate cost-sharing;
21. Premiums;
22. Involuntary disenrollments;
23. Appeals and complaints (internal MCO appeal process, external DOIappeal process);
24. Preventive health guidelines; and
25. Description of the drug formulary and prior approval process, if applicable.

c.
All Member educational materials must be prior approved by the DEPARTMENT. Educational materials include, but are not limited to Member handbook; Membership card; introductory and other text language from the provider directory; and all communications to Members that include HUSKY B program information. The MCO must wait until receiving DEPARTMENT written approval or thirty (30) days from the date of submittal before disseminating educational materials to Members.

d.
The MCO must provide periodic updates to the handbook or inform Members, as needed, of changes to the Member information discussed above. The MCO shall update its Member handbook to incorporate all provisions and requirements of this contract within six (6) weeks of the effective date. The MCO shall distribute the Member handbook within six (6) weeks of receiving the department's written approval.

e.
The MCO shall maintain an adequately staffed Member Services Department to receive telephone calls from Members in order to answer Members' questions, respond to Members' complaints and resolve problems informally.

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f.	The MCO shall identify to the DEPARTMENT the individual who is responsible for the performance of the Member Services Department.

g.
The MCO's Member Services Department shall include bilingual staff (Spanish and English) and translation services for non-English speaking Members. The MCO shall also make available translation services at provider sites either directly or through a contractual obligation with the service provider.

h.
The MCO shall require members of the Member Services Department to identify themselves to Members when responding to Members' questions or complaints. At a minimum, ninety (90) percent of all incoming calls shall be answered by a staff Member within the first minute and the call abandonment rate shall not exceed five (5) percent. The MCO shall submit call response and abandonment reports for the preceding six (6) month period to the DEPARTMENT upon request.

i.
When Members contact the Member Services Department to ask questions about, or complain about, the MCO's failure to respond promptly to a request for goods or services, or the denial, reduction, suspension or termination of goods or services, the MCO shall: attempt to resolve such concerns informally, and inform Members of the MCO's internal appeal process.

j.
The MCO shall maintain a log of complaints resolved informally, which shall be made available to the DEPARTMENT upon request, and which shall be a short dated summary of the problem, the response and the resolution.
At the time of enrollment and at least annually thereafter, the MCO shall inform its Members of the procedural steps for filing an internal appeal and requesting an external review.

k. The MCO shall monitor and track PCP transfer requests and follow up on complaints made by Members as necessary.

1.
The MCO will participate in two (2) Member surveys. The first such survey will be an analysis of Members with special needs as defined by the DEPARTMENT after consultation with the Children's Health Council, EQRO, and the MCO, to be conducted at the department's expense. The survey will be developed and the sample will be chosen by the Children's Health Council, with input from the MCOs and the DEPARTMENT. The other survey will be an NCQA Consumer Assessment of Health Plans Survey (CAHPS) of combined HUSKY A and B Members using an independent vendor and paid for by the MCO.

m.
The MCO may provide outreach to its current Members at the time of the Member's renewal of eligibility. The outreach may involve special mailings or phone calls as reminders that the Member must complete the HUSKY renewal forms to ensure continued coverage.

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3.30 Information to Potential Members

a. The MCO shall, upon request, make the following information available to potential Members:

1. the identity, locations, qualifications and availability of MCO's network;
2. rights and responsibilities of Members;
3. appeal procedures; and
4. all covered items and services that are available either directly or indirectly or through referral and prior authorization.

3.31. DSS Marketing Guidelines

DSS marketing restrictions apply to subcontractors and providers of care as well as to the MCOs. The MCO shall notify all its subcontractors and network providers of the department's marketing restrictions. The detailed marketing guidelines are set forth in Appendix F,

a. Prohibited Marketing Activities

The following activities are prohibited, in all forms of communication, regardless of whether they are performed by the MCO directly, by its contracted providers, or its subcontractors:

1. Asserting or implying that a Member will lose or not qualify for HUSKY benefits unless he/she enrolls in the MCO, or creating other threatening scenarios that do not accurately depict the consequences of choosing a different MCO;

2. Discriminating (in marketing or in the course of the enrollment process) against any eligible individual on the basis of health status or need for future health care services.

3. Making inaccurate, misleading or exaggerated statements (e.g. about the nature of the eligibility or enrollment process, the positive attributes of the MCO, or about the disadvantages of competing MCOs);

4. Any unsolicited personal contact, including telephonic, door-to-door marketing or other cold call marketing or enrollment activities to potential Members;

5. Failing to submit for approval marketing materials or marketing approaches when such approval is required by DSS (see Appendix F). MCOs and their providers must wait until receiving DSS written approval before disseminating any such information to potential Members. DSS reserves the right to request revisions or changes in material at any time;

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6. Making any statements or assertions that the MCO is endorsed by the DEPARTMENT or CMS or any other governmental entity;

7. Seeking to influence enrollment in conjunction with the sale or offering of private insurance; and

8. Conducting any form of individual or group solicitation activity other than those expressly permitted under Appendix F, the DSS Marketing Guidelines, unless prior approval is obtained from DSS.

b.  Any type of marketing activity which has not been clearly specified as permissible under these guidelines should be assumed to be prohibited. The MCO shall contact the DEPARTMENT for guidance and approval for any activity not clearly permissible under these guidelines.

c.  The MCO shall ensure that, before enrolling. Members receive accurate written information needed to make an informed decision on whether to enroll;

d.  The MCO shall distribute marketing materials on a statewide basis.

Sanction: If the MCO or its providers engage in inappropriate marketing activities, the DEPARTMENT may impose a sanction up to and including a Class C sanction pursuant to Section 9.05 as it deems appropriate.

3.32 Health Education

The MCO must routinely, but no less frequently than annually, remind and encourage Members to utilize benefits including physical examinations which are available and designed to prevent illness. The MCO shall keep a record of all activities it has conducted to satisfy this requirement.

3.33 Quality Assessment and Performance Improvement

a.
The MCO is required to provide a quality level of care for all services, which it provides and for which it contracts. These services are expected to be medically necessary and may be provided by participating providers. The MCO shall implement a Quality Assessment and Performance Improvement program to assure the quality of care. The EQRO shall monitor the MCO's compliance with all requirements in this section.

b.
The MCO shall comply with DEPARTMENT requirements concerning Quality Assessment and Performance Improvement set forth below. The MCO will develop and implement an internal Quality Assessment and Performance Improvement program consistent with the Quality Assessment and Performance Improvement program guidelines, as provided in Appendix G.

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c. The MCO must have a Quality Assessment and Performance Improvement system which:
1. Provides for review by appropriate health professionals of the processes followed in providing health services;
2. Provides for systematic data collection of performance and participant results;
3. Provides for interpretation of these data to the practitioners;
4. Provides for making needed changes;
5. Provides for the performance of at least one performance improvement project of the MCO's own choosing;
6. Provides for participation in at least one performance improvement project conducted by the EQRO; and
7. Has in effect mechanisms to detect both under utilization and over utilization of services.

d. The MCO shall provide descriptive information on the operation, performance and success of its Quality Assessment and Performance Improvement system to the DEPARTMENT or its agent upon request.

e. The MCO shall maintain and operate a Quality Assessment and Performance Improvement program which includes at least the following elements:

1. A quality assessment and performance improvement assurance plan;

2. A Quality Assessment and Performance Improvement Director who is responsible for the operation and success of the Quality Assessment and Performance Improvement Program. This person shall have adequate experience to ensure successful Quality Assessment and Performance Improvement, and shall be accountable for the Quality Assessment and Performance Improvement systems for all the MCO's providers, as well as the MCO's subcontractors;

3. The Quality Assessment and Performance Improvement Director shall spend an adequate proportion of time on Quality Assessment and Performance Improvement activities to ensure that a successful Quality Assessment and Performance Improvement Program will exist. Under the Quality Assessment and Performance Improvement program, there shall be access on an as-needed basis to the full compliment of health professions (e.g., pharmacy, physical therapy, nursing, etc.) and administrative staff. Oversight of the program shall be provided by a Quality Assessment and Performance Improvement committee which includes representatives from:

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a. Variety of medical disciplines (e.g., medicine, surgery, mental health, etc.) and administrative staff; and
b. Board of Directors of the MCO.

4. The Quality Assessment and Performance Improvement committee shall be organized operationally within the MCO such that it can be responsible for all aspects of the Quality Assessment and Performance Improvement program.

5. Quality Assessment and Performance Improvement activities shall be sufficiently separate from Utilization Review activities, so that Quality Assessment and Performance Improvement activities can be distinctly identified as such.

6. The Quality Assessment and Performance Improvement activities of the MCO providers and subcontractors, if separate from the MCO's Quality Assessment and Performance Improvement activities shall be integrated into the overall MCO Quality Assessment and Performance Improvement program, and the MCO shall provide feedback to the providers/subcontractors regarding the operation of any such independent Quality Assessment and Performance Improvement effort. The MCO shall remain however, fully accountable for all Quality Assessment and Performance Improvement relative to its providers and subcontractors.

7. The Quality Assessment and Performance Improvement committee shall meet at least quarterly and produce written documentation of committee activities to be shared with the DEPARTMENT or its agent.

8. The results of the Quality Assessment and Performance Improvement activities shall be reported in writing at each meeting of the Board of Directors.

9. The MCO shall have a written procedure for following up on the results of Quality Assessment and Performance Improvement activities to determine success of implementation. Follow-up shall be documented in writing.

10. If the DEPARTMENT determines that a Quality Assessment and Performance Improvement plan does not meet the above requirements, the DEPARTMENT may provide the MCO with a model plan. The MCO agrees to modify its Quality Assessment and Performance Improvement plan based on negotiations with the DEPARTMENT.

11. The MCO shall monitor access to and quality of health care goods and services for its Member population, and, at a minimum, use this mechanism to capture and report all of the DEPARTMENT'S required utilization data. The MCO shall be subject to an annual medical audit by the department's EQRO and shall provide access to the data and records requested.

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12. To the extent permitted under federal and state law, the MCO certifies that all data and records requested shall, upon reasonable notice, be made available to the DEPARTMENT or its agent.

13. The MCO will be an active participant in at least one of the EQRO's performance improvement focus studies each year.

14. The MCO must comply with external quality review that will be implemented by an organization contracted by the DEPARTMENT. This may include participating in the design of the external review, collecting data including, but not limited to, administrative and medical data, HEDIS measures, and/or making data available to the review organization.

15. The MCO must conduct at least one performance improvement project that includes the following:

a. the project shall focus upon at one of the following areas:
1) prevention and care of acute and chronic conditions;
2) high volume services;
3) continuity and coordination of care;
4) appeals and complaints; and
5) access to and availability of services.

b. measurement of performance using quality indicators that are:
1) objective;
2) clearly and unambiguously defined;
3) based on current clinical knowledge or health services research;
4) valid and reliable;
5) systematically collected; and
6) capable of measuring outcomes such as changes in health status or Member satisfaction, or valid proxies of those outcomes.

c. implementation of system interventions to achieve quality improvement;
d. evaluation of the effectiveness of the interventions;
e. planning and initiation of activities for increasing or sustaining improvement; and
f. represent the entire population to which the quality indicator is relevant.

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16. With the approval of the DEPARTMENT, the MCO may conduct performance improvement projects for the combined HUSKY A and HUSKY B population.

3.34 Inspection of Facilities

a.
The MCO shall provide the State of Connecticut and any other legally authorized governmental entity, or their authorized representatives, the right to enter at all reasonable times the MCO's premises or other places, including the premises of any subcontractor, where work under this contract is performed to inspect, monitor or otherwise evaluate work performed pursuant to this contract. The MCO shall provide reasonable facilities and assistance for the safety and convenience of the persons performing those duties. The DEPARTMENT and its authorized agents will request access in advance in writing except in case of suspected fraud and abuse.

b.
In the event right of access is requested under this section, the MCO or subcontractor shall upon request provide and make available staff to assist in the audit or inspection effort, and provide adequate space on the premises to reasonably accommodate the State or Federal representatives conducting the audit or inspection effort.

c.
The MCO shall be given ten (10) business days to respond to any findings of an audit before the DEPARTMENT shall finalize its findings. All information so obtained will be accorded confidential treatment as provided under applicable law.

3.35 Examination of Records

a.
The MCO shall develop and keep such records as are required by law or other authority or as the DEPARTMENT determines are necessary or useful for assuring quality performance of this contract. The DEPARTMENT shall have an unqualified right of access to such records in accordance with Part II Section 3.34.

b.
Upon non-renewal or termination of this contract, the MCO shall turn over or provide copies to the DEPARTMENT or to a designee of the DEPARTMENT all documents, files and records relating to persons receiving services and to the administration of this contract that the DEPARTMENT may request, in accordance with Part I Section 3.34.

c.
The MCO shall provide the DEPARTMENT and its authorized agents with reasonable access to records the MCO maintains for the purposes of this contract. The DEPARTMENT and its authorized agents will request access in writing except in cases of suspected fraud and abuse. The MCO must make all requested medical records available within thirty (30) days of the department's request. Any contract with a subcontractor must include a provision specifically authorizing access in accordance with the terms set forth in Part I Section 3.35.

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d.
The MCO shall maintain the confidentiality of patients' records in conformance with this contract and state and federal statutes and regulations, including, but not limited to, the Health Insurance Portability and Accountability Act (HIPAA), 42 U.S.C. 1320d-2 et seq., 45 CFR pts. 160 and 164, the Connecticut Insurance Information and Privacy Act, Section 38a-975 et seq. of the Connecticut General Statutes, and as applicable the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq.

e.
The MCO, for purposes of audit or investigation, shall provide the State of Connecticut, the Secretary of HHS and his/her designated agent, and any other legally authorized governmental entity or their authorized agents access to all the MCO's materials and information pertinent to the services provided under this contract and Member health claims and payment data, at any time, until the expiration of three (3) years from the completion date of this contract as extended.

f.	The State and its authorized agents may record any information and make copies of any materials necessary for the audit.

g.
Retention of Records: The MCO and its subcontractors shall retain financial records, supporting documents, statistical records and all other records supporting the services provided under this contract for a period of five (5) years from the completion date of this contract. The MCO shall make the records available at all reasonable times at the MCO's general offices. The DEPARTMENT and its authorized agents will request access in writing except in cases of suspected fraud and abuse. If any litigation, claim or audit is started before the expiration of the five (5) year period, the records must be retained until all litigation, claims or audit findings involving the records have been resolved. The MCO must make all requested records available within thirty (30) days of the department's request.

h.	The MCO shall not avoid costs for services covered in this contract by referring Members to publicly supported health care resources.

3.36 Medical Records

a.
In compliance with all state and federal law governing the privacy of individually identifiable health care information including the Health Insurance Portability and Accountability Act (HIPAA), 42 USC Sections 1320d-2 et seq.. 45 CFR pts. 160 and 164, the MCO shall establish a confidential, centralized record, for each Member, which includes information of all medical goods and services received. The MCO may delegate maintenance of the centralized medical record to the Member's PCP, provided however, that the record shall be made available upon request and reasonable notice, to the DEPARTMENT or its agent(s) at a centralized location. The medical record shall meet the department's medical record requirements as defined by the DEPARTMENT in its regulations, and shall comply with the requirements of the National Committee on Quality Assurance (NCQA) or other national accrediting body with a recognized expertise in managed care. The MCO shall establish a confidential, centralized record, which includes the medical record, for all Members including all goods and services received. The MCO may delegate maintenance of the centralized medical record to the Member's PCP, provided however, that the record shall be made available upon request and reasonable notice, to the DEPARTMENT or its agent(s) at a centralized location. The MCO or PCP shall maintain the medical records in compliance with all state and federal law governing the privacy of individually identifiable health care information including the Health Insurance Portability and Accountability Act (HIPAA), 42 U.S.C. 1320d-2 et sea., 45 CFR pts. 160 and 164. The medical record shall meet the department's medical record requirements as defined by the DEPARTMENT in its regulations, and shall comply with the requirements of the NCQA.

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b.
The MCO shall not turn over or provide documents, files and records pertaining to a Member to another health plan unless the Member has changed enrollment to the other plan and the MCO has been so notified by the DEPARTMENT or its agent.

3.37 Audit Liabilities

In addition to and not in any way in limitation of the obligation of the contract, it is understood and agreed by the MCO that the MCO shall be held liable for any finally determined State or Federal audit exceptions and shall return to the DEPARTMENT all payments made under the contract to which exception has been taken or which have been disallowed because of such an exception.

3.38 Clinical Data Reporting

a.
Utilization Reporting: The MCO shall submit reports to the DEPARTMENT or its agent in the areas listed below. The purpose of the reports is to assist the DEPARTMENT in its efforts to assess and evaluate the performance of the HUSKY B program and the MCO.

b.	Utilization reports shall cover, but not be limited to, the following areas:

1. well-child visits;
2. immunizations;
3. maternal and prenatal care;
4. preventive care;
5. inpatient and outpatient services;
6. dental services;
7. behavioral health and substance abuse services;
8. HEDIS/CAHPS; and
9. other services.

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c.
The DEPARTMENT shall consult with the MCO, through a workgroup comprised of the DEPARTMENT, its agent, and MCO representatives that meets on a periodic basis, or as needed, to discuss the necessary data, methods of collecting the data, and the format and media for new reports or changes to existing reports.

d.
The MCO shall submit reports, which comply with the department's standards, to the DEPARTMENT or its agent. For each report the DEPARTMENT shall consider using any HEDIS standards promulgated by the NCQA which covers the same or similar subject matter. The DEPARTMENT reserves the right to modify HEDIS standards, or not use them at all, if in the department's judgment, the objectives of the HUSKY B program can be better served by using other methods.

e.
The DEPARTMENT or its agent, will choose a random sample of administrative and medical records each year, in order to measure utilization of services. The MCO will make required records available to the DEPARTMENT or agent, at a location upon reasonable notice. The agent shall review the records and report back to the DEPARTMENT on the extent to which the reporting measure results are validated through comparison with the records. Prior to making its report to the DEPARTMENT, its agent shall afford the MCO reasonable opportunity to suggest corrections to or comment upon the agent's findings.

f.
The DEPARTMENT shall provide the MCO with final specifications for submitting all reports no less than ninety (90) days before the reports are due. The MCO shall submit reports on a schedule to be determined by the DEPARTMENT, but not more frequently than quarterly. Before the beginning of each calendar year, the DEPARTMENT shall provide the MCO with a schedule of utilization reports, which shall be due that calendar year. Due dates for the reports shall be at the discretion of the DEPARTMENT, but not earlier than ninety (90) days after the end of the period that they cover.

Sanction: Failure to comply with the above reporting requirements in a complete and timely manner may result in a strike towards a Class A sanction, pursuant to Section 9.05.

3.39 Utilization Management

a.
The MCO and any subcontractor is required to be licensed by the Connecticut Department of Insurance as a utilization review company. The MCO may subcontract with a licensed utilization review company to perform some or all of the MCO's utilization management functions.

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b.
If the MCO subcontracts for any portion of the utilization management function, the MCO shall provide a copy of any such subcontract to the DEPARTMENT and any such subcontract shall be subject to the provisions of Section 7.08 of this contract. The DEPARTMENT will review and approve the subcontract, subject to the provisions of Section 3.44, to ensure the appropriateness of the subcontractor's policies and procedures. The MCO is required to conduct regular and comprehensive monitoring of the utilization management subcontractor.

The MCO and its subcontractors shall comply with the utilization review provisions of Connecticut General Statutes Section 38a-226c.

3.40 Financial Records

a.  The MCO shall maintain for the purpose of this contract, an accounting system of procedures and practices that conforms to Generally Accepted Accounting Principles.

b.
The MCO shall permit audits or reviews by the DEPARTMENT and HHS or their agent(s), of the MCO's financial records related to the performance of this contract and the MCO's subcontrators' financial records related to the performance of this contract. In addition, the MCO will be required to provide Claims Aging Inventory Reports, Claims Turn Around Time Reports, cost, and other reports as outlined in sections (c) and (d) below or as directed by the DEPARTMENT.

c.
Reports specific to the MCO's HUSKY line of business shall be provided in formats developed by the DEPARTMENT. All reports described in Section 3.40 (c)(l) and 3.40(c)(2) shall contain separate sections for HUSKY A and B. It is anticipated that the requirements in this area will be modified to enable the DEPARTMENT to respond to inquiries that the DEPARTMENT receives regarding the financial status of the HUSKY program, to determine the relationship of capitation payments to actual appropriations for the program, and to allow for proper oversight of fiscal issues related to the managed care programs. The MCO will cooperate with the DEPARTMENT or its agent(s) to meet these objectives. The following is a list of required reports:

1.
Audited financial reports per MCO HUSKY line of business. If the MCO is licensed as a health care center or insurance company, both the annual audited financial reports for the MCO and the audited financial reports per MCO HUSKY line of business shall be conducted and reported in accordance with C.G.S. Section 38a-54. If the MCO is not licensed as a health care center or insurance company, the annual audited financial reports for the MCO and the audited financial reports per MCO line of business shall be completed in accordance with generally accepted auditing principles. The MCO may elect to combine HUSKY A and HUSKY B in the audited financial statement. If this election is made, the MCO shall also submit the following: a separate unaudited income statement for HUSKY A and HUSKY B, which will be compared to the audited financial statement.

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2.
Unaudited financial reports, HUSKY line of business (formats shown in Appendix H). The reports shall be submitted quarterly, forty-five (45) days subsequent to the end of each quarter. Every line of the requested report must contain a dollar figure or an indication that said line is not applicable.

3.
Annual and Quarterly Statements. If the MCO is licensed as a health care center or insurance company, the MCO is required to submit Annual and Quarterly Statements to the Department of Insurance in accordance with the C.G.S. Section 38a-53. One copy of each statement shall be submitted to the DEPARTMENT in accordance with Department of Insurance submittal schedule.

4.
Claims Aging Inventory Report (format shown in Appendix H or any other format approved by the DEPARTMENT). The report will include all HUSKY claims outstanding as of the end of each quarter, by type of claim, claim status and aging categories. If a subcontractor is used to provide services and adjudicate claims or a vendor is used to adjudicate claims, the MCO is responsible for providing a claims aging report in the required format for each current or prior subcontractor who has claims outstanding. The Claims Aging Inventory reports will be submitted to the DEPARTMENT forty-five (45) days subsequent to the end of each quarter.

5.
Claims Turn Around Time Report (format shown in Appendix H or any other format approved by the DEPARTMENT). For those claims processed in forty-six (46) or more days, indicate if interest was paid in accordance with the Section 3.43 of the contract. If a subcontractor is used to provide services and adjudicate claims or a vendor is used to adjudicate claims, the MCO is responsible for providing a Claims Turn Around Time Report for each current or prior subcontractor who has claims outstanding. The Claims Turn Around Time Report will be submitted to the DEPARTMENT forty-five (45) days subsequent to the end of each quarter.

d.
The MCO shall maintain accounting records in a manner which will enable the DEPARTMENT to easily audit and examine any books, documents, papers and records maintained in support of the contract. All such documents shall be made available to the DEPARTMENT at its request, and shall be clearly identifiable as pertaining to the contract.

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e.
The MCO shall make available on request all financial reports required by the terms of any current contract with any other state agency(s) provided that said agency agrees that such information may be shared with the DEPARTMENT.

3.41 Insurance

The MCO, its successors and assignees shall procure and maintain such insurance as is required by currently applicable federal and state law and regulation. Such insurance shall include, but not be limited to, the following:

1. liability insurance (general, errors and omissions, and directors and officers coverage);
2. fidelity bonding or coverage of persons entrusted with handling of funds;
3. workers compensation; and
4. unemployment insurance.

The MCO shall name the State of Connecticut as an additional insured party under any insurance, except for professional liability, workers compensation, unemployment insurance, and fidelity bonding maintained for the purposes of this contract. However, the MCO shall name the State of Connecticut as either a loss payee or additional insured for fidelity bonding coverage.

3.42 Subcontracting for Services

a.
Licensed health care facilities, group practices and licensed health care professionals operating within the scope of their practice may contract with the MCO directly or indirectly through a subcontractor who directly contracts with the MCO. The MCO shall be held directly accountable and liable for all of the contractual provisions under this contract regardless of whether the MCO chooses to subcontract its responsibilities to a third party. No subcontract shall operate to terminate the legal responsibility of the MCO to assure that all activities carried out by the subcontractor conform to the provisions of this contract. Subcontracts shall not terminate the legal liability of the MCO under this contract.

b.
The MCO may subcontract for any function, excluding Member Services, covered by this contract, subject to the requirements of this contract. All subcontracts shall be in writing, shall include any general requirements of this contract that are appropriate to the services being provided, and shall assure that all delegated duties of the MCO under this contract are performed. All subcontracts shall also provide for the right of the DEPARTMENT or another governmental entity to enter the subcontractor's premises to inspect, monitor or otherwise evaluate the work being performed as a delegated duty of this contract, as specified in Section 3.33, Inspection of Facilities.

c.
With the exception of subcontracts specifically excluded by the DEPARTMENT, all subcontracts shall include verbatim the HUSKY B definitions of Medical Appropriateness/Medically Appropriate and Medically Necessary/Medical Necessity as set forth in the Definitions, Part I, Section 1 of this contract. All subcontracts shall require the use of these definitions by subcontractors in all requests for approval of coverage of goods or services made on behalf of HUSKY B Members. All subcontracts shall also provide that decisions concerning both acute and chronic care must be made according to these definitions.

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d.
Within fifteen (15) days of the effective date of this contract the MCO shall provide the DEPARTMENT with a report of those functions under this contract that the MCO will be providing through subcontracts and copies of the contracts between the MCO and the subcontractor. Such report shall identify the names of the subcontractors, their addresses and a summary of the services they will be providing. If the MCO enters into any additional subcontracts after the MCO's initial compliance with this section, the MCO shall obtain the advance written approval of the DEPARTMENT. The MCO shall provide the DEPARTMENT with a draft of the proposed subcontract thirty (30) days in advance of the completion of the MCO's negotiation of such subcontract. In addition, amendments to any such subcontract, excluding those of a technical nature, shall require the pre-review and approval of the DEPARTMENT.

e.
All behavioral health and dental subcontracts, which include the payment of claims on behalf of HUSKY B Members for the provision of goods or services to HUSKY B Members shall require a performance bond, letter of credit, statement of financial reserves or payment withhold requirements. The performance bond, letter of credit, statement of financial reserves or payment withhold requirements shall be in a form to be mutually agreed upon by the MCO and the subcontractor. The amount of the performance bond shall be sufficient to ensure the completion of the subcontractor's claims processing and provider payment obligations under the subcontract in the event the contract between the MCO and the subcontractor is terminated. The MCO shall submit reports to the DEPARTMENT upon the department's request related to any payments made from the performance bonds or any payment withholds.

f.
All subcontracts shall include provisions for a well-organized transition in the event of termination of the subcontract for any reason. Such provisions shall ensure that an adequate provider network will be maintained at all times during any such transition period and that continuity of care is maintained for all Members.

g.
Prior to the approval by the DEPARTMENT of any subcontract with a behavioral health or dental subcontractor, the MCO shall submit a plan to the DEPARTMENT for the resolution of any outstanding claims submitted by providers to the MCO's previous behavioral health or dental subcontractor. Such plan shall meet the requirements described in subsection (h) below.

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h.
In the event that a subcontract is terminated, the MCO shall submit a written transition plan to the DEPARTMENT sixty (60) days in advance of the scheduled termination. The transition plan shall include provisions concerning financial responsibility for the final settlement of provider claims and data reporting, which at a minimum must include a claims aging report prepared in accordance with Section 3.40 (c)(5) of this contract, with steps to ensure the resolution of the outstanding amounts. This plan shall be submitted prior to the department's approval.

i.	All subcontracts shall also include a provision that the MCO will withhold a portion of the final payment to the subcontractor, as a surety bond to ensure compliance under the terminated subcontract.

j.
The MCO shall have no right to and shall not assign, transfer or delegate this contract in its entirety, or any right or duty arising under this contract without the prior written approval of the DEPARTMENT. The DEPARTMENT in its discretion may grant such written approval of an assignment, transfer or delegation provided, however, that this paragraph shall not be construed to grant the MCO any right to such approval.

3.43 Timely Payment of Claims

If the MCO or any other subcontractor or vendor who adjudicates claims fails to pay a clean claim within forty-five (45) days of receipt, or as otherwise stipulated by a provider contract, the MCO, vendor or subcontractor shall pay the provider the amount of such clean claims plus interest at the rate of fifteen (15) percent per annum or as stipulated by a provider contract. In accordance with Section 3.40 (c)(5), Financial Records, the MCO shall provide to the DEPARTMENT information related to interest paid beyond the forty-five (45) day timely filing limit, or as otherwise stipulated by provider contracts.

3.44 Insolvency Protection

The MCO must maintain protection against insolvency as required by the DEPARTMENT including demonstration of adequate initial capital and ongoing reserve contributions. The MCO must provide financial data to the DEPARTMENT in accordance with the department's required formats and timing.

3.45 Fraud and Abuse

a.	The MCO shall not knowingly take any action or failure to take action that could result in an unauthorized benefit to the MCO, its employees, its subcontractors, its vendors, or to a Member.

b.
The MCO commits to preventing, detecting, investigating, and reporting potential fraud and abuse occurrences, and shall assist the DEPARTMENT and HHS inpreventing and prosecuting fraud and abuse in the HUSKY B program.

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c.
The MCO acknowledges that the DEPARTMENT and HHS, Office of the Inspector General, has the authority to impose civil monetary penalties on individuals and entities that submit false and fraudulent claims to the HUSKY B program.

d.	The MCO shall immediately notify the DEPARTMENT when it detects a situation of potential fraud or abuse, including, but not limited to, the following:

1. False statements, misrepresentation, concealment, failure to disclose, and conversion of benefits;

2. Any giving or seeking of kickbacks, rebates, or similar remuneration;

3. Charging or receiving reimbursement in excess of that provided by the DEPARTMENT; and

4. False statements or misrepresentation made by a provider, subcontractor, or Member in order to qualify for the HUSKY program.

e.
Upon written notification of the DEPARTMENT, the MCO shall cease any conduct that the DEPARTMENT or its agent deems to be abusive of the HUSKY program, and to take any corrective actions requested by the DEPARTMENT or its agent.

f.
The MCO attests to the truthfulness, accuracy, and completeness of all data submitted to the DEPARTMENT, based on the MCO's best knowledge, information, and belief. This data certification requirement includes encounter data and also applies to the MCO's subcontractors.

g.	The MCO shall establish a fraud and abuse plan, including, but not necessarily limited to, the following efforts:

1. conducting regular reviews and audits of operations to guard against fraud and abuse;

2. assessing and strengthening internal controls to ensure claims are submitted and payments are made properly;

3. educating employees, providers, and subcontractors about fraud and abuse and how to report it;

4. effectively organizing resources to respond to complaints of fraud and abuse;

5. establishing procedures to process fraud and abuse complaints; and

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6. establishing procedures for reporting information to the DEPARTMENT.

h.
The MCO shall examine publicly available data, including but not limited to the HCFA Medicare/Medicaid Sanction Report and the HCFA website (http://www.oig.hhs.gov) to determine whether any potential or current employees, providers, or subcontractors have been suspended or excluded or terminated from the Medicare or Medicaid programs and shall comply with, and give effect to, any such suspension, exclusion, or termination in accordance with the requirements of state and federal law.

i.
The MCO must provide full and complete information on the identity of each person or corporation with an ownership or controlling interest (five (5) percent) in the managed care plan, or any subcontractor in which the MCO has a five (5) percent or more ownership interest.

j.
The MCO must immediately provide full and complete information when it becomes aware of any employee or subcontractor who has been convicted of a civil or criminal offense related to that person's involvement under Medicare, Medicaid, or any other federal or state assistance program prior to entering into or renewing this contract.

Sanction: The DEPARTMENT may impose a sanction up to an including a Class C sanction for the failure to comply with any provision of this section, or take any other action set forth in Section 9.05 of this contract, including terminating or refusing to renew this contract, or any other remedy allowed by federal or state law.

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4. MCO RESPONSIBILITY CONCERNING PAYMENTS MADE ON BEHALF OF THE MEMBER

4.01 Deductibles, Coinsurance, Annual Benefit Maximums, and Lifetime Benefit Maximums

The MCO shall not apply deductibles, coinsurance, or annual or lifetime benefit maximums to any covered goods and services provided to Members in HUSKY B.

4.02 Payments for Noncovered Services

The MCO may allow a provider to charge for noncovered goods or services provided to a Member only if the parent or applicant knowingly elects to receive the goods or services and enters into an agreement in writing to pay for such goods or services prior to receiving them. For purposes of this section, noncovered services are services other than those described in Appendix A of this contract, services that are provided in the absence of appropriate authorization by the MCO, and services that are provided out-of-network unless otherwise specified in the contract or regulation.

No payment made for non-covered services shall be considered cost-sharing for purposes of determining the family's maximum annual aggregate cost-sharing limit.

4.03 Cost-Sharing Exemption for American Indian/Alaskan Native Children

Families of American Indian/ Alaskan Native (AI/AN) children who are Members of a Federally recognized tribe and who are in Income Band 1 or 2 are exempted from paying HUSKY B premiums or copayments.

The DEPARTMENT or its agent will determine each AI/AN family's eligibility for HUSKY B and the appropriate Income Band, and will also determine whether or not a family's children qualify for the AI/AN cost-sharing exemption. The DEPARTMENT or its agent will then notify the MCO whether the Member is qualified for the exemption and the appropriate Income Band for the family. The MCO shall ensure that the family is not charged any premiums or copayments for qualified AI/AN children as of the date the DEPARTMENT or its agent makes that determination.

The MCO shall notify its providers and subcontractors of the AI/AN exemption from premiums and copayments. Member handbooks and information handouts developed by the MCO shall include information about the AI/AN exclusion from premiums and copayments. The MCO shall refer any Members who believe they qualify for the AI/AN exemption to the DEPARTMENT or its agent for a determination of their qualification.

The MCO shall provide all qualified AI/AN children in Income Bands 1 and 2 with Membership identification cards stating "no copayments" and the MCO shall inform their

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HUSKY B providers and subcontractors that children with Membership cards so noted shall not be charged copayments.

If the family has paid premiums and/or copayments for qualified AI/AN children, it is the responsibility of the MCO to repay the premiums and/or copayments to the family within three (3) months of the MCO's determination that they were paid. It is the responsibility of the MCO to review the Member accounts quarterly to determine which families have paid premiums and/or copayments for qualified AI/AN children. The quarterly review must be completed no later than fifteen (15) days after the end of each quarter. The MCO shall make the review available to the DEPARTMENT upon request.

Sanction: If the MCO fails to repay the overpayment to the family within three (3) months of the determination that the premium payment liability has been reached or if the MCO fails to exempt AI/AN children from premiums or copayments, the DEPARTMENT may impose a sanction up to and including a Class B sanction pursuant to Section 9.05.

4.04 Copayments

The MCO shall allow providers to collect copayments for the following goods and services only: outpatient physician visits, except for well child visits; powered wheelchairs; hearing examinations; nurse midwife visits; nurse practitioner visits; podiatrist visits; chiropractor visits; naturopathic visits; eye care exams; oral contraceptives; generic and brand name prescriptions; mental health outpatient visits; outpatient behavioral health visits for substance abuse; and non-emergency care provided in a hospital emergency department or urgent care facility, except for a condition such that a prudent layperson, acting reasonably, would have believed that emergency medical treatment is needed. The amounts of these copayments are detailed in Appendix A.

4.05 Copayments Prohibited

No copayment shall be charged for preventive care and services, including all well-baby and well-child services as described in 42 CFR 457.520; family planning services, excluding oral contraceptives; inpatient physician services; inpatient hospital services; outpatient surgical visits; ambulance for emergency medical conditions; skilled nursing; home health services; hospice and short-term rehabilitation; physical therapy, occupational therapy and speech therapy; laboratory and x-ray services, including diagnostic and treatment radiology and ultrasound treatment; preadmission testing; prosthetic devices; durable medical equipment other than powered wheelchairs; emergency medical conditions; and the following dental services: oral exams, prophylaxis, x-rays, fillings, fluoride treatments, sealants, and oral surgery.

4.06 Maximum Annual Limits for Copayments

The maximum annual limit for copayments is $650 for families in Income Bands 1 and 2. Effective February 1, 2004, the maximum aggregate cost-sharing limit for co- payments will increase to $760 for families in Income Bands 1 and 2. For these families, the MCO shall not allow copayments to be charged once the family has reached its maximum annual limit for copayments.

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The maximum annual limit applies to the entire family regardless of the number of eligible children in such family who are enrolled in the MCO. The maximum annual limit applies to each eligibility period. The eligibility period is the one-year period following the Member's initial eligibility date or, for subsequent years, the one year-period following the anniversary of the initial eligibility date.

It is the responsibility of the MCO to review the Member accounts at a minimum on a quarterly basis to determine which families have reached their maximum annual limit for copayments. The review must be completed no later than fifteen (15) days after the end of each review period. The MCO shall make the review available to the DEPARTMENT upon request.

If the family has paid more than the allowed limits for copayments, it is the responsibility of the MCO to repay the overpayment to the family within three (3) months of the MCO's determination that the maximum annual limit for copayments had been met.

There is no maximum annual limit for copayments for families in Income Band 3.

Sanction: If the MCO fails to have an effective tracking system for the maximum annual co-payment provisions, the DEPARTMENT may impose a Class B sanction pursuant to Section 9.05.

4.07 Tracking Copayments

The MCO shall establish and maintain a system to track the copayments incurred by each family in Income Bands 1 and 2 in order to adhere to the requirements of the maximum annual aggregate cost-sharing limit for copayments. The MCO shall require their providers and subcontractors to verify whether a family has reached the maximum annual limit for copayments before charging a copayment.

The MCO shall carry over the tracking of the copayment from one Income Band to the other within the annual period for families who move between Income Bands 1 and 2. For families moving within the annual period into Income Bands 1 or 2 from Income Band 3, the tracking begins with the enrollment in Income Band 1 or 2.

If the Member is disenrolled due to nonpayment of premiums, the MCO shall maintain the tracked information on file for costs incurred through the date of disenrollment in the event the Member is re-enrolled after payment of the premium within the annual period. If the Member is re-enrolled within the annual period, the MCO will resume tracking the copayments paid by the family throughout the remainder of the annual period.

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Families in Income Bands 1 and 2 shall not be charged copayments once the maximum annual limits have been met. When a family in Income Bands 1 or 2 reaches the maximum annual limits for copayments, the MCO shall inform the providers and subcontractors that the copayment limit has been met, that the providers and subcontractors cannot charge further copayments within the annual period, and the date when the annual period ends. The MCO shall provide this same information to the parent and the applicant.

The MCO shall send a monthly file to the DEPARTMENT or its agent showing the premiums and copayments paid by the family. The DEPARTMENT or its agent will keep information regarding the amount of copayments each family incurs within the annual period and if the children of the family disenroll and enroll in another MCO within the annual period, the DEPARTMENT or its agent will forward the family copayment totals for the annual period to the new MCO.

If a family believes it has reached the maximum annual limit for copayments, it may request, in writing, that the MCO review the copayments that have been paid by the family. The MCO shall then review the copayments made by the family and respond to the family, in writing, within three (3) weeks of the date of the family's written request. If the family disagrees with the MCOs determination, the family may request, in writing, a review by the DEPARTMENT. The MCO and the family shall abide by the decision of the DEPARTMENT. The MCO shall include a summary of this right and the appropriate procedures to request the review in its Member Handbook.

If the family has paid more than the allowed limits for copayments, it is the responsibility of the MCO to repay the overpayment to the family within three (3) months of the determination that the maximum annual limit has been met.

Sanction: Any one of the following may give rise to a strike towards a Class A Sanction pursuant to Section 9.05:

If the MCO fails to inform its subcontractors, providers, and the family when the family has met its maximum annual limit for copayments;

If the MCO fails to submit a file to the DEPARTMENT or its agent reporting on copayment and premium amount of its Members within thirty (30) days of the close of the preceding month; or

If the MCO fails to monitor the tracking system to determine if any family has reached the maximum annual limits.

4.08 Amount of Premium Payment

The amount a family shall be required to pay in premium payments for the HUSKY B benefit package shall vary according to the family income. Prior to February 1, 2004, the MCO shall not charge or collect a premium for families in Income Band 1. On and after

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February 1, 2004, the premium charged and collected for families within Income Band 1 shall be $30 per month for families with one child and $50 per month for families with more than one child. The premium charged and collected for families within Income Band 2 shall be $30 per month for families with one child or $50 per month for families with more than one child. On and after February 1, 2004, the premium charged and collected for families within Income Band 2 shall be $50 per month for families with one child or $75 per month for families with more than one child. The premium charged and collected for families in Income Band 3 will be the rate negotiated with the DEPARTMENT per month, per child. The premium provisions and amount are subject to change. The DEPARTMENT will give the MCO sixty (60) days advance notice of any premium changes unless a statutory change precludes such advance notice.

4.09 Billing and Collecting the Premium Payments

The MCO shall bill the applicant or member for the premium payments and shall collect the premium payments . The applicant may be billed up to thirty (30) days in advance of the coverage period. The coverage period shall be no less than one month and no more than one year. The MCO shall offer all applicants or members the option of a schedule of monthly premium payments.. . The initial bill to new members may include billing for multiple months of membership to allow members the opportunity to make payments current to the first prospective coverage month.

4.10 Notification of Premium Payments Due

The MCO shall provide the applicant or member with reasonable prior notice of any premiums to be paid. The notice shall contain: the amount of the premium due; the date the premium is due; the effective date of disenrollment in case of failure to pay the premium by the due date; information concerning lock-out if there is disenrollment for failure to pay the premium; an instruction for the applicant to immediately contact the DEPARTMENT or its agent if the applicant cannot pay the premium by the due date because of a decrease in family income or other changes in family circumstances; and any additional information required to be included in the notice by the DEPARTMENT.

Sanction: If the MCO fails to provide prior notice as required in this Section, the DEPARTMENT may impose a strike towards a Class A sanction pursuant to Section 9.05.

4.11 Notification of Non-payment of the Premium Payments

The MCO shall notify, in writing, the applicant or member and the custodial parent, if applicable, if a premium is not received by the due date. The notice shall contain: the amount of the premium that is due; the date the premium was due; the effective date of disenrollment for failure to pay the premium; information concerning lock-out; an instruction for the applicant to immediately contact the DEPARTMENT or its agent if the applicant cannot pay the premium by the due date because of a decrease in income or

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other change in family circumstances; and any additional information required to be included in the notice by the DEPARTMENT.

The MCO shall collaborate with the DEPARTMENT and its agent to establish billing and collection procedures. The MCO shall notify the Department or its agent pursuant to the agreed upon procedures if a premium is not received by the due date.

Sanction: If the MCO fails to provide prior notice, as described above, or if the MCO fails to notify the DEPARTMENT or its agent of failure to pay a premium by the due date, the DEPARTMENT may impose a strike towards a Class A sanction pursuant to Section 9.05.

4.12 Past Due Premium Payments Paid

If the MCO receives premium payments after the Member has been disenrolled, the MCO shall notify the DEPARTMENT or its agent within fifteen (15) days of the receipt of the payment that the payment was received and when it was received.

Sanction: If the MCO fails to notify the DEPARTMENT or its agent as required in this Section, the DEPARTMENT may impose a sanction pursuant to Section 9.

4.13 Resumption of Services if the Child is Re-enrolled

If a child is re-enrolled in HUSKY B, the MCO shall resume providing goods and services to that child.

4.14 Overpayment of Premium

The MCO shall not bill or collect premiums in excess of the monthly amounts set forth in Section 4.08.

If the MCO has received more than the allowed premium rate, it is the responsibility of the MCO to repay the overpayment to the family within three (3) months ,or apply the excess to future coverage months, whichever is preferred by the applicant or member.

Sanction: If the MCO fails to repay the overpayment to the family within three (3) months of the determination that the premium payment liability has been reached, the DEPARTMENT may impose a strike towards a Class A sanction pursuant to Section 9.05.

4.15 Member Premium Share Paid by Another Entity

The MCO may accept funds from private or tribal organizations for the purpose of subsidizing the payment of premiums. To ensure that the payment is not received from an employer attempting to shift coverage from the employer to the HUSKY B program, the

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MCO shall conduct periodic audits of received payments. The audits shall be conducted in accordance with DSS and MCO agreed upon criteria and schedule.

Sanction: If the MCO fails to conduct audits in accordance to the agreed upon criteria and schedule, the DEPARTMENT may impose sanctions up to and including a Class B sanction.

4.16 Tracking Premium Payments

The MCO shall establish and maintain a system to track the premium payments received for each family in Income Bands 1 and 2.

The MCO shall cease tracking premium payments for families in Income Bands 1 and 2 who are moved into Income Band 3 when the move has been completed. For families moving into Income Band 1 or 2 from Income Band 3, the tracking begins when the family moves into Income Band 1 or 2.

The MCO shall send a monthly file to the DEPARTMENT or its agent showing the premiums and copayments received for the family. The DEPARTMENT or its agent will maintain the information regarding the amount of premiums received for each family within the annual period and if the children of the family disenroll and then enroll in another MCO within the annual period, the DEPARTMENT or its agent will forward the family premium totals for the annual period to the new MCO.

If a family believes it has overpaid premiums, it may request that the MCO review the premiums that have been paid by the family. This request shall be in writing. The MCO shall then review the premium payments made by the family and respond to the family, in writing, within three (3) weeks of the date of the family's written request. If the family disagrees with the MCO's determination, the family may request, in writing, a review by the DEPARTMENT. The MCO and family shall abide by the decision of the DEPARTMENT. The MCO shall include a summary of this right and the appropriate procedures to request the review in its Member Handbook.

If the Member is disenrolled due to nonpayment of premiums, the MCO may cease tracking the premium payments, but will keep the tracked information on file in case the Member is re-enrolled after payment of the premium within the annual period. If the Member is re-enrolled the MCO shall resume tracking the premium payments paid, throughout the remainder of the annual period.

Sanction: If the MCO fails to comply with any of the provisions of this section, the DEPARTMENT may impose sanctions up to and including a Class B sanction pursuant to Section 9.05.

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5. LIMITED COVERAGE OF SOME GOODS AND SERVICES AND ALLOWANCES

5.01 Limited Coverage of Some Benefits

a. Some goods and services are covered only up to a specified dollar limit, as set forth in Appendix A. This dollar limit is the allowance for which the MCO is responsible. If the Member decides to access these goods and services, the MCO must cover them up to the specified allowance. The Member's family is responsible for paying any remaining balance beyond the covered allowance.

b. For the limited goods and services described in Appendix A, the MCO is responsible for ensuring that the Member's family is not charged the amount of the covered allowance.

c. The amount a family pays toward the fee of the goods and services described in this section shall not be considered when calculating the maximum annual aggregate cost-sharing.

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6. FUNCTIONS AND DUTIES OF THE DEPARTMENT

6.01 Eligibility Determinations

The DEPARTMENT or its agent will determine the initial and ongoing eligibility for the HUSKY B program of each Member enrolled under this contract in accordance with the department's eligibility policies.

6.02 Ineligibility Determinations

The MCO shall inform the DEPARTMENT or its agent within thirty (30) days of its knowledge of information which may render a child ineligible for HUSKY B. The information that shall be reported to the DEPARTMENT or its agent includes age, residency, insurance status, and death.

6.03 Enrollment/DisenroIlment

a.
Enrollment, disenrollment and initial selection of PCP's Members will be handled by the DEPARTMENT through a contract with a central enrollment broker. Coverage for new Members will be effective the first of the month and coverage for disenrolled Members will terminate on the last day of the month. Members remain continuously enrolled throughout the term of this contract, except in situations where clients change MCOs, become delinquent on their premium payments or lose their HUSKY B eligibility. Disenrollments due to loss of eligibility become effective as of the last day of the month during which the Member's circumstances changed to cause ineligibility or, if the Member never met eligibility requirements, as of the date of initial enrollment. The DEPARTMENT or its agent will notify the MCO of enrollments and disenrollments specific to the MCO via a daily data file. The enrollments and disenrollments processed on any given day will be made available to the MCO via the data file the following day (i.e. after the daily overnight batching has been processed).

b.
in addition to the daily data file, a full file of all the Members will be made available on a monthly basis. Both the daily data file and the monthly foil file can be accessed by the MCO electronically via dial-up.

6.04 Lock-In/Open Enrollment

a.
Upon enrollment into an MCO, Members will be locked-in to that MCO for a period of up to twelve (12) months. Members will not be allowed to change plan enrollment during the lock-in period except for good cause, as defined below. The lock-in period is subject to the following provisions:

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1. The first ninety (90) days of enrollment into a new MCO will be designated as the free-look period during which time the Member may change plans.

2. The last sixty (60) days of the lock-in period will be an open enrollment period, during which time Members may change plans.

3. Plan changes made during the open enrollment period will go into effect on the first day of the month following the end of the lock-in period.

4. Members who do not change plans during the open enrollment period will continue the enrollment in the same MCO and be assigned to a new twelve (12) month lock-in period.

b.	The following shall constitute good cause for a Member to disenroll from the plan during the lock-in period.

1. Unfavorable resolution of a Member complaint adjudicated through the MCO's internal complaint process and continued dissatisfaction due to repeated incidents of any of the following:

a. documented long waiting times for appointments;
b. more than a forty-five (45) day wait for scheduling a well-care visit;
c. more than a two (2) business day wait for non-urgent, symptomatic office visit;
d. unavailability of same day office visit or same day referral to an emergency provider for emergency care services;
e. documented inaccessibility of MCO by phone or mail;
f. phone calls not answered promptly;
g. caller placed on hold for extended periods of time;
h. phone messages and letters not responded to promptly; and i. rude and demeaning treatment by MCO staff.

2. Prior to pursuing the MCO's internal complaint process and without filing an appeal through the plan, dissatisfaction due to any of the following:

a. discriminatory treatment as documented in a complaint filed with the State of Connecticut, Commission on Human Rights and Opportunities (CHRO) or the department's Affirmative Action Division;

b. PCP able to serve Member's specific individual needs (i.e. language or physical accessibility) is no longer participating with the MCO and there is no other suitable PCP within reasonable distance to the Member; or

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c. Member has a pending lawsuit against the MCO; verification of pending lawsuit must be provided.

6.05 Capitation Payments to the MCO

a.
In full consideration of contract services rendered by the MCO, the DEPARTMENT agrees to pay the MCO monthly payments based on the capitation rate specified in Appendix I, effective for the period 07/01/05 through 06/30/06. The DEPARTMENT will make the payments in the month following the month to which the capitation applies. The Department shall conduct a reconciliation of the rate that has been paid to the Contractor since July 1, 2005 with the rate that should have been paid to the Contractor since July 1, 2005 and remit to the Contractor a lump sum payment of the difference. Such payment shall be made to the Contractor before March 31, 2006.

1. Capitation payments to the MCO shall be based on a passive billing system. The MCO is not required to submit claims for the capitation billing for its HUSKY B Membership.

2. Payments to the MCO shall be based on each month's enrollment data as determined by the DEPARTMENT or its agent. The DEPARTMENT or its agent will supply to the MCO, on a monthly basis a capitation roster, which includes all Members for whom capitation payments are made to the MCO. The MCO will be responsible for detecting any inconsistency between the capitation roster and the MCO Membership records. The MCO must notify the DEPARTMENT of any inconsistency between enrollment and payment data. The DEPARTMENT agrees to provide to the MCO information needed to determine the source of the , inconsistency within sixty (60) working days after receiving written notice of the request to furnish such information. The DEPARTMENT will recoup overpayments or reimburse underpayments. The adjusted payment for each month of coverage shall be included in the next monthly capitation payment and roster.

3. Any retrospective adjustments to prior capitation payments will be made in the form of an addition to or subtraction from the next month's capitation payment.

4. In instances where enrollment is disputed the DEPARTMENT will be the final arbiter of Membership status and reserves the right to recover inappropriate capitation payments. Capitation payments for retroactive enrollment adjustments will made to the MCO pursuant to rules outlined in Section a 3, noted above.

b.
The parties acknowledge that a rate adjustment for the period 07/01/06 to 06/30/07 will be determined by the Department following the passage of a budget for fiscal year 2007 and that such rate adjustment will be applied to the Contractor's rate in effect on June 30, 2006. The rate shall be, at a minimum, no less than the rate in effect as of June 30, 2006. If following the Department's release of the rate adjustment to be effective July 1, 2006 for the period 07/01/06 to 06/30/07, the Contractor

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determines that its rate would be insufficient for the Contractor to continue providing services in accordance with the terms of this contract through the anticipated expiration date of 06/3 0/07, or if no rate adjustment has been released by June 30, 2006, then the Contractor may notify the Department that the Contractor will terminate this Contract. The Contractor's notice of intent to terminate must be submitted to the Department no later than sixty (60) days after the Department's release of the rate adjustment or by August 31, 2006, whichever is earlier. The effective date of the termination may be no sooner than six (6) months after the Contractor's notice of termination. In the event that the Contractor notifies the Department of its intent to terminate the contract because the Contractor has deemed that the rate adjustment is insufficient or has not been communicated to Contractor by the Department, the Department agrees to reimburse the Contractor at the Contractor's rate as increased by the rate adjustment determined by the Department from July 1, 2006, the effective date of the rate adjustment, through the termination date of the contract as established by the Contractor's notice of intent to terminate.

c.
The Department and the Contractor acknowledge that the Department has executed and that the Office of the Attorney General has approved, a contract with an administrative services organization (ASO) for the administration of behavioral health services and that as of January 1, 2006, the Contractor shall no longer be responsible for the provision of behavioral health services (the "carve-out" date). The Department and the Contractor shall, in advance of the carve-out date, begin to negotiate an amendment to this contract to reflect the impact of the removal of the Contractor's responsibility for the administration of behavioral health services under this contract, including any impact to the capitation rates. The Department and the Contractor shall work to complete negotiations and execute an amendment memorializing the negotiations by February 15, 2006. The Department and the Contractor farther agree that any changes to the capitation rate necessitated by the removal of the Contractor's responsibility for the provision of behavioral health services shall not be implemented until such time as the amendment to the contract has been fully negotiated and executed by the parties. Thereafter the Department shall conduct a reconciliation of the capitation rate to accurately reflect the removal of the responsibility for the provision of behavioral health services as of January 1, 2006. The Contractor shall pay in lump sum the amount owed to the Department as a result of such reconciliation no later than forty-five (45) following the parties' agreement on the reconciliation.

d.
The Department agrees that if, during the 2006 legislative session there are changes to the scope or services to be performed by the Contractor under the terms of this agreement and/or to the capitation rate, the Department, in a subsequent amendment to this contract which may be entered into prior to the expiration of this amendment, shall amend the scope of services and the capitation rate to reflect such revisions and shall make any necessary adjustments to capitation payment made to the Contractor since the effective date of the revised capitation rate.

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6.06 Newborn Retroactive Adjustments

a. The DEPARTMENT shall determine the eligibility of a newborn child retroactively to the date of his or her birth, for an application filed within thirty (30) days following birth.

b. For the purpose of determining the capitation payment to the MCO for the month in which the child was born, the effective date for such enrollment shall be the first of the month in which the child was born.

6.07 Information

The DEPARTMENT will make known to each MCO information which relates to pertinent statutes, regulations, policies, procedures, and guidelines affecting the operation of this contract. This information shall be available either through direct transmission to the MCO or by reference to public resource files accessible to the MCO personnel.

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7. DECLARATIONS AND MISCELLANEOUS PROVISIONS

7.01 Competition Not Restricted

In signing this Contract, the MCO asserts that no attempt has been made or will be made by the MCO to induce any other person or firm to submit or not to submit an application for the purpose of restricting competition.

7.02 Nonsegregated Facilities

a.
The MCO certifies that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments; and that it does not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. As Contractor, the MCO agrees that a breach of this certification is a violation of Equal Opportunity in Federal employment. In addition, Contractor must comply with the Federal Executive Order 11246 entitled "Equal Employment Opportunity" as amended by Executive Order 11375 and as supplemented in the United States Department of Labor Regulations (41 CFR pt. 30). As used in this certification, the term "segregated facilities" includes any waiting rooms, restaurants and other eating areas, parking lots, drinking fountain, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated on the basis of race, color, religion, or national origin, because of habit, local custom, national origin or otherwise.

b.
The MCO further agrees, (except where it has obtained identical certifications from proposed subcontractors for specific time periods) that it will obtain identical certifications from proposed subcontractors which are not exempt from the provisions for Equal Employment Opportunity; that it will retain such certifications in its files; and that it will forward a copy of this clause to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods).

7.03 Offer of Gratuities

The MCO, its agents and employees, certify that no elected or appointed official or employee of the DEPARTMENT has or will benefit financially or materially from this contract. The contract may be terminated by the DEPARTMENT if it is determined that gratuities of any kind were either offered to or received by any of the aforementioned officials or employees of the MCO, its agent or employee.

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7.04 Employment/Affirmative Action Clause

The MCO agrees to supply employment/affirmative action information as required for agency compliance with Title VI and VII of the Civil Rights Acts of 1964 and Connecticut General Statutes, Section 46a-68 and Section 46a-71.

7.05 Confidentiality

a.
The MCO agrees that all material and information, and particularly information relative to individual applicants or recipients of assistance through the DEPARTMENT, provided to the Contractor by the State or acquired by the Contractor in performance of the contract whether verbal, written, recorded magnetic media, cards or otherwise shall be regarded as confidential information and all necessary steps shall be taken by the Contractor to safeguard the confidentiality of such material or information in conformance with federal and state statutes and regulations.

b.
The MCO agrees not to release any information provided by the DEPARTMENT or providers or any information generated by the MCO without the express written consent of the Contract Administrator, except as specified in this contract and permitted by applicable state law.

7.06 Independent Capacity

The MCO, its officers, employees, subcontractors, or any other agent of the Contractor in performance of this contract will act in an independent capacity and not as officers or employees of the State of Connecticut or of the DEPARTMENT.

7.07 Liaison

Both parties agree to have specifically named liaisons at all times. These representatives of the parties will be the first contacts regarding any questions and problems which arise during implementation and operation of the contract.

7.08 Performance of a Governmental Function and Freedom of Information

a. Performance of a Governmental Function

1.  In performing any acts required by this Contract, the Contractor shall be considered to be performing a governmental function for the Department, as that term is defined in section 1-200(11) of the Connecticut General Statutes. Pursuant to section 1-218 of the Connecticut General Statutes, therefore, the Department is entitled to receive a copy of records and files related to the performance of the governmental function, as set forth in this Contract. Such records and files are subject to the Freedom of Information Act and may be disclosed by the Department pursuant to the Freedom of Information Act. Requests to inspect or copy such records or files shall be made to DSS in accordance with the Freedom of Information Act. Accordingly, if the Contractor is in receipt of a request made pursuant to the Freedom of Information Act

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to inspect or copy such records or files, the Contractor shall forward that request to DSS.

2.  Upon receipt of a Freedom of Information Act request by the Department that seeks records or files related to the performance of the governmental function performed by the Contractor for the Department, the Department shall send such request to the Contractor. The Contractor shall review the request and, with reasonable promptness, search its records and files for documents that are responsive to the request. The Contractor shall send to the Department a copy of those documents that are responsive to the request. If, upon review of the request, the Contractor determines that it will require more than fourteen (14) days to search for and provide copies of responsive documents to the Department, the Contractor shall contact the Department within seven (7) days of the receipt of the request from the Department.

3.  If the Contractor concludes that any of the responsive documents may be exempt from disclosure pursuant to section l-210(b) of the Connecticut General Statutes, the Contractor shall mark said documents prior to sending them to the Department and explain the basis for its conclusion. The Department shall review the Contractor's explanation and, as necessary, discuss said conclusion with the Contractor. If the Department agrees that the marked documents may be exempt under section l-210(b) of the Connecticut General Statutes, the Department shall not release those documents in its response to the Freedom of Information request. If, however, the Department disagrees, in good faith, with the conclusion by the Contractor that said documents may be exempt pursuant to section l-210(b) of the Connecticut General Statutes, the Department shall notify the Contractor, in writing, that it intends to release the documents fourteen (14) days from the date of the notice.

4.  If the Contractor concludes that a document is protected by the attorney-client or work product privilege, the Contractor may decline to produce the document and must specifically assert the privilege by identifying the nature of the document and claiming the privilege.

5.  If the Contractor asserts an exemption under paragraph 3 or a privilege under paragraph 4 of this Contract, and the Department honors said claim, the Contractor shall seek to intervene in order to defend the claim for an exemption or privilege m any subsequent Freedom of Information Commission proceeding challenging the Department's refusal to disclose said documents.

6.  This Paragraph A of Section 7.08 of this Contract is a result of orders of the Freedom of Information Commission. If, at any time, such orders are reversed or otherwise declared not legal and binding, this paragraph shall no longer be in effect.

7.  To the extent that this Paragraph A of Section 7.08 conflicts with any other provisions of the Contract, this paragraph supersedes those provisions.

b. Freedom of Information: Due regard will be given for the protection of proprietary information contained in all documents received by the DEPARTMENT; however, the MCO is aware that all materials associated with the contract are subject to the terms of the state Freedom of Information Act, Conn. Gen. Stat. Sections 1-200, et seq., and all rules, regulations and

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interpretations resulting therefrom. When materials are submitted by the MCO or a subcontractor to the DEPARTMENT and the MCO or subcontractor believes that the materials are proprietary or confidential in some way and that they should not be subject to disclosure pursuant to the Freedom of Information Act, it is not sufficient to protect the materials from disclosure for the MCO to state generally that the material is proprietary in nature and, therefore, not subject to release to third parties. If the MCO or the MCO or the subcontractor believes that any portions of the materials submitted to the DEPARTMENT are proprietary or confidential or constitute commercial of financial information, given in confidence, those portions or pages or sections the MCO believes to be proprietary must be specifically identified as such. Convincing explanation and rationale sufficient to justify each claimed exemption from release, consistent with section 1-210 of the Connecticut General Statutes, must accompany the documents when they are submitted to the DEPARTMENT. The explanation and rationale must be stated in terms of the prospective harm to the MCO's or subcontractor's competitive position that would result if the identified materials were to be released and the reasons why the materials are legally exempt from release pursuant to the above-cited statute. The final administrative authority to release or exempt any or all material so identified by the MCO or subcontractor rests with the DEPARTMENT. The DEPARTMENT is not obligated to protect the confidentiality of materials or documents submitted to it by the MCO or the subcontractor if said materials or documents are not identified in accordance with the above-described procedure.

7.09 Waivers

Except as specifically provided in any section of this contract, no covenant, condition, duty, obligation or undertaking contained in or made a part of the Contract shall be waived except by the written agreement of the parties, and forbearance or indulgence in any form or manner by the DEPARTMENT or the MCO in any regard whatsoever shall not constitute a waiver of the covenant, condition, duty, obligation or undertaking to be kept, performed, or discharged by the DEPARTMENT or the MCO; and not withstanding any such forbearance or indulgence, until complete performance or satisfaction of all such covenants, conditions, duties, obligations and undertakings, the DEPARTMENT or MCO shall have the right to invoke any remedy available under the contract, or under law or equity.

7.10 Force Majeure

The MCO shall be excused from performance hereunder for any period that is prevented from providing, arranging for, or paying for services as a result of a catastrophic occurrence or natural disaster including but not limited to an act of war, and excluding labor disputes.

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7.11 Financial Responsibilities of the MCO

The MCO must maintain at all times financial reserves in accordance with the Connecticut Health Centers Act under Section 38a-175 et seq. of the Connecticut General Statutes, and with the requirements outlined in the department's Request for Application.

7.12 Capitalization and Reserves

a. The MCO shall comply with and maintain capitalization and reserves as required by the appropriate regulatory authority.

b. If the MCO is licensed by the State of Connecticut, the MCO shall establish and maintain capitalization and reserves as required by the Connecticut DOI.

c. If the MCO is majority-owned by federally qualified health centers (FQHCs) and not licensed by the State of Connecticut, the MCO will establish and maintain sequestered capital of $500,000 plus two (2) percent of ongoing annual capitation premiums.

1. These funds shall be placed in a restricted account for the duration of the FQHC plan's existence, to be accessed only in the event such funds are needed to meet unpaid claims liabilities.
2. This restricted account shall be established such that any withdrawals or transfers of funds will require signatures of authorized representatives of the FQHC plan and the DEPARTMENT.
3. The initial $500,000 must be deposited into the account by the beginning of the MCO's first enrollment period.
4. The MCO must make quarterly deposits into this account so that the account balance is equal to $500,000 plus two (2) percent of the premiums received during the preceding twelve (12) months.

7.13 Members Held Harmless

The MCO shall not hold a Member liable for:

1. The debts of the MCO in the event of the MCO's insolvency;
2. The cost of HUSKY B covered services provided pursuant to this contract, other than cost-sharing permitted under this contract, to the Member if the MCO or provider fails to receive payment; and/or
3. Payments to a provider which exceed the amount that would be owed if the MCO directly provided the service.

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7.14 Compliance with Applicable Laws, Rules And Policies

The MCO in performing this contract shall comply with all applicable federal and state laws, regulations and written policies, including those pertaining to licensing.

7.15 Federal Requirements and Assurances

General

a.
The MCO shall comply with those federal requirements and assurances for recipients of federal grants provided in 0MB Standard Form 424B (4-88) which are applicable to the MCO. The MCO is responsible for determining which requirements and assurances are applicable to the MCO. Copies of the form are available from the DEPARTMENT. The MCO shall comply with all applicable provisions of 45 CFR 74.48 and all applicable requirements of 45 CFR 74.48 Appendix A.

b.	The MCO shall provide for the compliance of any subcontractors with applicable federal requirements and assurances.

Lobbying

a.
The MCO, as provided by 31 U.S.C. 1352 and 45 CFR 93.100 et seq., shall not pay federally appropriated funds to any person for influencing or attempting to influence an officer or employee of any agency, a Member of the U.S. Congress, an officer or employee of the U.S. Congress or an employee of a Member of the U.S. Congress in connection with the awarding of any federal contract, the making of any cooperative agreement or the extension, continuation, renewal, amendment or modification of any federal contract, grant, loan or cooperative agreement.

b.
The MCO shall submit to the DEPARTMENT a disclosure form as provided in 45 CFR 93.110 and Appendix B to 45 CFR Pt. 93, if any funds other than federally appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of the U.S. Congress, an officer or employee of the U.S. Congress or an employee of a Member of the U.S. Congress in connection with this contract.

Title XXI and SCHIP Regulations

The MCO shall comply with all applicable provisions of Title XXI of the Social Security Act and 42 CFR pt. 457

Clean Air and Water Acts

The MCO shall comply with all applicable standards, orders or regulations issued pursuant to the Clean Air Act as amended, 42 U.S.C. 7401, et seq. and the Federal Water Pollution Control Act as amended, 33 U.S.C. 1251 et seq.

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Energy Standards

The MCO shall comply with all applicable standards and policies relating to energy efficiency which are contained in the state energy plan issued in compliance with the federal Energy Policy and Conservation Act, 42 USC Sections 6231 - 6246. The MCO further covenants that no federally appropriated funds have been paid or will be paid on behalf of the DEPARTMENT or the contractor to any person for influencing or attempting to influence an officer or employee of any federal agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the awarding of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative agreement. If any funds other than federally appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any federal agency, a Member of Congress, or an employee of a Member of Congress in connection with this contract, grant, loan, or cooperative agreement, the contractor shall complete and submit Standard Form - LLL, "Disclosure Form to Report Lobbying," in accordance with its instructions.

Maternity Access and Mental Health Parity

The MCO shall comply with the maternity access and mental health requirements of the Public Health Services Act, Title XXVII, Subpart 2, Part A, Section 2704, as added September 26, 1996, 42 U.S.C. Section 300gg-4, 300gg-5, and the implementing regulations at 45 CFR 146.136, insofar as such requirements apply to providers of group health insurance.

7.16 Civil Rights Federal Authority

The MCO shall comply with the Civil Rights Act of 1964 (42 U.S.C. Section 2000d, et sec[.), the Age Discrimination Act of 1975 (42 U.S.C. 6101, et seq.), the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101, et sea.) and Section 504 of the Rehabilitation Act of 1973, 29 U.S.C. Section 794, et seq.

Discrimination

Persons may not, on the grounds of race, color, national origin, creed, sex, religion, political ideas, marital status, age or disability be excluded from employment in, denied participation in, denied benefits or be otherwise subjected to discrimination under any program or activity connected with the implementation of this contract. The MCO shall use hiring processes that foster the employment and advancement of qualified persons with disabilities.

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Merit Qualifications

All hiring done in connection with this contract must be on the basis of merit qualifications genuinely related to competent performance of the particular occupational task. The MCO, in accordance with Federal Executive Order 11246, dated September 24, 1965 entitled "Equal Employment Opportunity", as amended by Federal Executive Order 11375 and as supplemented in the United States Department of Labor Regulations, 41 CFR Part 60-1, et seq., must provide for equal employment opportunities in its employment practices.

Confidentiality

The MCO shall, in accordance with relevant laws, regulations and policies, protect the confidentiality of any material and information concerning an applicant for or recipient of services funded by the DEPARTMENT. Access to patient information, records, and data shall be limited to the purposes outlined in 42 CFR 434.6(a)(8). All requests for data or patient records for participation in studies, whether conducted by the MCO or outside .parties, are subject to approval by the DEPARTMENT .

7.17 Statutory Requirements

a. State licensed MCO shall retain at all times during the period of this contract a valid Certificate of Authority issued by the State Commissioner of Insurance.

b. The MCO shall adhere to the provisions of the Clinical Laboratory Improvement Amendments of 1988 (CLIA) Public Law 100-578, 42 USC Section 1395aa.

7.18 Disclosure of Interlocking Relationships

An MCO which is not also a Federally-qualified Health Plan or a Competitive Medical Plan under the Public Health Service Act must report on request to the State, to the Secretary and the Inspector General of DHHS, and the Comptroller General, a description of transactions between the MCO and parties in interest including related parties as defined by federal and state law. Transactions that must be reported include: (a) any sale, exchange, or leasing of property; (b) any furnishing for consideration of goods, services or facilities (but not salaries paid to employees); and (c) any loans or extensions of credit.

7.19 department's Data Files

a.
The department's data files and data contained therein shall be and remain the department's property and shall be returned to the DEPARTMENT by the MCO upon the termination of this contract at the department's request, except that any DEPARTMENT data files no longer required by the MCO to render services under this contract shall be returned upon such determination at the department's request.

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b.
The department's data shall not be utilized by the MCO for any purpose other than that of rendering services to the DEPARTMENT under this contract, nor shall the department's data or any part thereof be disclosed, sold, assigned, leased or otherwise disposed of to third parties by the MCO unless there has been prior written DEPARTMENT approval. The MCO may disclose material and information to subcontractors and vendors, as necessary to fulfill the obligations of this contract.

c. The DEPARTMENT shall have the right of access and use of any data files retained or created by the MCO for systems operation under this contract subject to the access procedures defined in Part I Section 3.34.

d. The MCO shall establish and maintain at all times reasonable safeguards against the destruction, loss or alteration of the department's data and any other data in the possession of the MCO necessary to the performance of operations under this contract.

7.20 Hold Harmless

The MCO agrees to indemnify, defend and hold harmless the State of Connecticut as well as all departments, officers, agents and employees of the State from all claims, losses or suits accruing or resulting to any contractors, subcontractors, laborers and any person, firm or corporation who may be injured or damaged through the fault of the MCO in the performance of the contract.

The MCO, at its own expense, shall defend any claims or suits which are brought against the DEPARTMENT or the State for the infringement of any patents, copyrights, or other proprietary rights arising from the MCO's or the State's use of any material or information prepared or developed by the MCO in conjunction with the performance of this contract; provided any such use by the State is expressly contemplated by this contract and approved by the MCO. The State, its departments, officers, employees, contractors, and agents shall cooperate fully in the MCO's defense of any such claim or suit as directed by the MCO. The MCO shall, in any such suit, satisfy any damages for infringement assessed against the State or the DEPARTMENT, be it resolved by settlement negotiated by the MCO, final judgment of a court with jurisdiction after exhaustion of available appeals, consent decree, or any other manner approved by the MCO.

7.21 Executive Orders

a.  This Agreement is subject to the provisions of Executive Order No. 3 of Governor Thomas J. Meskill promulgated June 16, 1971, and, as such, this Agreement may be cancelled, terminated or suspended by the state labor

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commissioner for violation of or noncompliance with said Executive Order No. Three, or any state or federal law concerning nondiscrimination, notwithstanding mat the labor commissioner is not a party to this contract. The Parties to this Agreement, as part of the consideration hereof, agree that said Executive Order No. Three is incorporated herein by reference and made a part hereof. The Parties agree to abide by said Executive Order and agree that the state labor commissioner shall have continuing jurisdiction in respect to contract performance in regard to nondiscrimination, until the contract is completed or terminated prior to completion. The CONTRACTOR agrees, as part consideration hereof, that this Agreement is subject to the Guidelines and Rules issued by the state labor commissioner to implement Executive Order No. Three, and that it will not discriminate in its employment practices or policies, will file all reports as required, and will fully cooperate with the State of Connecticut and the state labor commissioner.

b.  This Agreement is subject to the provisions of Executive OrderNo. 17 of Governor Thomas J. Meskill promulgated February 15,1973, and, as such, this Agreement may be cancelled, terminated or suspended by the contracting agency or the State Labor Commissioner for violation of or noncompliance with said Executive Order No. Seventeen, notwithstanding that the Labor Commissioner may not be a party to this Agreement. The Parties to this Agreement, as part of the consideration hereof, agree that Executive Order No. Seventeen is incorporated herein by reference and made a part hereof. The Parties agree to abide by said Executive Order and agree that the contracting agency and the State Labor Commissioner shall have joint and several continuing jurisdiction in respect to contract performance in regard to listing all employment openings with the Connecticut State Employment Service.

c.  This Agreement is subject to the provisions of Executive Order No. 16 of Governor John G. Rowland promulgated August4,1999, and, as such, the Agreement may be canceled, terminated or suspended by the state for violation of or noncompliance with said Executive Order No. Sixteen. The Parties to this Agreement, as part of the consideration hereof, agree that

i. The CONTRACTOR shall prohibit employees from bringing into the state work site, except as may be required as a condition of employment, any weapon or dangerous instrument as defined in (ii):

ii. Weapon means any firearm, including a BB gun, whether loaded or unloaded, any knife (excluding a small pen or pocket knife), including a switchblade or other knife having an automatic spring release device, a stiletto, any police baton or nightstick or any martial arts weapon or electronic defense weapon. Dangerous instrument means any instrument, article, or substance that, under

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the circumstances, is capable of causing death or serious physical injury.

iii. The CONTRACTOR shall prohibit employees from attempting to use, or threaten to use, any such weapon or dangerous instrument in the state work site and employees shall be prohibited from causing, or threatening to cause, physical injury or death to any individual in the state work site.

iv. The CONTRACTOR shall adopt the above prohibitions as work rules, violations of which shall subject the employee to disciplinary action up to and including discharge. The CONTRACTOR shall insure and require that all employees are aware if such work rules.

v. The CONTRACTOR agrees that any subcontract it enters into in furtherance of the work to be performed hereunder shall contain provisions (i) through (iv) of this Section.

d.  This Agreement is subject to Executive Order No. 7B of Governor Jodi M. Roll, promulgated on November 16, 2005. The Parties to this Agreement, as part of the consideration hereof, agree that:

i. The State Contracting Standards Board ("the Board") may review this contract and recommend to the state contracting agency termination of the contract for cause. The state contracting agency shall consider the recommendations and act as required or permitted in accordance with the contract and applicable law. The Board shall provide the results of its review, together with its recommendations, to the state contracting agency and any other affected party in accordance with the notice provisions in the contract no later than fifteen (15) days after the Board finalizes its recommendation. For the purposes of this Section, "for cause" means:
(a), a violation of the State Ethics Code (Conn. Gen. Stat. Chapter 10) or Section 4A-100 of the Conn. Gen. Statutes or
(b). wanton or reckless disregard of any state contracting and procurement process by any person substantially involved in such contract or state contracting agency.

ii. For the purposes of this Section, "contract" shall not include real property transactions involving less than a fee simple interest or financial assistance comprised of state or federal funds, the form of which may include but is not limited to grants, loans, loan guarantees, and participation interests in loans, equity investments and tax credit programs. Notwithstanding the foregoing, the Board shall not have any authority to recommend the termination of a

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contract for the sale or purchase of a fee simple interest in real property following transfer of title.

iii. Effective January 1, 2006, notwithstanding the contract value listed in Conn. Gen. Stat. §§ 4-250 and 4-251, all procurements between state agencies and private entities with a value of $50,000 (fifty thousand dollars) or more in a calendar or fiscal year shall comply with the gift affidavit requirements of said Sections. Certification by agency officials or employees required by Conn. Gen. Stat. § 4-252 shall not be affected by this Section.

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8. MCO RESPONSIBILITIES CONCERNING INTERNAL AND EXTERNAL APPEALS

8.01 MCO Responsibilities Concerning Internal and External Appeals and Notices of Denial

Members shall have the opportunity to request an internal appeal of a decision made by the MCO regarding the denial of goods and services covered in the basic benefit package. The MCO shall have an internal appeal process for receiving and acting upon these requests. This internal appeals process may consist of more than one level of review, m addition, the MCO shall provide for an expedited internal appeals process as set forth in Section 8.06 below. The MCO shall also provide information to Members concerning the external appeal process available through the State of Connecticut Department of Insurance (DOI). The MCO shall also have a process for provider appeals, as set forth in Section 8.08.

8.02 Internal Appeal Process Required

a.
The MCO shall have a timely and organized internal appeal process. The internal appeal process shall be available for resolution of disputes between the MCO or MCO subcontractors and Members concerning the denial of a request for goods and services covered under the HUSKY B benefit package. In addition the MCO shall provide for an expedited internal appeal process as set forth in Section 8.06 below. The MCO shall be responsible for ensuring compliance with the internal appeal process requirements set forth herein, whether the goods or services are denied by the MCO or one of its subcontractors.

b.	The MCO shall designate one primary and one back-up contact person for its internal appeal process.

8.03 Denial Notice

a. The MCO shall provide a written denial notice to the Member, which includes the MCO's denial decision as well as notice of the Member's right to appeal.The denial notice shall be sent to the Member's last known address.

b. All denial notices shall clearly state or explain:
1. what goods and/or services are being denied;
2. the reasons for the denial;
3. the contract section that supports the denial;
4. the address and toll-free number of the MCO's Member Services Department;
5. the Member's right to challenge the denial by filing an internal appeal with the MCO-

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6.  the procedure and timeframe for commencing each level of the MCO's internal appeals process, including the address to which any written request for appeal may be mailed;
7. the availability of expedited internal appeal;
8. the external appeal process available through the DOI;
9. specifications and assistance as to the format in which the Member may file a request for an internal appeal.
10. that the Member will lose his or her right to challenge the denial with the MCO within sixty (60) days from" the date the MCO mailed the denial notice;
11. that for each level of its appeals process, the MCO must issue a decision regarding an appeal no more than thirty (30) days following the date that the MCO receives the request for review
12. that the MCO must be responsive to questions which the Member may have about the denial;
13. that the Member may submit additional documentation or written material for the MCO's consideration; and
14. mat the MCO's review may be based solely on information available to the MCO and its providers, unless the Member requests a meeting or the opportunity to submit additional information.

8.04 Internal Appeal Process

a.
The MCO shall develop written policies and procedures for each component of its internal appeals process. The MCO's policies and procedures must include the elements specified in this contract and must be approved by the DEPARTMENT in writing. The MCO shall not be excused from meeting the requirements for the policies, procedures and pending the department's written approval of these documents.

b.
The MCO shall maintain a record keeping system for each level of its appeal process, which shall include a copy of the Member's request for review, the response and the resolution, which the MCO shall make available to the DEPARTMENT upon request.

c.
The MCO shall clearly specify in its Member handbook/packet, the procedural steps and timeframes for each level of its internal appeals process and for filing an external appeal through the DOI. The MCO shall provide information on its internal appeals process and on the external DOI appeal process to providers and subcontractors, as it relates to Members.

d.
The MCO shall develop and make available to Members and potential Members appropriate alternative language versions of internal appeal materials, including but not limited to, the standard information contained in denial notices. Such materials shall be made available in Spanish, English and any other language(s) if more than five (5) percent of the MCO's Members in the State of Connecticut served by the MCO speak the alternative language. The MCO must submit such alternative language materials to the DEPARTMENT and the DEPARTMENT must approve any such materials in writing prior to use by the MCO.

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e.
Internal appeals shall be filed by the applicant, the Member, the Member's authorized representative, or the Member's conservator. The Member Handbook shall state that requests for all levels of the internal appeals process shall be mailed or faxed to a single address.

f.	If the internal appeal contains a request for expedited review, the MCO shall follow the procedure described in Section 8.06 below.

g.
An individual or individuals having final decision-making authority shall conduct the final level of the MCO's review. One or more physicians who were not involved in the denial determination must decide any appeal arising from an action based on a determination of medical necessity.

h.
The MCO may decide an appeal on the basis of written documentation available to the MCO at the time of the request, unless the Member requests an opportunity to meet with the individual or individuals conducting the internal appeal on behalf of the MCO and/or requests the opportunity to submit additional written documentation or other written material. The MCO shall inform the Member that the MCO's review may be based solely on information available to the MCO and its providers, unless the Member requests a meeting or the opportunity to submit additional information.

i. If the Member wishes to meet with the decisionmaker, the meeting may be held via telephone or at a location accessible to the Member.

j. The MCO shall date stamp the form when it is received by the MCO. The postmark date on the denial notice envelope will be used to determine whether an appeal was timely filed.

8.05 Written Decision

a.
The MCO shall issue a written decision for each level of its internal appeals process. Each decision shall be sent to the Member by certified mail. The MCO shall send a copy of each decision to the DEPARTMENT. The appeal decision shall be sent no later than thirty (30) days from the date on which the MCO received the appeal.

b.
The MCO's written decision must include the Member's name and address; the provider's name and address; the MCO name and address; a complete statement of the MCO's findings and conclusions, including the section number and text of any statute or regulation that supports the decision; a clear statement of the MCO's disposition of the appeal; a statement that the Member has exhausted the MCO's internal appeal procedure concerning the denial at issue; and relevant information concerning the external appeals process available through the DOI, as described in Section 8.07, below.

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c.
For each level of its internal appeals process, the MCO shall issue a decision within thirty (30) days. If the MCO fails to issue a decision within thirty (30) days, the DEPARTMENT will deem the decision to be a denial and the Member may file an external appeal with the DOI, as more fully discussed in Section 8.07, below.

8.06 Expedited Review

a.
Subject to Section 8.02 above, the internal appeals process must allow for expedited review. If a Member requests an expedited review, the MCO must determine within one business day of receipt of the request, whether to expedite the review or whether to perform the review according to the standard timeframes.

b.
An expedited review must be performed when the standard timeframes for determining an appeal could jeopardize the life or health of the Member or the Member's ability to regaining maximum functioning. The MCO must expedite its review in all cases in which such a review is requested by the Member's treating physician or primary care provider, functioning within his or her scope of practice as defined under state law, or by the DEPARTMENT.

8.07 External Appeal Process through the DOI

a.  A Member who has exhausted the internal appeal mechanisms of the MCO and is not satisfied with the outcome of the MCO's final decision may file an appeal with the DOI.

b.  The MCO shall include the following information concerning the DOI external appeal process in its member handbook:

1. If the Member has exhausted the MCO's internal appeals process and has received a final written decision from the MCO upholding the MCO's original denial of the good or service, the Member may file an external appeal with the DOI within thirty (30) days of receiving the final written appeal decision;

2. The Member may be required to file a filing fee for the DOI appeal. The DEPARTMENT shall pay the filing fee on behalf of any Member whose family economic filing unit income exceeds 185 percent of the federal poverty level but does not exceed 300 percent of the federal poverty level (Members in Income Bands 1 and 2). If the Member's family economic filing unit's income exceeds 300 percent of the federal poverty level (Income Band 3), the filing unit shall be responsible for the payment of the filing fee;

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3. The non-refundable filing fee for an external appeal through the DOI is $25;

4. The Member will be asked to submit certain information in support of his or her appeal request, including a photocopy of his or her HUSKY B enrollment card. The Member (or the Member's legal representative) will also be asked to sign a release of medical records;

5. The DOI will assign the appeal to an outside, independent entity. The reviewers will conduct a preliminary review and determine whether the appeal meets eligibility for review. The Member will be notified within five (5) business days of the DOI's receipt of the request whether the appeal has been accepted or denied for full review;

6. The MCO shall advise Members that they may obtain information about the external review process and request a form from the DOI, P.O. Box 816, Hartford, CT 06142 or at (860) 297-3862; and

7. A copy of the DOI External Appeal Consumer Guide.

c. The MCO shall be bound by the DOI's external appeal decision.

8.08 Provider Appeal Process

a. The MCO shall have an internal appeal process through which a health care provider may grieve the MCO decision on behalf of a Member. The MCO shall provide information on the availability of this process to the providers in the MCO's network.

b. The health care provider appeal process shall not include any appeal rights to the DEPARTMENT or any rights to an external appeal through the DOI.

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9. CORRECTIVE ACTION AND CONTRACT TERMINATION

9.01 Performance Review

a.
A designated representative of the MCO and a designated representative of the DEPARTMENT shall meet on an annual basis, and as requested by either party, to review the performance of the MCO under this contract. Written minutes of such meetings shall be kept. In the event of any disagreement regarding the performance of services by the MCO under this contract, the designated representatives shall discuss the problem and shall negotiate in good faith in an effort to resolve the disagreement.

b.
In the event that no such resolution is achieved within a reasonable time, the matter shall be referred to the Contract Administrator as provided under Section 9.02, the Disputes clause of this contract. If the Contract Administrator determines that the MCO has failed to perform as measured against applicable contract provisions, the Contract Administrator may impose sanctions or any other penalty, set forth in this Section including the termination of this contract in whole or in part, as provided under this Section.

9.02 Settlement of Disputes

Any dispute arising under the contract which is not disposed of by agreement shall be decided by the Contract Administrator whose decision shall be final and conclusive subject to any rights the MCO may have in a court of law. The foregoing shall not limit any right the MCO may have to present claims under Connecticut General Statutes Section 4-141 et. seq. or successor provisions regarding the Claims Commissioner, including without limitation Connecticut General Statutes Section 4-160 regarding authorization of actions. In connection with any appeal to the Contract Administrator under this paragraph, the MCO shall be afforded an opportunity to be heard and to offer evidence in support of its appeal. Pending final decision of a dispute, the MCO shall proceed diligently with the performance of the contract in accordance with the Contract Administrator's decision.

9.03 Administrative Errors

The MCO shall be liable for the actual amount of any costs in excess of $5,000 incurred by the DEPARTMENT as the result of any administrative error (e.g., submission of capitation, encounter or reinsurance data) of the MCO or its subcontractors. The DEPARTMENT may request a refund of, or recoup from subsequent capitation payments, the actual amount of such costs.

9.04 Suspension of New Enrollment

Whenever the DEPARTMENT determines that the MCO is out of compliance with this contract, unless corrective action is taken to the satisfaction of the DEPARTMENT, the

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DEPARTMENT may suspend enrollment of new Members under this contract. The DEPARTMENT, when exercising this option, must notify the MCO in writing of its intent to suspend new enrollment at least thirty (30) days prior to the beginning of the suspension period. The suspension period may be for any length of time specified by the DEPARTMENT, or may be indefinite. The suspension period may extend up to the contract expiration date as provided under PART I. (The DEPARTMENT may also notify existing Members of MCO non-compliance and provide an opportunity to disenroll from the MCO and to re-enroll in another MCO.)

9.05 Sanctions

It is agreed by the DEPARTMENT and the MCO that if by any means, including any report, filing, examination, audit, survey, inspection or investigation, the MCO is determined to be out of compliance with this contract, damage to the DEPARTMENT may or could result. Consequently, the MCO agrees that the DEPARTMENT may impose any of the following sanctions for noncompliance under this contract. Unless otherwise provided in this contract, sanctions imposed under this section shall be deducted from capitation payment or, at the discretion of the DEPARTMENT, paid directly to the DEPARTMENT.

a. Sanctions for Noncompliance

1. Class A Sanctions. Three (3) Strikes. Sanctions Warranted After Three (3) Occurrences.

For noncompliance of the contract which does not rise to the level warranting Class B sanctions as defined in subsection a (2) of this section or Class C sanctions as defined in subsection (b) of this section, including, but not limited to, those violations defined as Class A sanctions in any provision of this contract, the following course of action will be taken by the DEPARTMENT:

Each time the MCO fails to comply with the contract on an issue warranting a Class A sanction, the MCO receives a strike. The MCO will be notified each time a strike is imposed. After the third strike for the same contract provision a sanction may be imposed. If no specific time frame is set forth in any such contractual provision, the time frame is deemed to be the full length of the contract.

The MCO will be notified in writing at least thirty (30) days in advance of any sanction being imposed and will be given an opportunity to meet with the DEPARTMENT to present its position as to the department's determination of a violation warranting a Class A sanction. At the department's discretion, a sanction will thereafter be imposed. Said sanction will be no more than $2,500 after the first three strikes. The next strike for noncompliance of the same contractual provision will result in a sanction of no more than $5,000 and any subsequent strike for noncompliance of the same contractual provision will result in a Class A sanction of no more than $ 10,000.

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2. Class B Sanctions. Sanctions Warranted Upon Single Occurrence.

For noncompliance with the contract which does not warrant the imposition of Class C sanctions as defined in subsection (b) of this section, including, but not limited to, those violations defined as Class B sanctions in any provision of this contract, the following course of action will be taken by the DEPARTMENT:

The DEPARTMENT may impose a sanction at the DEPARTMENT'S discretion if, after at least thirty (30) days notice to the MCO and an opportunity to meet with the DEPARTMENT to present the MCO's position as to the department's determination of a violation warranting a Class B sanction, the DEPARTMENT determines that the MCO has failed to meet a performance measure which merits the imposition of a Class B sanction not to exceed $ 10,000.

b. Class C Sanctions. Sanctions Related to Noncompliance Potentially Resulting in Harm to an Individual Member

(i) The DEPARTMENT may impose a Class C sanction on the MCO for noncompliance potentially resulting in harm to an individual Member, including, but not limited to, the following:

1. failing to substantially authorize medically necessary items and services that are covered (under law or under this contract) to be provided to a Member covered under this contract, up to any applicable allowance;

2. imposing a premium or copay on Members in excess of that specifically permitted under provisions of the contract;

3. discriminating among Members on the basis of their health status or requirements for health care services, including expulsion or refusal to re-enroll an individual, except as permitted by law or under this contract, or engaging in any practice that would reasonably be expected to have the effect of denying or discouraging enrollment with the MCO by eligible individuals whose medical condition or history indicates a need for substantial future medical services;

4. misrepresenting or falsifying information that is furnished to the Secretary, the DEPARTMENT, Member, potential Member, or a health care provider; and

5.  distributing directly or through any agent or independent contractor marketing materials containing false or misleading information.

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(ii)  Class C sanctions for noncompliance with the contract under this subsection includes the following:

1. withholding the next month's capitation payment to the MCO in full or in part;

2. assessment of liquidated damages:
a. for each determination that the MCO fails to substantially provide medically necessary services, not more than $25,000;

b. for each determination that the MCO discriminates among Members on the basis of their health status or requirements for health care services or engages in any practice that has the effect of denying or discouraging enrollment with the MCO by eligible individuals based on their medical condition or history that indicates a need for substantial future medical services, or the MCO misrepresents or falsifies information furnished to the Secretary, DEPARTMENT, Member, potential Member or health care provider, not more than $100,000;

c. for each determination that the MCO has discriminated among Members or engaged in any practice that has denied or discouraged enrollment, $15,000 for each individual not enrolled as a result of the practice up to a total of $100,000; for a determination that the MCO has imposed premiums or copayments on Members in excess of the premiums or copayments permitted, double the excess amount. The excess amount charged in such a circumstance must be deducted from the penalty and returned to the Member concerned;

3.  freeze on new enrollment and/or alter the current enrollment; or

4. appointment of temporary management upon a finding by the
DEPARTMENT that there is continued egregious behavior by the MCO or there is a substantial risk to the health of the Members. After a finding pursuant to this subsection, Members enrolled with the MCO must be permitted to terminate enrollment without cause and the MCO shall be responsible for notification of such right to terminate enrollment. Nothing in this subsection shall preclude the DEPARTMENT from proceeding under the termination provisions of the contract rather than appointing . temporary management. If however, the DEPARTMENT chooses not to first terminate the contract and repeated violations occur, the DEPARTMENT must than appoint temporary management of the MCO and allow individuals to disenroll without cause.

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(iii)   Prior to imposition of any Class C sanction, the MCO will be notified at least thirty (30) days in advance and provided, at a minimum, an opportunity to meet with the DEPARTMENT to present its position as to me department's determination of a violation warranting a Class C Sanction. For any contract violation under this subsection, at the DEPARTMENT's discretion, the MCO may be permitted to submit a corrective action plan within twenty (20) days of the notice to the MCO of the violation. Immediate compliance (within thirty (30) days) under any such corrective action plan may result in the imposition of a lesser sanction on the MCO. If any sanction issued under this subsection is equivalent to termination of the contract, the MCO shall be offered a hearing to contest the imposition of such a sanction.

c. Other Remedies

1.  Notwithstanding the provisions of this section, failure to provide required services will place the MCO in default of this contract, and the remedies in this section are not a substitute for other remedies for default which the DEPARTMENT may impose as set forth in this contract.

2.  The imposition of any sanction under this section does not preclude the DEPARTMENT from obtaining any other legal relief to which it may be entitled pursuant to state or federal law.

9.06 Payment Withhold, Class C Sanctions

a.
The DEPARTMENT may withhold capitation payments from the MCO as provided in Section 9.05 or terminate the contract for cause. Cause shall include, but not be limited to: 1) use of funds and/or personnel for purposes other than those described in the HUSKY B program and this contract and 2) if a civil action or suit if federal or state court involving allegations of health fraud of violation of 18 U.S.C. Section. 1961 et seq is brought on behalf of the DEPARTMENT.

b.
Whenever the DEPARTMENT determines that the MCO has failed to provide one or more of the medically necessary contract services required, the DEPARTMENT may withhold an estimated portion of the MCO's capitation payment in subsequent months, such withhold to be equal to the amount of money the DEPARTMENT expects to pay for such services, plus any administrative costs involved. The MCO may not elect to withhold any required services in order to receive adjusted payment levels. Failure to provide required services will place the MCO in default of this contract, and the remedies in this section are not a substitute for other remedies for default which the DEPARTMENT may impose as set forth in this contract. The MCO shall be given at least seven (7) days written notice prior to the withholding of any capitation payment.

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c.
When it withholds payments under this section, the DEPARTMENT must submit to the MCO a list of the Members for whom payment is being withheld, the nature of service(s) denied, and payments the DEPARTMENT must make to provide medically necessary services. When all payments have been made by the DEPARTMENT for the MCO contracted services, the DEPARTMENT will reconcile the estimated withhold against actual payments.

d.
The DEPARTMENT may also adjust payment levels accordingly if the MCO has failed to maintain or make available any records or reports required under this contract which the DEPARTMENT needs to determine whether the MCO is providing required contract services. The MCO will be given at least thirty (30) days notice prior to taking any action set forth in this paragraph.

9.07 Emergency Services Denials

If the MCO has a pattern of inappropriately denying payments for emergency services as defined in Part I, Definitions, it may be subject to suspension of new enrollments, withholding of capitation payments, contract termination, or refusal to contract in a future time period. This applies not only to cases where the DEPARTMENT has ordered payment after appeal, but also to cases where no appeal has been made (i.e., the DEPARTMENT is knowledgeable about documented abuse from other sources.)

9.08 Termination For Default

a.
The DEPARTMENT may terminate performance of work under this contract in whole, or in part, whenever the MCO materially defaults in performance of this contract and fails to cure such default or make progress satisfactory to the DEPARTMENT toward contract performance within a period of thirty (30) days (or such longer period as the DEPARTMENT may allow). Such termination shall be referred to herein as "Termination for Default."

b.
If after notice of termination of the contract for default, it is determined by me DEPARTMENT or a court that the MCO was not in default, the notice of termination shall be deemed to have been rescinded and the contract reinstated for the balance of the term.

c.
In the event the DEPARTMENT terminates the contract in full or in part as provided in this clause, the DEPARTMENT may procure services similar to those terminated, and the MCO shall be liable to the DEPARTMENT for any excess costs for such similar services for any calendar month for which the MCO has been paid to provide services to HUSKY B Members. In addition, the MCO shall be liable to the DEPARTMENT for administrative costs incurred by the DEPARTMENT in procuring such similar services. Provided, however, that the MCO shall not be liable for any excess costs or administrative costs if the failure to perform the contract arises out of causes beyond the control and without error or negligence of the MCO or any of its subcontractors.

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d.	In the event of a termination for default, the MCO shall be financially responsible for Members in the current month at the applicable capitation rate.

e.	The rights and remedies of the DEPARTMENT provided in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law or under this contract.

f.
In addition to the termination rights under Part II Section E5, the MCO may terminate this contract on ninety (90) days written notice in the event that the DEPARTMENT fails to (a) pay capitation claims in accordance with Part I Section 6.05 and Part I Section 3.01 of this contract (b) provide eligibility or enrollment/disenrollment information and shall fail to cure such default or make progress satisfactory to the MCO within a period of sixty (60) days of such default.

9.09 Termination for Mutual Convenience

The DEPARTMENT and the MCO may terminate this contract at any time if both parties mutually agree in writing to termination. At least sixty (60) days shall be allowed. The effective date must be the first day of a month. The MCO shall, upon such mutual agreement being reached, be paid at the capitation rate for enrolled Members through the termination of the contract.

9.10 Termination for Financial Instability of the MCO

In the event of financial instability of the MCO, the DEPARTMENT shall have the right to terminate the contract upon the same terms and conditions as a Termination for Default.

9.11 Termination for Unavailability of Funds

a.
The DEPARTMENT at its discretion may terminate at any time the whole or any part of this contract or modify the terms of the contract if federal or state funding for the contract or for the HUSKY B program as a whole is reduced or terminated for any reason. Modification of the contract includes, but is not limited to, reduction of the rates or amounts of consideration, reducing services covered by the MCO or the alteration of the manner of the performance in order to reduce expenditures under the contract. Whenever possible, the MCO will be given thirty (30) days notification of termination.

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b.
In the event of a reduction in the appropriation from the state or federal budget for the Division of Health Care Financing of the Department of Social Services or an across-the-board budget reduction affecting the Department of Social Services, the DEPARTMENT may either re-negotiate this contract or terminate with thirty (30) days' written notice. Any reduction in the capitation rates that is agreed upon by the parties or any subsequent termination of this contract by the DEPARTMENT in accordance with this provision shall only affect capitation payments or portions thereof for covered services purchased on or after the effective date of any such reduction or termination. Should the DEPARTMENT elect to renegotiate the contract, the DEPARTMENT will provide the MCO with those contract modifications, including capitation rate revisions, it would deem acceptable.

c.
The MCO shall have the right not to extend the contract if the new contract terms are deemed to be insufficient notwithstanding any other provision of this contract. The MCO shall have a minimum of sixty (60) days to notify the DEPARTMENT regarding its desire to accept new terms. If the new capitation rates and any other contract modifications are not established at least sixty (60) days prior to the expiration of the initial or extension agreement, the DEPARTMENT will reimburse the MCO at the higher of the new or current capitation rates for that period during which the new contract period had commenced and the MCO's 60-day determination and notification period had not been completed, and the MCO will be held to the terms of the executed contract.

9.12 Termination for Collusion in Price Determination

a.
In competitive bidding markets, the MCO has previously certified that the prices presented in its proposal were arrived at independently, without consultation, communication, or agreement with any other bidder for the purpose of restricting competition; that, unless otherwise required by law, the prices quoted have not been knowingly disclosed by the MCO, prior to bid opening, directly or indirectly to any other bidder or to any competitor; and that no attempt has been made by the MCO to induce any other person or firm to submit or not to submit a proposal for the purpose of restricting competition.

b.	In the event that such action is proven, the DEPARTMENT shall have the right to terminate this contract upon the same terms and conditions as a Termination for Default.

9.13 Termination Obligations of Contracting Parties

a.
The MCO shall be provided the opportunity for a hearing prior to any termination of this contract pursuant to any provision of this contact. The DEPARTMENT may notify Members of the MCO and permit such Members to disenroll immediately without cause during the hearing process.

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b.
Upon contract termination, the MCO shall allow the DEPARTMENT, its agents and representatives full access to the MCO's facilities and records to arrange the orderly transfer of the contracted activities. These records include the information necessary for the reimbursement of any outstanding HUSKY B claims.

c.  If this contract is terminated for any reason other than default by the MCO:

1. The MCO shall ensure that an adequate provider network will be maintained at all times during the transition period and that continuity of care is maintained for all Members;
2. The MCO shall submit a written transition plan to the DEPARTMENT sixty (60) days in advance of the scheduled termination;
3. The DEPARTMENT shall be responsible for notifying all Members of the date of termination and process by which the Members will continue to receive services;
4. The DEPARTMENT shall be responsible for all expenses relating to said notification;
5. The MCO shall notify all providers and be responsible for all expenses related to such notification; and
6. The DEPARTMENT shall withhold a portion, not to exceed $ 100,000, of the last month's capitation payment as a surety bond for a six (6) month period to ensure compliance under the contract.

9.14 Waiver of Default

Waiver of any default shall not be deemed to be a waiver of any subsequent default. Waiver of breach of any provision of the contract shall not be deemed to be a waiver of any other or subsequent breach and shall not be construed to be a modification of the terms of the contract unless stated to be such in writing, signed by an authorized representative of the DEPARTMENT, and attached to the original contract.

12/12/03 HUSKY B

10. OTHER PROVISIONS

10.01 Severability

If any provision of this procurement or the resultant contract is declared or found to be illegal, unenforceable, or void, then both parties shall be relieved of all obligations under that provision. The remainder of this procurement or the resultant contract shall be enforced to the fullest extent permitted by law.

10.02 Effective Date

This contract is subject to review for form and substance by and will not become effective until it is approved by the DEPARTMENT.

10.03 Order of Precedence

This contract shall be read together to achieve one harmonious whole. However, should any irreconcilable conflict arise between Part I and Part II of this contract. Part I shall prevail.

10.04 Correction of Deficiencies

This contract does not release the MCO from its obligation to correct any and all outstanding certification deficiencies. Failure to correct all outstanding material deficiencies may cause the MCO to be determined in Default of this contract.

10.05 This is not a Public Works Contract

The DEPARTMENT and the MCO as parties to this purchase of service Contract mutually covenant, acknowledge and agree that this contract does not constitute and shall not be construed to constitute a public works contract. The DEPARTMENT and the MCO's mutual agreement that this contract is not a public works contract shall have full force and effect on Part I Section 32 and other Sections of this contract as applicable.

12/12/03 HUSKY B

11.0 APPENDICES

The following documents that were appended to the August 11, 2001 HUSKY B Purchase of Service Contract between the DEPARTMENT and the MCO have not changed since that date, and are hereby incorporated by reference as if fully set forth herein: Appendix C, HUSKY Plus Physical; Appendix D, Provider Credentialing and Enrollment Requirements; Appendix E, American Academy of Pediatrics Recommendations for Preventative Pediatric Health Care; Appendix F, DSS Marketing Guidelines; Appendix G, Quality Improvement System for Managed Care; Appendix H, Unaudited Quarterly Financial Reports; Appendix J, Recategorization Chart. Appendix A, Appendix B and Appendix I are attached hereto.

II. MANDATORY TERMS AND CONDITIONS

The Contractor agrees to comply with the following mandatory terms and conditions.

A. CLIENT-RELATED SAFE GUARDS

1. Inspection of Work Performed The Department or its authorized representative shall at all times have the right to enter into the contractor's premises, or such other places where duties under the contract are being performed, to inspect, to monitor or to evaluate the work being performed. The contractor and all subcontractors must provide all reasonable facilities and assistance for Department representatives. All inspections and evaluations shall be performed in such a manner as will not unduly delay work The contractor shall disclose information on clients, applicants and their families as requested unless otherwise prohibited by federal or state law. Written evaluations pursuant to this section shall be made available to the contractor.
2. Safeguarding Client Information The Department and the contractor agree to safeguard the use, publication and disclosure of information on all applicants for and all clients who receive service under this contract with all applicable federal and state law concerning confidentiality.
3. Reporting of Client Abuse or Neglect The contractor shall comply with all reporting requirements relative to client abuse and neglect, including but not limited to requirements as specified in C.G.S. 17a-101 through 103, 19a-216, 46b-120 related to children; CG.S. 46a-llb relative to persons with mental retardation and C.G.S. 17b-407 relative to elderly persons.

B. CONTRACTOR OBLIGATIONS
1. Credits and Rights in Data
(a) Unless expressly waived in writing by the Department, all documents, reports, and other publications for public distribution during or resulting from the performances of this contract shall include a statement acknowledging the financial support of the state and the Department and, where applicable, the federal government. All such publications shall be released in conformance with applicable federal and state law and all regulations regarding confidentiality. Any liability arising from such a release by the contractor shall be the sole responsibility of the contractor and the contractor shall indemnify the Department, unless the Department or its agents co-authored said publication and said release is done with the prior written approval of the commissioner of the Department. Any publication shall contain the following statement: "This publication does not express the views of the Department or the State of Connecticut. The views and opinions expressed are those of the authors." The contractor or any of its agents shall not copyright data and information obtained under the terms and conditions of this contract, unless expressly authorized in writing by the Department. The Department shall have the right to publish, duplicate, use and disclose all such data in any manner, and may authorize others to do so. The Department may copyright any data without prior notice to the contractor. The contractor does not assume any responsibility for the use, publication or disclosure solely by the Department of such data.
(b) "Data" shall mean all results, technical information and materials developed and/or obtained in the performance of the services hereunder, including but not limited to all reports, surveys, plans, charts, recordings (video and/or sound), pictures, curricula, public awareness or prevention campaign materials, drawings, analyses, graphic representations, computer programs and printouts, notes and memoranda, and documents, whether finished or unfinished, which result from or are prepared in connection with the services performed hereunder.

2. Organizational Information (NEW), Conflict of Interest, IRS Form 990:
Annually during the term of the Contract, the Contractor shall submit to the Department the following:
(a) a copy of its most recent IRS Form 990 submitted to the federal Internal Revenue Service, and
(b) its most recent Annual Report as filed with the Office of the Secretary of the State or such other information that the Department deems appropriate with respect to the organization and affiliation of the Contractor and related entities.

3. Prohibited Interest The Contractor warrants that no state appropriated funds have been paid or will be paid by or on behalf of the Contractor to contract with or retain any company or person, other than bona fide employees working solely for the Contractor, to influence or attempt to influence an officer or employee of any state agency in connection -with the awarding, extension, continuation, renewal, amendment, or modification of this agreement, or to pay or agree to pay any company or person, other than bona fide employees working solely for the Contractor, any fee, commission, percentage, brokerage fee, gift or any other consideration contingent upon or resulting from the award or making of this Agreement.

4. Offer of Gratuities (NEW) By its agreement to the terms of this contract, the contractor certifies that no elected or appointed official or employee of the State of Connecticut has or will benefit financially or materially from this contract. The Department may terminate this contract if it is determined that gratuities of any kind were either offered or received by any of the aforementioned officials or employees from the contractor or its agents or employees.

5. Related Party Transactions (NEW) The contractor shall report all related (party transactions, as defined in this Section, to the Department on an annual basis in the appropriate fiscal report as specified in Part II of this contract. "Related party" means a person or organization related through marriage, ability to control, ownership, family or business association. Past exercise of influence or control need not be shown, only the potential or ability to directly or indirectly exercise influence or control. "Related party transactions" between a contractor, its employees, Board members or members of the contractor's governing body, and a related party include, but are not limited to, (a) real estate sales or leases; (b) leases for equipment, vehicles or household furnishings; (c) mortgages, loans and working capital loans, and (d) contracts for management, consultant and professional services as well as for materials, supplies and other services purchased by the contractor.

6. Insurance: The contractor will carry insurance, (liability, fidelity bonding or surety bonding and/or other), as specified in this agreement, during the term of this contract according to the nature of the work to be performed to "save harmless" the State of Connecticut from any claims, suits or demands that maybe asserted against it by reason of any act or omission of the contractor, subcontractor or employees in providing services hereunder, including but not limited to any claims or demands for malpractice. Certificates of such insurance shall be filed with the Department prior to the performance of services.

7. Reports (NEW) The contractor shall provide the Department with such statistical, financial and programmatic information necessary to monitor and evaluate compliance with the contract. All requests for such information shall comply with all applicable state and federal confidentiality laws. The Contractor agrees to provide the Department with such reports as the Department requests.

8. Delinquent Reports The contractor will submit required reports by the designated due dates as identified in this agreement. After notice to the contractor and an opportunity for a meeting with a Department representative, the Department reserves the right to withhold payments for services performed under this contract if the Department has not received acceptable progress reports, expenditure reports, refunds, and/or audits as required by this agreement or previous agreements for similar or equivalent services the contractor has entered into with the Department.

9. Record Keeping and Access The contractor shall maintain books, records, documents, program and individual service records and other evidence of its accounting and billing procedures and practices which sufficiently and properly reflect all direct and indirect costs of any nature incurred in the performance of this contract. These records shall be subject at all reasonable times to monitoring, inspection, review or audit by authorized employees or agents of the state or, where applicable, federal agencies. The contractor shall retain all such records concerning this contract for a period of three (3) years after the completion and submission to the state of the contractor's annual financial audit.

10. Workforce Analysis The Contractor shall provide a workforce analysis affirmative action report related to employment practices and procedures.

11. Audit Requirements The contractor shall provide for an annual financial audit acceptable to the Department for any expenditure of state-awarded funds made by the contractor. Such audit shall include management letters and audit recommendations. The State Auditors of Public Accounts shall have access to all records and accounts for the fiscal year(s) in which the award was made. The contractor will comply with federal and state single audit standards as applicable.

12. Litigation The contractor shall provide written notice to the Department of any litigation that relates to the services directly or indirectly financed under this contract or that has the potential to impair the ability of the contractor to fulfill the terms and conditions of this contract, including but not limited to financial, legal or any other situation which may prevent the contractor from meeting its obligations under the contract.

The contractor shall provide -written notice to the Department of any final decision by any tribunal or state or federal agency or court which is adverse to the contractor or which results in a settlement, compromise or claim or agreement of any kind for any action or proceeding brought against the contractor or its employee or agent under the Americans with Disabilities Act of 1990, executive orders Nos. 3 & 17 of Governor Thomas J. Meskill and any other provisions of federal or state law concerning equal employment opportunities or nondiscriminatory practices.

13. Lobbying The contractor agrees to abide by state and federal lobbying laws, and further specifically agrees not to include in any claim for reimbursement any expenditures associated with activities to influence, directly or indirectly, legislation pending before Congress, or the Connecticut General Assembly or any administrative or regulatory body unless otherwise required by this contract.

C. STATUTORY AND REGULATORY COMPLIANCE

1. Compliance with Law and Policy (NEW) Contractor shall comply with all pertinent provisions of local, state and federal laws and regulations as well as Departmental policies and procedures applicable to contractor's programs as specified in this contract. The Department shall notify the contractor of any applicable new or revised laws, regulations, policies or procedures which the Department has responsibility to promulgate or enforce.

2. Federal Funds (NEW) The contractor shall comply with requirements relating to the receipt or use of federal funds. The Department shall specify all such requirements in Part II of this contract.

3. Facility Standards and Licensing Compliance: The contractor will comply with all applicable local, state and federal licensing, zoning, building, health, fire and safety regulations or ordinances, as well as standards and criteria of pertinent state and federal authorities. Unless otherwise provided bylaw, the contractor is not relieved of compliance while formally contesting the authority to require such standards, regulations, statutes, ordinance or criteria.

4. Suspension or Debarment (NEW language from State Auditors)
(a) Signature on contract certifies the Contractor or any person (including subcontractors) involved in the administration of Federal or State funds:
(1) are not presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded by any governmental department or agency (Federal, State or local);
(2) within a three year period preceding this Contract, has not been convicted or had a civil judgment rendered against him/her for commission of fraud or a criminal offense in connection with obtaining, attempting to obtain or performing a public (Federal, State or local) transaction or contract under a public transaction; violation of Federal or State antitrust statutes or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements or receiving stolen property,
(3) is not presently indicted for or otherwise criminally or civilly charged by a governmental entity (Federal, State or local) with commission of any of the above offenses;
(4) has not within a three year period preceding this agreement had one or more public transactions terminated for cause or fault.
(b) Any change in the above status shall be immediately reported to the Department.

5. Non-discrimination Regarding Sexual Orientation Unless otherwise provided by Conn. Gen. Stat. § 46a-81p, the contractor agrees to the following provisions required pursuant to § 4a-60a of the Conn. Gen. Stat.:
(a) (1) The contractor agrees and warrants that in the performance of the contract such contractor will not discriminate or permit discrimination against any person or group of persons on the grounds of sexual orientation, in any manner prohibited by the laws of the United States or of the State of Connecticut, and that employees are treated when employed without regard to their sexual orientation;

(2) the contractor agrees to provide each labor union or representatives of workers with which such contractor has a collective bargaining agreement or other contract or understanding and each vendor "with which such contractor has a contract or understanding a notice to be provided by the commission on human rights and opportunities advising the labor union or workers' representative of the contractor's commitments under this section, and to post copies of the notice in conspicuous places available to employees and applicants for employment;
(3) the contractor agrees to comply with each provision of this section and with each regulation or relevant order issued by said commission pursuant to § 46a-56 of the Conn. Gen. Stat.;
(4) the contractor agrees to provide the commission on human rights and opportunities with such information requested by the commission, and permit access to pertinent books, records and accounts concerning the employment practices and procedures of the contractor which relate to provisions of this section and § 46a-56 of the Conn, Gen. Stat.
(b) The contractor shall include the provisions of subsection (a) of this section in every subcontract or purchase order entered into in order to fulfill any obligation of a contract with the state and such provisions shall be binding on a subcontractor, vendor or manufacturer unless exempted by regulations or orders of the commission. The contractor shall take such action with respect to any such subcontract or purchase order as the commission may direct as a means of enforcing such provisions including sanctions for noncompliance in accordance -with § 46a-56 of the Conn. Gen. Stat. provided, if such contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the commission, the contractor may request the State of Connecticut to enter into any such litigation or negotiation prior thereto to protect the interests of the state and the state may so enter.

6. Executive Orders Nos. 3,16,17 and 7b

(a) Executive Order No. 3: Nondiscrimination This contract is subject to the provisions of Executive Order No. Three of Governor Thomas J. Meskill promulgated June 16,1971, and, as such, this contract maybe canceled, terminated or suspended by the State Labor Commissioner for violation of or noncompliance with said Executive Order No. Three, or any state or federal law concerning nondiscrimination, notwithstanding that the Labor Commissioner is not a party to this contract. The parties to this contract, as part of the consideration hereof, agree that said Executive Order No. Three is incorporated herein by reference and made a part hereof. The parties agree to abide by said Executive Order and agree that the State Labor Commissioner shall have continuing jurisdiction in respect to contract performance in regard to nondiscrimination, until the contract is completed or terminated prior to completion. The contractor agrees, as part consideration hereof, that this contract is subject to the Guidelines and Rules issued by the State Labor Commissioner to implement Executive Order No. Three and that the contractor will not discriminate in employment practices or policies, will file all reports as required, and will fully cooperate with the State of Connecticut and the State Labor Commissioner.

(b) Executive Order No. 16: Violence in the Workplace Prevention Policy This contract is also subject to provisions of Executive Order No. Sixteen of Governor John J. Rowland promulgated August 4, 1999, and, as such, this contract maybe cancelled, terminated or suspended by the contracting agency or the State for violation of or noncompliance with said Executive Order No. Sixteen. The parties to this contract, as part of the consideration hereof, agree that: (1) contractor shall prohibit employees from bringing into the state work site, except as maybe required as a condition of employment, any weapon/dangerous instrument defined in Section 2 to follow,
(2) weapon means any firearm, including a BB gun, whether loaded or unloaded, any knife (excluding a small pen or pocket knife), including a switchblade or other knife having an automatic spring release device, a stiletto, any police baton or nightstick or any martial arts weapon or electronic defense weapon. Dangerous instrument means any instrument, article or substance that, under the circumstances, is capable of causing death or serious physical injury,
(3) contractor shall prohibit employees from attempting to use, or threaten to use, any such weapon or dangerous instrument in the state work site and employees shall be prohibited from causing, or threatening to cause, physical injury or death to any individual in the state work site; (4) contractor shall adopt the above prohibitions as work rules, violation of which shall subject the employee to disciplinary action up to and including discharge. The Contractor shall require that all employees are aware of such work rules; (5) contractor agrees that any subcontract it enters into in the furtherance of the work to be performed hereunder shall contain the provisions 1 through 4, above.

(c) Executive Order No. 17: Connecticut State Employment Service Listings This contract is also subject to provisions of Executive Order No. Seventeen of Governor Thomas J. Meskill promulgated February 15,1973, and, as such, this contract maybe canceled, terminated or suspended by the contracting agency or the State Labor Commissioner for violation of or noncompliance with said Executive Order Number Seventeen, notwithstanding that the Labor Commissioner may not be a party to this contract. The parties to this contract, as part of the consideration hereof, agree that Executive Order No. Seventeen is incorporated herein by reference and made a part hereof. The parties agree to abide by said Executive Order and agree that the contracting agency and the State Labor Commissioner shall have joint and several continuing jurisdiction in respect to contract performance in regard to listing all employment openings -with the Connecticut State Employment Service.

(d) Executive Order No. 7b: Contracting Standards Board This contract is also subject to provisions of Executive Order No. 7b of Governor Jodi M. Rell, promulgated on November 16,2005. The Parties to this Agreement, as part of the consideration hereof, agree that: (1.) The State Contracting Standards Board ("the Board") may review this contract and recommend to the state contracting agency termination of the contract for cause. The state contracting agency shall consider the recommendations and act as required or permitted in accordance with the contract and applicable law. The Board shall provide the results of its review, together with its recommendations, to the state contracting agency and any other affected party in accordance with the notice provisions in the contract no later than fifteen (15) days after the Board finalizes its recommendation. For the purposes of this Section, "for cause" means: (i.) a violation of the State Ethics Code (Conn. Gen. Stat. Chapter 10) or Section 4A-100 of the Conn. Gen. Statutes or (ii.) wanton or reckless disregard of any state contracting and procurement process by any person substantially involved in such contract or state contracting agency. (2.) For the purposes of this Section, "contract" shall not include real property transactions involving less than a fee simple interest or financial assistance comprised of state or federal funds, the form of which may include but is not limited to grants, loans, loan guarantees, and participation interests in loans, equity investments and tax credit programs. Notwithstanding the foregoing, the Board shall not have any authority to recommend the termination of a contract for the sale or purchase of a fee simple interest in real property following transfer of title. (3.) Effective January 1, 2006, notwithstanding the contract value listed in Conn. Gen. Stat. §§ 4-250 and 4-251, all procurements between state agencies and private entities with a value of $50,000 (fifty thousand dollars) or more in a calendar or fiscal year shall comply with the gift affidavit requirements of said Sections. Certification by agency officials or employees required by Conn. Gen. Stat. § 4-252 shall not be affected by this Section.

7. Nondiscrimination and Affirmative Action Provisions in Contracts of the State and Political Subdivisions Other Than Municipalities The contractor agrees to comply with provisions of § 4a-60 of the Connecticut General Statues.
(a) Every contract to which the state or any political subdivision of the state other that a municipality is a party shall contain the following provisions:
(1) The contractor agrees and warrants that in the performance of the contract such contractor will not discriminate or permit discrimination against any person or group of persons on the grounds of race, color, religious creed, age, marital status, national origin, ancestry, sex, mental retardation or physical disability, including, but not limited to, blindness, unless it is shown by such contractor that such disability prevents performance of the work involved, in any manner prohibited by the laws of the United States or of the state of Connecticut. The contractor further agrees to take affirmative action to insure that applicants with job-related qualifications are employed and that employees are treated when employed without regard to their race, color, religious creed, age, marital status, national origin, ancestry, sex, mental retardation, or physical disability, including, but not limited to, blindness, unless it is shown by such contractor that such disability prevents performance of the work involved; (2) the contractor agrees, in all solicitations or advertisements for employees placed by or on behalf of the contractor, to state that is an "affirmative action-equal opportunity employer" in accordance with regulations adopted by the commission; (3) the contractor agrees to provide each labor union or representative of workers with which such contractor has a collective bargaining agreement or other contract or understanding and each vendor with which such contractor has a contract or understanding, a notice to be provided by the commission advising the labor union or workers' representative of the contractor's commitments under this section, and to post copies of the notice in conspicuous places available to employees and applicants for employment; (4) the contractor agrees to comply with each provision of this section and Conn. Gen. Stat. §§ 46a-68e and 46a-68f and with each regulation or relevant order issued by said commission pursuant to Conn. Gen. Stat. §§ 46a-56,46a-68e and 46a-68f; (5) the contractor agrees to provide the commission of Page 105 of 114 human rights and opportunities -with such information requested by the commission, and permit access to pertinent books, records and accounts, concerning the employment practices and procedures of the contractor as relate to the provisions of this section and Conn. Gen. Stat. § 46a-56. If the contract is a public works contract, the contractor agrees and warrants that he will make good faith efforts to employ minority business enterprises as subcontractor's and suppliers of materials on such public works project.
(b) For the purposes of this section, "minority business enterprise" means any small contractor or supplier of materials fifty-one per cent or more of capital stock, if any, or assets of which is owned by a person or persons: (1) Who are active in the daily affairs of the enterprise, (2) who have the power to direct the management and policies of the enterprise and (3) who are members of a minority, as such term is defined in subsection (a) of Conn. Gen. Stat. § 32-9n; and "good faith" means that degree of diligence which a reasonable person would exercise in the performance of legal duties and obligations. "Good faith efforts" shall include, but not be limited to, those reasonable initial efforts necessary to comply with statutory or regulatory requirements and additional or substituted efforts when it is determined that such initial efforts will not be sufficient to comply with such requirements.
(c) Determinations of the contractor's good faith efforts shall include but shall not be limited to the following factors: The contractor's employment and subcontracting policies, patterns and practices; affirmative action advertising; recruitment and training; technical assistance activities and such other reasonable activities or efforts as the commission may prescribe that are designed to ensure the participation of minority business enterprises in public works projects.
(d) The contractor shall develop and maintain adequate documentation, in a manner prescribed by the commission, of its good faith efforts.
(e) Contractor shall include the provisions of subsection (a) of this section in every subcontract or purchase order entered into in order to fulfill any obligation of a contract with the state and such provision shall be binding on a subcontractor, vendor or manufacturer unless exempted by regulations or orders of the commission. The contractor shall take such action with respect to any such subcontract or purchase order as the commission may direct as a means of enforcing such provisions including sanctions for noncompliance in accordance with Conn. Gen. Stat. § 46a-56; provided, if such contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the commission, the contractor may request the state of Connecticut to enter into such litigation or negotiation prior thereto to protect the interests of the state and the state may so enter.

8. Americans with Disabilities Act of 1990 This clause applies to those contractors which are or will come tobe responsible for compliance with the terms of the Americans with Disabilities Act of 1990 (42 USCS §§ 12101-12189 and §§12201-12213) (Supp. 1993); 47 USCS §§225, 611 (Supp. 1993). During the term of the contract, the contractor represents that it is familiar with the terms of this Act and that it is in compliance with the law. The contractor warrants that it will hold the state harmless from any liability which maybe imposed upon the state as a result of any failure of the contractor to be in compliance with this Act. As applicable, the contractor agrees to abide by provisions of Sec. 504 of the federal Rehabilitation Act of 1973, as amended, 29 U.S.G § 794 (Supp. 1993), regarding access to programs and facilities by people with disabilities.

9. Utilization of Minority Business Enterprises It is the policy of the state that minority business enterprises should have the maximum opportunity to participate in the performance of government contracts. The contractor agrees to use best efforts consistent with 45 CF.PL 74.160 et seq. (1992) and paragraph 9 of Appendix G thereto for the administration of programs or activities using HHS funds; and §§ 13a-95a, 4a-60, to 4a-62, 4b-95(b), and 32-9e of the Conn. Gen. Stat. to carry out this policy in the award of any subcontracts.

10. Priority Hiring Subject to the contractor's exclusive right to determine the qualifications for all employment positions, the contractor shall use its best efforts to ensure that it gives priority to hiring welfare recipients who are subject to time limited welfare and must find employment. The contractor and the Department will work cooperatively to determine the number and types of positions to which this paragraph shall apply. The Department of Social Services regional office staff or staff of Department of Social Service contractors will undertake to counsel and screen an adequate number of appropriate candidates for positions targeted by the contractor as suitable for individuals in the time limited welfare program. The success of the contractor's efforts will be considered when awarding and evaluating contracts.

11. Non-smoking If the contractor is an employer subject to the provisions of § 31-40q of the Conn. Gen. Stat., the contractor agrees to provide upon request the Department with a copy of its written rules concerning smoking. Evidence of compliance with the provisions of section 31-40q of the Conn. Gen. Stat. must be received prior to contract approval by the Department.

12. Government Function; Freedom of Information (NEW) If the amount of this contract exceeds two million five hundred thousand dollars ($2,500,000), and the contract is for the performance of a governmental function, as that term is defined in Conn. Gen. Stat. Sec. 1-200(11), as amended by Pubic Act 01-169, the Department is entitled to receive a copy of the records and files related to the contractor's performance of the governmental function, and maybe disclosed by the Department pursuant to the Freedom of Information Act.

13. HIPAA Requirements(NEW, revised effective 4/20/05)

NOTE: Numbering in this Section may not be consistent with the remainder cf this contract: as much of it is presented verbatim from the federal source.

(a.) If the Contactor is a Business Associate under HIPAA, the Contractor must comply with all terms and conditions of this Section of the Contract. If the Contractor is not a Business Associate under HIPAA, this Section of the Contract does not apply to the Contractor for this Contract.
(b.) The Contractor is required to safeguard the use, publication and disclosure of information on all applicants for, and all clients who receive, services under the contract in accordance "with all applicable federal and state law regarding confidentiality, which includes but is not limited to the requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), more specifically with the Privacy and Security Rules at 45 C.F.R. Part 160 and Part 164, subparts A, C, and E; and
(c.) The State of Connecticut Department named on page 1 of this Contract (hereinafter "Department") is a "covered entity" as that term is defined in 45 C.F.R. § 160.103; and
(d.) The Contractor, on behalf of the Department, performs functions that involve the use or disclosure of "individually identifiable health information," as that term is defined in 45 C.F.R § 160.103; and
(e.) The Contractor is a "business associate" of the Department, as that term is defined in 45 CF.R § 160.103;^
(f.) The Contractor and the Department agree to the following in order to secure compliance with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), more specifically with the Privacy and Security Rules at 45 CF.R Part 160 and Part 164, subparts A, C, and E:

I. DEFINITIONS

A. Business Associate. "Business Associate" shall mean the Contractor.
B. Covered Entity. "Covered Entity" shall mean the Department of the State of Connecticut named on page 1 of this Contract.
C. Designated Record Set. "Designated Record Set" shall have the same meaning as the term "designated record set" in 45 CF.R § 164.501.
D. Individual. "Individual" shall have the same meaning as the term "individual"' in 45 C.F.R. § 160.103 and shall include a person who qualifies as a personal representative as defined in 45 CF.R § 164.502(g).^
E. Privacy Rule. "Privacy Rule" shall mean the Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R. part 160 and parts 164, subparts A and E.
F. Protected Health Information. "Protected Health Information" or "PHI" shall have the same meaning as the term "protected health information" in 45 CF.R § 160.103, limited to information created or received by the Business Associate from or on behalf of the Covered Entity.
G. Required by Law. "Required by Law"' shall have the same meaning as the term "required bylaw" in 45 C.F.R § 164.103.
H. Secretary. "Secretary" shall mean the Secretary of the Department of Health and Human Services or his designee.
I. More Stringent "More stringent" shall have the same meaning as the term "more stringent" in 45 C.F.R. § 160.202.

J. Section of Contract  "This Section of the Contract" refers to the HIPAA Provisions stated herein, in their entirety.
K. Security Incident "Security Incident" shall have the same meaning as the term "security incident" i; 45 CF.R. § 164.304.
L. Security Rule. "Security Rule" shall mean the Security Standards for the Protection of Electronic Protected Health Information at 45 C.F.R. part 160 and parts 164, subpart A and C.

II OBLIGATIONS AND ACTIVITIES OF BUSINESS ASSOCIATES

A. Business Associate agrees not to use or disclose PHI other than as permitted or required by this Section of the Contract or as Required by Law.
B. Business Associate agrees to use appropriate safeguards to prevent use or disclosure of PHI other than as provided for in this Section of the Contract.
Bl. (NEW) Business Associate agrees to use administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of electronic protected health information that it creates, receives, maintains, or transmits on behalf of the Covered Entity.
C. Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to the Business Associate of a use or disclosure of PHI by Business Associate in-violation of this Section of the Contract.
D. Business Associate agrees to report to Covered Entity any use or disclosure of PHI not provided for by this Section of the Contract or any security incident of which it becomes aware.
E. Business Associate agrees to insure that any agent, including a subcontractor, to whom it provides PHI received from, or created or received by Business Associate, on behalf of the Covered Entity, agrees to the same restrictions and conditions that apply through this Section of the Contract to Business Associate with respect to such information.
F. Business Associate agrees to provide access, at the request of the Covered Entity, and in the time and manner agreed to by the parties, to PHI in a Designated Record Set, to Covered Entity or, as directed by Covered Entity, to an Individual in order to meet the requirements under 45 CF.R. § 164.524.
G. Business Associate agrees to make any amendments to PHI in a Designated Record Set that the Covered Entity directs or agrees to pursuant to 45 CF.R. § 164.526 at the request of the Covered Entity, and in the time and manner agreed to by the parties.
H. Business Associate agrees to make internal practices, books, and records, including policies and procedures and PHI, relating to the use and disclosure of PHI received from, or created or received by, Business Associate on behalf of Covered Entity, available to Covered Entity or to the Secretary in a time and manner agreed to by the parties or designated by the Secretary, for purposes of the Secretary determining Covered Entity's compliance with the Privacy Rule.
I. Business Associate agrees to document such disclosures of PHI and information related to such disclosures as would be required for Covered Entity to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 CF.R. § 164.528.
J. Business Associate agrees to provide to Covered Entity, in a time and manner agreed to by the parties, information collected in accordance with paragraph I of this Section of the Contract, to permit Covered Entity to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 CF.R § 164.528.
K. Business Associate agrees to comply with any state law that is more stringent than the Privacy Rule.

Ill PERMITTED USES AND DISCLOSURE BY BUSINESS ASSOCIATE

A. General Use and Disclosure Provisions Except as otherwise limited in this Section of the Contract, Business Associate may use or disclose PHI to perform functions, activities, or services for, or on behalf of. Covered Entity as specified in this Contract, provided that such use or disclosure would not violate the Privacy Rule if done by Covered Entity or the minimum necessary policies and procedures of the Covered Entity.

B. Specific Use and Disclosure Provisions

1. Except as otherwise limited in this Section of the Contract, Business Associate may use PHI for the proper management and administration of Business Associate or to carry out the legal responsibilities of Business Associate.

2. Except as otherwise limited in this Section of the Contract, Business Associate may disclose PHI for the proper management and administration of Business Associate, provided that disclosures are Required by Law, or Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as Required by Law or for the purpose for which it was disclosed to the person, and the person notifies Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.
3. Except as otherwise limited in this Section of the Contract, Business Associate may use PHI to provide Data Aggregation services to Covered Entity as permitted by 45 CF.R. § 164.504(e)(2)(i)(B).

IV OBLIGATIONS OF COVERED ENTITY

A. Covered Entity shall notify Business Associate of any limitations in its notice of privacy practices of Covered Entity, in accordance with 45 CF.R. 164.520, or to the extent that such limitation may affect Business Associate's use or disclosure of PHI.
B. Covered Entity shall notify Business Associate of any changes in, or revocation of, permission by Individual to use or disclose PHI, to die extent that such changes may affect Business Associate's use or disclosure of PHI.
C. Covered Entity shall notify Business Associate of any restriction to the use or disclosure of PHI that Covered Entity has agreed to in accordance with 45 CF.R § 164.522, to the extent that such restriction may affect Business Associate's use or disclosure of PHI.

V.  PERMISSABLE REQUESTS BY COVERED ENTITY

Covered Entity shall not request Business Associate to use or disclose PHI in any manner that would not be permissible under the Privacy Rule if done by the Covered Entity, except that Business Associate may use and disclose PHI for data aggregation, and management and administrative activities of Business Associate, as permitted under this Section of the Contract.

VI TERM AND TERMINATION

A- Term The Term of this Section of the Contract shall be effective as of the date the Contract is effective and shall terminate when all of the PHI provided by Covered Entity to Business Associate, or created or received by Business Associate on behalf of Covered Entity, is destroyed or returned to Covered Entity, or, if it is infeasible to return or destroy PHI, protections are extended to such information, in accordance with the termination provisions in this Section.

B. Termination for Cause Upon Covered Entity's knowledge of a material breach by Business Associate, Covered Entity shall either:
1. Provide an opportunity for Business Associate to cure the breach or end the violation and terminate the Contract if Business Associate does not cure the breach or end the violation within the time specified by the Covered Entity, or
2. Immediately terminate the Contract if Business Associate has breached a material term of this Section of the Contract and cure is not possible; or
3. If neither termination nor cure is feasible. Covered Entity shall report the violation to the Secretary.

C. Effect of Termination

1. Except as provided in paragraph (2) of this subsection C, upon termination of this Contract, for any reason, Business Associate shall return or destroy all PHI received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity. This provision shall apply to PHI that is in the possession of subcontractors or agents of Business Associate, Business Associate shall retain no copies of the PHI.
2. In the event that Business Associate determines that returning or destroying the PHI is infeasible, Business Associate shall provide to Covered Entity notification of the conditions that make return or destruction infeasible. Upon documentation by Business Associate that return of destruction of PHI is infeasible, Business Associate shall extend the protections of this Section of the Contract to such PHI and limit further uses and disclosures of PHI to those purposes that make return or destruction infeasible, for as long as Business Associate maintains such PHI. Infeasibility of the return or destruction of PHI includes, but is not limited to, requirements under state or federal law that the Business Associate maintains or preserves the PHI or copies thereof.

A. Regulatory References A reference in this Section of the Contract to a section in the Privacy Rule means the section as in effect or as amended.
B. Amendment The Parties agree to take such action as in necessary to amend this Section of the Contract from time to time as is necessary for Covered Entity to comply with requirements of the Privacy Rule and the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191.
C. Survival The respective rights and obligations of Business Associate under Section VI, Subsection C of this Section of the Contract shall survive the termination of this Contract.
D. Effect on Contract Except as specifically required to implement the purposes of this Section of the Contract, all other terms of the contract shall remain in force and effect.
E. Construction This Section of the Contract shall be construed as broadly as necessary to implement and comply with the Privacy Standard. Any ambiguity in this Section of the Contract shall be resolved in favor of a meaning that complies, and is consistent with, the Privacy Standard.
F. Disclaimer Covered Entity makes no warranty or representation that compliance with this Section of the Contract will be adequate or satisfactory for Business Associate's own purposes. Covered Entity Shall not be liable to Business Associate for any claim, loss or damage related to or arising from the unauthorized use or disclosure of PHI by Business Associate or any of its officers, directors, employees, contractors or agents, or any third party to whom Business Associate has disclosed PHI pursuant to paragraph II D of this Section of the Contract. Business Associate is solely responsible for all decisions made, and actions taken, by Business Associate regarding the safeguarding, use and disclosure of PHI within its possession, custody or control.
G. Indemnification The Business Associate shall indemnify and hold the Covered Entity harmless from and against all claims, liabilities, judgments, fines, assessments, penalties, awards, or other expenses, of any kind or nature whatsoever, including, without limitation, attorney's fees, expert witness fees, and costs of investigation, litigation or dispute resolution, relating to or arising out of any violation by the Business Associate and its agents, including subcontractors, of any obligation of Business Associate and its agents, including subcontractors, under this Section of the Contract.

D. MISCELLANEOUS PROVISIONS

1. Liaison Each party shall designate a liaison to facilitate a cooperative working relationship between the contractor and the Department in the performance and administration of this contract.

2. Choice of Law andChoice of Forum The contractor agrees to be bound by the law of the State of Connecticut and the federal government where applicable, and agrees that this contract shall be construed and interpreted in accordance with Connecticut law and federal law where applicable.

3. Subcontracts For purposes of this clause subcontractors shall be defined as providers of direct human services. Vendors of support services, not otherwise known as human service providers or educators, shall not be considered subcontractors, e.g. lawn care, unless such activity is considered part of a training, vocational or educational program. The subcontractor's identity, services to be rendered and costs shall be detailed in PART II of this contract. Notwithstanding the execution of this contract prior to a specific subcontractor being identified or specific costs being set, no subcontractor may be used or expense under this contract incurred prior to identification of the subcontractor or inclusion of a detailed budget statement as to subcontractor expense, unless expressly provided in PART II of this contract. Identification of a subcontractor or budget costs for such subcontractor shall be deemed to be a technical amendment if consistent with the description of each contained in PART II of this contract. No subcontractor shall acquire any direct right of payment from the Department by virtue of the provisions of this paragraph or any other paragraph of this contract. The use of subcontractors, as defined in this clause, shall not relieve the contractor of any responsibility or liability under this contract. The contractor shall make available copies of all subcontracts to the Department upon request.

4. Mergers and Acquisitions (NEW)
(a) Contracts in whole or in part are not transferable or assignable -without the prior -written agreement of the Department.
(b) At least ninety (90) days prior to the effective date of any fundamental changes in corporate status, including merger, acquisition, transfer of assets, and any change in fiduciary responsibility, the contractor shall provide the Department with written notice of such changes.
(c) The Contractor shall comply with requests for documentation deemed necessary by the Department to determine whether the Department will provide prior written agreement as required by Section III.D.33 (a) above. The Department shall notify the Contractor of such determination not later than forty-five (45) business days from the date the Department receives such requested documentation.

5. Equipment (NEW) In the event this contract is terminated or not renewed, the Department reserves the right to recoup any equipment, deposits or down payments made or purchased with start-up funds or other funds specifically designated for such purpose under this contract. For purposes of this provision, equipment means tangible personal property with a normal useful life of at least one year and a value of at least $2,500. Equipment shall be considered purchased from Contractor funds and not from Department funds if the equipment is purchased for a program that has other sources of income equal to or greater than the equipment purchase price.

6. Independent Capacity of Contractor (NEW) The contractor, its officers, employees, subcontractors, or any other agent of the contractor in the performance of this contract will act in an independent capacity and not as officers or employees of the state of Connecticut or of the Department.

7. Settlement of Disputes and Claims Commission (NEW)
(a) Any dispute concerning the interpretation or application of this contract shall be decided by the commissioner of the Department or his/her designee whose decision shall be final subject to any rights the contractor may have pursuant to state law. In appealing a dispute to the commissioner pursuant to this provision, the contractor shall be afforded an opportunity to be heard and to offer evidence in support of its appeal. Pending final resolution of a dispute, the contractor and the Department shall proceed diligently with the performance of the contract.
(b) Claims Commission. The Contractor agrees that the sole and exclusive means for the presentation of any claim against the State arising from this contract shall be in accordance with Chapter 53 of the Connecticut General Statutes (Claims Against the State) and the Contractor further agrees not to initiate legal proceedings except as authorized by that Chapter in any State or Federal Court in addition to or in lieu of said Chapter 53 proceedings.

E. REVISIONS, REDUCTION, DEFAULT AND CANCELLATION

1. Contract Re-visions and Amendments
(a) A formal contract amendment, in writing, shall not be effective until executed by both parties to the contract, and, where applicable, the Attorney General. Such amendments shall be required for extensions to the final date of the contract period and to terms and conditions specifically stated in Part II of this contract, including but not limited to revisions to the maximum contract payment, to the unit cost of service, to the contract's objectives, services, or plan, to due dates for reports, to completion of objectives or services, and to any other contract revisions determined material by the Department.
(b) The contractor shall submit to the Department in writing any proposed revision to the contract and the Department shall notify the contractor of receipt of the proposed revision. Any proposal deemed material shall be executed pursuant to (a) of this section. The Department may accept any proposal as a technical amendment and notify the contractor in writing of the same. A technical amendment shall be effective on the date approved by the Department, unless expressly stated otherwise.
(c) No amendments maybe made to a lapsed contract.

2. Contract Reduction
(a) The Department reserves the right to reduce the contracted amount of compensation at any time in the event that: (1) the Governor or the Connecticut General Assembly rescinds, reallocates, or in anyway reduces the total amount budgeted for the operation of the Department during the fiscal year for -which such funds are withheld; or (2) federal funding reductions result in reallocation of funds within the Department.
(b) The contractor and the Department agree to negotiate on the implementation of the reduction within thirty (30) days of receipt of formal notification of intent to reduce the contracted amount of compensation from the Department. If agreement on the implementation of the reduction is not reached within 30 calendar days of such formal notification and a contract amendment has not been executed, the Department may terminate the contract sixty (60) days from receipt of such formal notification. The Department will formally notify the contractor of the termination date.

3. Default by the Contractor
(a) If the contractor defaults as to, or otherwise fails to comply with, any of the conditions of this contract the Department may; (1) withhold payments until the default is resolved to the satisfaction of the Department; (2) temporarily or permanently discontinue services under the contract; (3) require that unexpended funds be returned to the Department; (4) assign appropriate state personnel to execute the contract until such time as the contractual defaults have been corrected to the satisfaction of the Department; (5) require that contract funding be used to enter into a sub-contract arrangement with a person or persons designated by the Department in order to bring the program into contractual compliance; (6) terminate this contract; (7) take such other actions of any nature whatsoever as maybe deemed appropriate for the best interests of the state or the program(s) provided under this contract or both; (8) any combination of the above actions.
(b) In addition to the rights and remedies granted to the Department by this contract, the Department shall have all other rights and remedies granted to it by law in the event of breach of or default by the contractor under the terms of this contract.
(c) Prior to invoking any of the remedies for default specified in this paragraph except when the Department deems the health or welfare of service recipients is endangered as specified in clause 8 of this agreement or has not met requirements as specified in clause 27, the Department shall notify the contractor in writing of the specific facts and circumstances constituting default or failure to comply with the conditions of this contract and proposed remedies. Within five (5) business days of receipt of this notice, the contractor shall correct any contractual defaults specified in the notice and submit written documentation of correction to the satisfaction of the Department or request in writing a meeting with the commissioner of the Department or his/her designee. Any such meeting shall be held within five (5) business days of the written request. At the meeting, the contractor shall be given an opportunity to respond to the Department's notice of default and to present a plan of correction with applicable time frames. Within five (5) business days of such meeting, the commissioner of the Department shall notify the contractor m writing of his/her response to the information provided including acceptance of the plan of correction and, if the commissioner finds continued contractual default for which a satisfactory plan of corrective action has not been presented, the specific remedy for default the Department intends to invoke. This action of the commissioner shall be considered final
(d) If at any step in this process the contractor fails to comply with the procedure and, as applicable, the agreed upon plan of correction, the Department may proceed with default remedies.

4. Non-enforcement not to constitute waiver The failure of either party to insist upon strict performance of any terms or conditions of this agreement shall not be deemed a waiver of the term or condition or any remedy that each party has with respect to that term or condition nor shall it preclude a subsequent default by reason of the failure to perform.

5. Cancellation and Recoupment
(a) This agreement shall remain in full force and effect for the entire term of the contract period specified in Section LA, above, unless either party provides written notice ninety (90) days or more from the date of termination, except that no cancellation by the contractor may be effective for failure to provide services for the agreed price or rate and cancellation by the Department shall not be effective against services already rendered, so long as the services were rendered in compliance with the contract during the term of the contract.
(b) In the event the health or welfare of the service recipients is endangered, the Department may cancel the contract and take any immediate action without notice it deems appropriate to protect the health and welfare of service recipients. The Department shall notify the contractor of the specific reasons for taking such action in writing within five (5) business days of cancellation. "Within five (5) business days of receipt of this notice, the contractor may request in writing a meeting with the commissioner of the Department or his/her designee. Any such meeting shall be held within five (5) business days of the written request. At the meeting, the contractor shall be given an opportunity to present information on why the Department's actions should be reversed or modified. Within five (5) business days of such meeting, the commissioner of the Department shall notify the contractor in writing of his/her decision upholding, reversing or modifying the action of the Department. This action of the commissioner shall be considered final.
(c) The Department reserves the right to cancel the contract without prior notice when the funding for the contract is no longer available.
(d) The Department reserves the right to recoup any deposits, prior payment, advance payment or down payment made if the contract is terminated by either party. Allowable costs incurred to date of termination for operation or transition of program(s) under this contract shall not be subject to recoupment. The contractor agrees to return to the Department any funds not expended in accordance with the terms and conditions of the contract and, if the contractor fails to do so upon demand, the Department may recoup said funds from any future payments owing under this contract or any other contract between the state and the contractor.

6. Transition after Termination or Expiration of Contract In the event that this contract is terminated for any reason except where the health and welfare of service recipients is endangered or if the Department does not offer the contractor a new contract for the same or similar service at the contract's expiration, the contractor will assist in the orderly transfer of clients served under this contract as required by the Department and will assist in the orderly cessation of operations under this contract. Prior to incurring expenses related to the orderly transfer or continuation of services to service recipients beyond the terms of the contract, the Department and the contractor agree to negotiate a termination amendment to the existing agreement to address current program components and expenses, anticipated expenses necessary for the orderly transfer of service recipients and changes to the current program to address service recipient needs. The contractual agreement may be amended as necessary- to assure transition requirements are met during the term of this contract. If the transition cannot be concluded during this term, the Department and the contractor may negotiate an amendment to extend die term of the current contract until the transition may be concluded.

7. Program Cancellation Where applicable, the cancellation or termination of any individual program or services under this contract will not, in and of itself, in anyway affect the status of any other program or service in effect under this contract.

[ ] Original Contract
[ ] Amendment # __ (For Internal Use Only)

ACCEPTANCES AND APPROVALS

The Contractor herein IS or IS NOT a Business Associate under HIPAA:
(circle one)

By the Contractor:

WellCare of Connecticut, Inc.
/s/ Todd S. Farha Signature (authorized Official)	4/25/06 Date
Todd S. Farha Typed Name of Authorized Official	President & CEO Title
Document necessary to demonstrate the authorization to sign must be attached
By the Department:
Department of Social Services Department Name
/s/ Michael P. Starkowski Signature (Authorized Official)	5/1/06 Date
Michael P. Starkowski Michael P. Starkowski	Deputy Commissioner
By the Office of the Attorney General: (approved as to form & legal sufficiency)
Assistant / Associate Attorney General	4/25/06 Date
(Print name)

____ If checked, this contract used a template for Part I which was reviewed and approved by the Office of the Attorney General (OAG) and is listed in the Waiver from AOG review in the Memorandum of Agreement currently in effect with the Department

STATE OF CONNECTICUT DEPARTMENT OF SOCIAL SERVICES

Authorization of Signature Document

I, Thaddeus Bereday, Senior Vice President, General Counsel and Secretary of WellCare of Connecticut, Inc. (f/k/a/ FirstChoice Health Plans of Connecticut, Inc.), a corporation organized under the laws of the State of Connecticut, hereby certifies that the following is a full and true copy of a resolution adopted at a meeting of the Board of Directors of said company, duly held on the 30th day of March, 2005:

"RESOLVED that Todd S. Farha, President and Chief Executive Officer is hereby authorized to make, execute and approve on behalf of this company, any and all contracts and amendments and to execute and approve on behalf of this company, other instruments, a part of or incident to such contracts and amendments effective until otherwise ordered by the Board of Directors".

Also, I do further certify that the above resolution has not been in anyway altered, amended or repealed, and is now in full force and effect. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said company this 26th day of April, 2006.

/s/ Thaddeus Bereday	4/26/06
Authorized Signature, Title	Date

(Seal or L.S.)

GIFT AFFIDAVIT
(CONTRACT - NO PREVIOUS BID OR PROPOSAL)

Gift affidavit to accompany state procurements with a value of $50,000 or more in a calendar year or fiscal year and licensing arrangements with a cost to the State greater than $50,000 in a calendar year, pursuant Conn. Stat. §4-250 and 251, Governor M. Jodi Rell’s Executive Order No. 7B, para. 10.

Contractor: WELLCARE of CONNECTICUT, Inc.	Amount:
Contract #: 093-HUS-WCC-2	Period: 07/01/05 - 06/30/07

I Todd S. Farha, of WellCare of Connecticut, Inc., hereby swear that during the two-year period preceding the date this contract was executed that neither myself nor any principals or key personnel of the contracting firm or corporation who participated directly, extensively and substantially in the negotiation of this contract, nor any agent of the above, gave a gift as defined in Conn. Gen. Stat. §1-79(e), including a life event gift as defined in Conn. Gen. Stat. § 1-79(e) (12), to (1) any public official or state employee of the state agency or quasi-public agency who executed or participated directly, extensively, and substantially in the negotiation or award of the contract or (2) to any public official or state employee who has supervisory or appointing authority over the state agency or quasi-public agency executing this contract, except the gifts listed below:

Benefactor	Recipient	Description of Gift	Value	Date

Further, neither I nor any principals or key personnel of the contracting firm or corporation who participated directly, extensively and substantially in the negotiation or award of this contract know of any action to circumvent this gift affidavit.

Sworn as true to the best of my knowledge and belief subject to the penalties of false statement.

/s/ Todd S. Farha Signature	4/26/06 Date
Sworn and subscribed before me in this 26th day of April , 2006 /s/ Rebecca Neal Commissioner of the Superior Court Notary Commission Expires 6/19/07